As filed with the Securities and Exchange Commission on July 10, 1995

                                                 Registration No. 33-59203



                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                             Amendment No. 2

                                  to
                                FORM S-4

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                   Century Telephone Enterprises, Inc.
        (Exact name of Registrant as specified in its charter)


              Louisiana                      4813                       72-0651161
           (State or other         (Primary Standard Industrial       (I.R.S. Employer
   jurisdiction of incorporation    Classification Code Number)     Identification Number)
          or organization)

                       100 Century Park Drive
                       Monroe, Louisiana 71203
                            (318) 388-9500
         (Address, including zip code, and telephone number,
   including area code, of Registrant's principal executive offices)




                                                   HARVEY P. PERRY, ESQ.
            Copy to:                     Senior Vice President, General Counsel                Copy to:
      KENNETH J. NAJDER, ESQ.                         and Secretary                    JAMES T. THOMAS, IV, ESQ.
     Jones, Walker, Waechter,               Century Telephone Enterprises, Inc.        Brunini, Grantham, Grower
Poitevent, Carrere & Denegre, L.L.P.              100 Century Park Drive                     & Hewes, PLLC
 201 St. Charles Avenue, 51st Floor              Monroe, Louisiana  71203               1400 Trustmark Building
 New Orleans, Louisiana 70170-5100                    (318) 388-9500                    248 East Capitol Street
         (504) 582-8000                                                               Jackson, Mississippi  39201
                                                                                            (601) 948-3101

                  (Name, address, including zip code, and telephone number,
                          including area code, of agent for service)





         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             Upon the effective date of the merger described in this
                           Registration Statement.



           If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]



           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


                       CENTURY TELEPHONE ENTERPRISES, INC.

                             Cross Reference Sheet
                                    Between
      Items of Form S-4 and Location in Information Statement and Prospectus


                        Item in Form S-4                     Location in Prospectus
            1  Forepart of the Registration  State-
               ment and Outside Front Cover Page of
               Prospectus ..............................  Facing  Page; Cross Reference Sheet;
                                                          Outside Front Cover Page

            2  Inside Front and Outside Back Cover
               Pages of Prospectus .....................  Available Information; Incorporation
                                                          of  Certain  Documents by Reference;
                                                          Table of Contents

            3  Risk  Factors,  Ratio  of  Earnings
               to Fixed Charges and Other Information ..  Summary; Risk Factors

            4  Terms of the Transaction ................  Summary;  Risk  Factors;  The Merger
                                                          Proposal;   Comparative   Rights  of
                                                          Century  and   Mississippi-6  Share-
                                                          holders

            5  Pro Forma Financial Information .........  *

            6  Material Contracts with the Company
               Being Acquired ..........................  The Merger Proposal

            7  Additional Information Required for
               Reoffering   by  Persons  and  Parties
               Deemed to be Underwriters ...............  *

            8  Interests of Named Experts and Counsel ..  Legal Matters; Experts

            9  Disclosure  of  Commission Position
               on Indemnification for  Securities Act
               Liabilities .............................  *

           10  Information  with  Respect  to  S-3
               Registrants .............................  Available Information; Incorporation
                                                          of  Certain  Documents by Reference;
                                                          Summary;  Risk  Factors; Information
                                                          About Century; Comparative Rights of
                                                          Century and   Mississippi-6   Share-
                                                          holders

           11  Incorporation  of  Certain Informa-
               tion by Reference .......................  Incorporation  of  Certain Documents
                                                          by Reference

           12  Information  with Respect to S-2 or
               S-3 Registrants .........................  *

           13  Incorporation  of  Certain Informa-
               tion by Reference .......................  *

           14  Information with Respect to Registrants
               Other Than S-2 or S-3 Registrants .......  *

           15  Information with Respect to S-3
               Companies ...............................  *

           16  Information  with Respect to S-2 or S-3
               Companies ...............................  *

           17  Information with Respect to Companies
               Other Than S-3 or S-2 Companies .........  Summary;      Information      About
                                                          Mississippi-6;         Mississippi-6
                                                          Management's Discussion and Analysis
                                                          of  Financial  Condition and Results
                                                          of Operations; Comparative Rights of
                                                          Century       and      Mississippi-6
                                                          Shareholders;  Index   to  Financial
                                                          Statements

           18  Information if Proxies, Consents or
               Authorizations are to be Solicited ......  *

           19  Information if Proxies, Consents or
               Authorizations are not to be Solicited
               in an Exchange Offer ....................  Outside  Front  Cover Page; Summary;
                                                          The   Special  Meeting;  The  Merger
                                                          Proposal;      Information     About
                                                          Mississippi-6


          _____________________________

          *Not applicable.


                               MISSISSIPPI-6 CELLULAR CORPORATION
                                      1410 LIVINGSTON LANE
                                JACKSON, MISSISSIPPI  39213-8003


                           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         TO THE SHAREHOLDERS:

             Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Mississippi-6 Cellular Corporation ("Mississippi-6") will be held on August 8, 1995 at 9:30 a.m. local time at 1410 Livingston Lane, Jackson, Mississippi, for the following purposes:

             1. To consider and vote upon a proposal (the "Merger Proposal") to approve the Agreement and Plan of Merger dated as of April 18, 1995, as amended (the "Merger Agreement"), between, among others, Mississippi-6 and Century Telephone Enterprises, Inc. ("Century") (and the accompanying escrow agreement referred to below), pursuant to which, among other things, (i) a subsidiary of Century will be merged into Mississippi-6 (the "Merger") in a tax-free reorganization, (ii) each outstanding share of common stock of Mississippi-6 (the "Mississippi-6 Stock"), other than those held by shareholders who perfect dissenters' rights under Mississippi law, will be converted into 583.1740 shares of common stock of Century ("Century Stock") and (iii) each non-dissenting Mississippi-6 shareholder will agree to assume responsibility for certain post-closing liabilities, to hold his shares of Century Stock to safeguard the tax-free treatment of the Merger, to appoint David A. Bailey as his sole representative for certain purposes specified in the Merger Agreement and the escrow agreement to be entered into thereunder, and to relinquish certain rights under the current shareholders' agreement among the Mississippi-6 shareholders, in each case on the terms and conditions specified in the attached Information Statement and Prospectus.

             2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

             Only Mississippi-6 shareholders of record as of the close of business on June 13, 1995 are entitled to notice of and to vote at the Special Meeting.

             Subject to certain exceptions and limitations described in the attached Information Statement and Prospectus, certain shareholders of Mississippi-6 who own approximately 62% of the outstanding shares of Mississippi-6 Stock have agreed to vote all of their shares in favor of the Merger Proposal (which votes in and of themselves will be sufficient to approve the Merger Proposal).

             Mississippi-6's shareholders who object to the Merger Proposal have the right to dissent and have the "fair value" of their stock paid to them in cash. To perfect such rights, a Mississippi-6 shareholder must (i) prior to the Special Meeting deliver to Mississippi-6 a written notice stating an intent to demand payment for his shares if the Merger is effectuated, (ii) refrain from voting in favor of the Merger Proposal, and (iii) otherwise follow all of the procedures set forth in the Mississippi Business Corporation Act as more fully described in the attached Information Statement and Prospectus.

             The Board of Directors encourages your participation at the Special Meeting.

                                     By Order of the Board of Directors





                                      James T. Thomas, IV, Secretary

         Jackson, Mississippi
         July 11, 1995

                   CENTURY TELEPHONE ENTERPRISES, INC.
                               PROSPECTUS
                            _______________
                    MISSISSIPPI-6 CELLULAR CORPORATION
                          INFORMATION STATEMENT

                 FOR A SPECIAL MEETING OF SHAREHOLDERS OF
                    MISSISSIPPI-6 CELLULAR CORPORATION
                       TO BE HELD ON AUGUST 8, 1995

               Mississippi-6 Cellular Corporation ("Mississippi-6") is furnishing this Information Statement and Prospectus to its shareholders in connection with its Special Meeting of
         Shareholders to be held on August 8, 1995 (the "Special Meeting"). At this meeting, the shareholders of Mississippi-6 will consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of April 18, 1995, as amended, between, among others, Mississippi-6 and Century Telephone Enterprises, Inc. ("Century") (and an accompanying escrow agreement to be entered into thereunder), pursuant to which, among other things, (i) a subsidiary of Century will be merged into Mississippi-6 (the "Merger"), (ii) each outstanding share of common stock of Mississippi-6, other than those held by shareholders who perfect dissenters' rights under Mississippi law, will be converted into 583.1740 shares of common stock of Century ("Century Stock") and (iii) each non-dissenting Mississippi-6 shareholder will agree to assume certain responsibilities, acknowledge certain appointments, abide by certain covenants and relinquish certain rights. For further information, see "The Merger Proposal."

               Century  has  filed a registration statement on Form S-4
         (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, to register the shares of Century Stock issuable to the Mississippi-6 shareholders in connection with the Merger. This document constitutes an Information Statement of Mississippi-6 in connection with the Special Meeting and a Prospectus of Century with respect to the Century Stock to be issued upon consummation of the Merger. The information contained herein with respect to Century and its subsidiaries has been supplied by Century and the information with respect to Mississippi-6 has been supplied by Mississippi-6.

               Subject to certain exceptions, each outstanding share of Century Stock entitles the holder to one vote unless it has been beneficially owned by the same person or entity continuously since May 30, 1987, in which case it generally entitles the holder to ten votes per share until transfer. Accordingly, each share of Century Stock offered hereby will entitle the holder to one vote. Additionally, a preferred stock purchase right is attached to and trades with each share of Century Stock, including those issuable hereunder. Century Stock is traded on the New York Stock Exchange under the symbol CTL. Unless the context otherwise requires, all references to Century will include Century and its subsidiaries.

               This Information Statement and Prospectus is first being mailed to Mississippi-6 shareholders on or about July 11, 1995.

               For a discussion of certain factors that the Mississippi-6 shareholders should consider in evaluating Century and the transactions described herein, see "Risk Factors" on page 1 of this Information Statement and Prospectus.

                                ____________________

              NEITHER CENTURY  NOR  MISSISSIPPI-6  IS  ASKING YOU FOR A
         PROXY AND YOU
                   ARE  REQUESTED  NOT  TO  SEND  ONE  TO  CENTURY   OR
         MISSISSIPPI-6.

                                ____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS INFORMATION STATEMENT AND PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             _____________________

            The date of this Information Statement and Prospectus is July 11, 1995.

                             AVAILABLE INFORMATION

               Century is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Century with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at the following locations: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Century Stock is listed on the New York Stock Exchange and its reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               In  addition  to  the  information  contained  in   this
         Information Statement and Prospectus, further information regarding Century and the Century Stock offered hereby is contained in the Registration Statement and the exhibits thereto, which may be inspected and copied at the Commission's principal office in Washington, D.C. at the address and in the manner indicated above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               This Information Statement and Prospectus incorporates by reference documents that are not presented herein or delivered herewith. These documents are available upon request from Harvey P. Perry, Century Telephone Enterprises, Inc., 100 Century Park Drive, Monroe, Louisiana 71203, telephone: (318) 388-9500. In order to insure timely delivery of these documents, any request should be received by August 1, 1995.

               The following documents, which Century has filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

            (a)Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            (b)Century's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

            (c)The description of Century Stock set forth in Century's registration statement filed under the Exchange Act (File No. 1-7784), as modified by Century's Current Report on Form 8-K dated June 12, 1991.

               All reports filed by Century with the Commission pursuant to Sections 13(a), 13(c) or 14 of the Exchange Act subsequent to the date of this Information Statement and Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be made a part hereof from their respective dates of filing. Information appearing herein or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in the documents incorporated herein by reference and should be read together therewith. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement and Prospectus.

                               _____________________

               No person is authorized to give any information or to make any representation not contained in this Information Statement and Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Information Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer. Neither the delivery of this Information Statement and Prospectus nor any distribution of the Century Stock offered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Century or Mississippi-6 since the date hereof.

                               TABLE OF CONTENTS

         Description                                               Page

         COVER PAGE................................................  i

         AVAILABLE INFORMATION..................................... ii

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........... ii

         SUMMARY...................................................  v

         RISK FACTORS..............................................  1
              Considerations Relating to the Merger................  1
              Considerations Relating to Century Stock.............  1

         THE SPECIAL MEETING.......................................  2
              Purpose of Special Meeting...........................  2
              Record Date and Quorum...............................  3
              Vote Required........................................  3

         THE MERGER PROPOSAL ......................................  3
              General Description of the Merger....................  4
              Effective Time of Merger.............................  4
              Background of the Merger.............................  4
              Reasons for the Merger and Recommendation............  7
              Conversion of Mississippi-6 Stock....................  7
              Post-Closing Liabilities; Escrow Agreement...........  8
              Shareholders' Representative......................... 11
              Agreement of Shareholders to Hold Century Stock...... 12
              Termination of Shareholders' Agreement............... 13
              Certain Federal Income Tax Consequences.............. 13
              Procedures For Receiving Merger Consideration........ 14
              Other Terms of the Merger Agreement.................. 15
              Termination and Amendment of Certain Agreements...... 18
              Accounting Treatment................................. 18
              Operations After the Merger.......................... 18
              Resales of Century Stock............................. 18
              Dissenting Shareholders' Rights...................... 19

         INFORMATION ABOUT MISSISSIPPI-6........................... 20
              Description of the Business.......................... 20
              Security Ownership of Certain Beneficial  Owners and
                  Management....................................... 23
              Dividends  on  and  Market  Prices  of Mississippi-6
                  Stock............................................ 24
         MISSISSIPPI-6  MANAGEMENT'S  DISCUSSION AND  ANALYSIS  OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS........ 24
              Background........................................... 24
         Year  Ended  December  31, 1994 Compared  to  Year  Ended
              December 31, 1993.................................... 24
         Three  Months Ended March  31,  1995  Compared  to  Three
              Months Ended March 31, 1994.......................... 26
              Other Matters........................................ 27

         INFORMATION ABOUT CENTURY................................. 27
              General.............................................. 27
              Price Range of Stock................................. 28
              Selected Consolidated Operating and Financial Data... 28

         COMPARATIVE   RIGHTS   OF   CENTURY   AND   MISSISSIPPI-6
              SHAREHOLDERS......................................... 30
              Voting Rights of Common Stock........................ 30
              Preferred Stock...................................... 31
              Preferred Stock Purchase Rights...................... 31
              Dividends, Redemptions and Stock Repurchases......... 32
              Approval of Extraordinary Transactions............... 33
              Liability of Directors and Officers.................. 33
              Dissenters' Rights................................... 34
              Inspection Rights.................................... 34
              Transfer Restrictions................................ 35
              Laws  and  Organizational  Document Provisions  with
                  Possible Antitakeover Effects.................... 35
              Bylaws............................................... 38
              Vacancies............................................ 39

         LEGAL MATTERS............................................. 39

         EXPERTS................................................... 39

         INDEX TO MISSISSIPPI-6 FINANCIAL STATEMENTS............... F-1

         APPENDIX A - Agreement and Plan of Merger, As Amended..... A-1

         APPENDIX B - List of Mississippi-6 Shareholders as of the
         Record Date............................................... B-1

         APPENDIX C - Form of Escrow Agreement..................... C-1

         APPENDIX D  -  Article  13  of  the  Mississippi Business
         Corporation Act - Dissenters' Rights...................... D-1

                                   SUMMARY



               The following summary is qualified in its entirety by reference to the Merger Agreement and the accompanying Escrow Agreement described below, each of which appear as appendices to this Information Statement and Prospectus (the "Information Statement"), and by the more detailed information and financial statements appearing elsewhere herein and in the documents incorporated herein by reference.

         The Special Meeting

               General. A Special Meeting of Mississippi-6's shareholders will be held on August 8, 1995 at the time and place specified in the accompanying Notice (the "Special Meeting"). Only holders of record of common stock of Mississippi-6 ("Mississippi-6 Stock") at the close of business on June 13, 1995 (the "Record Date") are entitled to notice of and to vote at the Special Meeting.

               Purpose of Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal (the "Merger Proposal") to approve an Agreement and Plan of Merger dated as of April 18, 1995, as amended (the "Merger Agreement"), by and among Century, Mississippi 6 Acquisition Corporation, a wholly-owned subsidiary of Century ("Sub"), Mississippi-6, and certain shareholders of Mississippi-6 who own of record approximately 62% of the outstanding Mississippi-6 Stock (the "Principal Shareholders"), along with an accompanying escrow agreement to be entered into thereunder (the "Escrow Agreement"). The Merger Agreement provides, among other things, that (i) Sub will merge into Mississippi-6 (the "Merger") in a tax-free reorganization, (ii) each outstanding share of Mississippi-6 Stock (other than those held by shareholders who perfect dissenters' rights under Mississippi law) will be converted into 583.1740 shares of Century Stock and (iii) each non-dissenting Mississippi-6 shareholder will agree to assume responsibility for certain post-closing liabilities, to hold his shares of Century Stock to safeguard the tax-free treatment of the Merger, to appoint David A. Bailey (the "Shareholders' Representative") as his sole representative for certain purposes specified in the Merger Agreement and Escrow Agreement, and to relinquish certain rights under the current shareholders' agreement among the Mississippi-6 shareholders, in each case on the terms and conditions specified herein. See "The Special Meeting - Purpose of Special Meeting" and "The Merger Proposal."

               Vote Required.  Approval of the Merger Proposal requires
         the affirmative vote of the holders of a majority of the total voting power of the Mississippi-6 Stock. Pursuant to the Merger Agreement, the Principal Shareholders, who as of the Record Date owned of record shares of Mississippi-6 Stock entitling them to cast approximately 62% of Mississippi-6's total voting power (which votes are in and of themselves sufficient to approve the Merger Proposal without the vote of any other Mississippi-6 shareholder), have agreed to vote all their shares of Mississippi-6 Stock in favor of the Merger Proposal, unless (i) between April 18, 1995 and the date of the Special Meeting there has been a material adverse change in Century, which is defined in the Merger Agreement to exclude, among other things, decreases in the trading price of Century Stock that do not relate to events or conditions affecting Century, or (ii) the Merger Agreement has been terminated in accordance with its terms. Based on concerns described elsewhere herein, William M. Mounger, II, the President and a director of Mississippi-6, voted against ratification of a preliminary agreement with Century at a March 28, 1995 meeting of the Board of Directors of Mississippi-6, and has advised that he intends to vote against the Merger Proposal at the Special Meeting but does not intend to exercise dissenters' rights under Mississippi law. See
         "The Merger Proposal - Background of the Merger." For additional information (including information on the number of shares beneficially owned by the directors, executive officers and certain principal shareholders of Mississippi-6), see "The Special Meeting - Vote Required."

         The Merger Proposal

               Effective Time of Merger. The Merger will become effective when the parties file with the Secretary of State of Mississippi a certificate of merger (such date and time of filing being hereinafter referred to as the "Effective Date" and the "Effective Time"). The parties intend to schedule a closing (the "Closing") to consummate the Merger immediately after the Special Meeting and to file the certificate of merger on the same date. See "The Merger Proposal - Effective Time of Merger."

               Background of the Merger. The Merger Agreement and the transactions contemplated thereunder were approved on April 14, 1995 by the Board of Directors of Mississippi-6 following the solicitation of acquisition offers from Century and other prospective buyers by Mississippi-6's management. In connection with voting against ratification of a preliminary agreement with Century at a March 28, 1995 meeting of the Board of Directors of Mississippi-6, William M. Mounger, II reiterated the concerns that he had previously expressed in his March 13 letter to each shareholder. This letter set forth the following concerns and assertions:

                     .     that  management  had entered into the
                           preliminary agreement without the free
                           and open discussion of a Board meeting

                     .     that the Merger is  not  in  the  best
                           interests of the shareholders

                     .     that   the  consideration  offered  by
                           Century is inadequate

                     .     that Mississippi-6 could have obtained
                           substantially more favorable offers if
                           management   had   conducted   a  more
                           thorough sales process

         For a more complete discussion of the background of the Merger Proposal (including further information regarding the opposition to the Merger Proposal of Mr. Mounger), see "The Merger Proposal - Background of the Merger."

               Recommendation of the Board of Directors. For the reasons specified under "The Merger Proposal - Reasons for the Merger and Recommendation," the Board of Directors of Mississippi-6 recommends that the shareholders of Mississippi-6 vote in favor of the Merger Proposal.

               Conversion of Mississippi-6 Stock. At the Effective Time, each outstanding share of Mississippi-6 Stock (other than shares held by shareholders who perfect dissenters' rights under Mississippi law) will be converted into 583.1740 shares of Century Stock (the "Conversion Ratio"). In lieu of receiving fractional shares of Century Stock, holders of Mississippi-6 Stock will receive a cash payment (without interest), calculated as described elsewhere herein. The shares of Century Stock issuable in connection with the Merger and the cash payable in lieu of fractional shares is sometimes referred to herein as the "Merger Consideration."

               Under the Merger Agreement, each non-dissenting shareholder of Mississippi-6 as of the Effective Time (collectively, the "Shareholders") will be required to pay his pro rata share of any liabilities that may be asserted after the Effective Time in connection with (i) any indemnity claims made by Century or certain of its affiliates ("Century Indemnitees") pursuant to the Merger Agreement, (ii) any post-closing adjustment to the Conversion Ratio that reduces the Merger Consideration, (iii) costs associated with tax audits relating to taxable periods ending on or before the Effective Date, (iv) the incurrence of certain expenses by the Escrow Agent (as defined below) and (v) the incurrence of certain expenses by the Shareholders' Representative (collectively, "Post-Closing Liabilities"). At the Closing, 29,159 shares of Century Stock, which represents 5% of the aggregate number of shares of Century Stock issuable in connection with the Merger, will be placed in escrow pursuant to the terms of the Escrow Agreement described below. For further information, see "The Merger Proposal - Post-Closing Liabilities; Escrow Agreement."

               Post-Closing Liabilities; Escrow Agreement. Subject to certain limitations, deductibles, conditions and procedures described herein, the Merger Agreement provides that the Shareholders will, on a pro rata basis, severally indemnify the Century Indemnitees for losses resulting from any (i) breaches of certain representations, warranties and covenants of Mississippi-6 and the Principal Shareholders, (ii) breaches of the covenants to be made by the Shareholders by virtue of their execution of the Letter of Authorization mailed in conjunction with this Information Statement ("Letter of Authorization") and (iii) claims made by former shareholders relating to any act or omission of Mississippi-6 prior to the Effective Date. In addition, Century will be obligated to indemnify the Shareholders and their heirs from and against losses that may be asserted after the Effective Time in connection with breaches of certain representations, warranties or covenants of Century.

               If it is determined that the Shareholders are obligated to indemnify any Century Indemnitee for losses, each Shareholder will be severally liable for such loss in accordance with his respective pro rata ownership interest of Mississippi-6 Stock immediately prior to the Effective Time. In the event the shares held in escrow are insufficient to compensate for the loss, the Century Indemnitees will be free to pursue any or all of the Shareholders directly for their respective pro rata share of the remainder.

               After the Closing, the Merger Consideration will be adjusted to reflect the parties' final calculation of the Conversion Ratio. If the Conversion Ratio disclosed in this Information Statement (which is based on current estimates of Mississippi-6's Net Indebtedness described elsewhere herein) exceeds the final calculation of the Conversion Ratio, then all Shareholders will be required to refund the difference to Century, and if the Conversion Ratio disclosed herein is less than the final calculation of the Conversion Ratio, then Century will be required to deliver to the Escrow Agent shares of Century Stock ("Excess Shares") equal in value to the shortfall. Amounts payable by the Shareholders will be discharged by returning escrow shares to Century in the manner described elsewhere herein. In the unlikely event that the escrow shares are insufficient to reimburse Century fully, Century will be free to pursue all or any of the Shareholders directly for their respective pro rata share of the shortfall.

               As described above, at the Closing Century will deliver 29,159 shares of Century Stock to Regions Bank of Louisiana, Monroe, Louisiana (the "Escrow Agent"), which will hold these shares and any subsequently delivered Excess Shares (collectively, the "Escrow Shares") in accordance with the Escrow Agreement to be entered into at the Closing. By virtue of the approval of the Merger Proposal at the Special Meeting, each Shareholder will be deemed to have agreed to all of the terms and conditions of the Escrow Agreement (which agreement will be confirmed by each such Shareholder by execution of the Letter of Authorization).

               Prior to the expiration of the Escrow Agreement, Escrow Shares may be used to discharge the Shareholders' obligations for any Post-Closing Liabilities other than those owed to the Shareholders' Representative. Subject to certain exceptions, the Shareholders' Post-Closing Liability will be discharged by transferring to Century Escrow Shares having a market value as nearly equal as possible to such liability.

               In the absence of unresolved claims under the Merger Agreement, the Escrow Agent will release one-half of the Escrow Shares then remaining in escrow to the Shareholders' Representative on the 12-month anniversary of the Effective Date and one-half of the remaining shares six months later. Unless extended in connection with an unresolved claim, the Escrow Agreement will terminate on the 24-month anniversary of the Effective Date, at which time all remaining shares of Century Stock not subject to an unresolved claim will be released to the Shareholders' Representative. The Shareholders' Representative will be responsible for distributing all Escrow Shares released to him to the Shareholders on a pro rata basis. No assurance can be given that any Escrow Shares will remain on the 12-, 18- or 24-month anniversary dates. Subject to certain limited exceptions, the contingent right of each Shareholder to receive such distributions shall be nontransferable.

               In the event the Shareholders become obligated to any claimant for any Post-Closing Liability in an amount that exceeds the value of the remaining Escrow Shares or any Post-Closing Liability as to which Escrow Shares are unavailable, the claimant may proceed against any or all of the Shareholders to collect the remaining amount owed. Although no Shareholder will be obligated to pay more than his pro rata share of any such liability, there are no limitations on the amount that a Shareholder may be obligated to pay in connection with Post-Closing Liabilities. Accordingly, it is possible that a Shareholder's Post-Closing Liabilities could exceed the value of the Merger Consideration received by him. Moreover, the release of Escrow Shares to the Shareholders on the 12-, 18- and 24-month anniversaries of the Effective Date will not eliminate or reduce the Shareholders' obligations to pay Post-Closing Liabilities that may arise at a later date. Each claimant will be free to pursue any or all of the Shareholders in its sole discretion, and the refusal or inability of a Shareholder to discharge his Post-Closing Liability will not excuse any other Shareholder from his Post-Closing Liability.


               Dissenting shareholders who perfect their dissenters' rights under Mississippi law will not be responsible for any Post-Closing Liabilities. All other shareholders of Mississippi-6 as of the Effective Time will be responsible for such liabilities upon adoption of the Merger Proposal, even if they fail to vote, abstain, or vote against the Merger Proposal.

               For additional information, see "The Merger Proposal - Post-Closing Liabilities; Escrow Agreement."

               Shareholders' Representative.  By virtue of the approval
         of the Merger Proposal at the Special Meeting, each Shareholder will be deemed to have appointed David A. Bailey to serve as his sole Shareholders' Representative with respect to the matters set forth in the Merger Agreement and the Escrow Agreement, including pursuing, defending, collecting and settling adjustments to the Merger Consideration and indemnification claims. For more information on David A. Bailey and his rights and duties under the Merger Agreement and the Escrow Agreement, see "The Merger Proposal - Shareholders' Representative."

               Agreement of Shareholders to Hold Century Stock. In order to safeguard the tax-free treatment of the Merger, the Merger Agreement obligates the Shareholders to hold as a group sufficient amounts of Century Stock for a sufficient duration to satisfy certain "continuity of interest" requirements described further below. Prior to the Closing, Mississippi-6 intends to solicit the Mississippi-6 shareholders to execute an agreement obligating each of them to hold at least one-half of the shares of Century Stock issued to them in connection with the Merger for at least two years after the Effective Date. See "The Merger Proposal - Agreement of Shareholders to Hold Century Stock."

               Termination of Shareholders' Agreement. Mississippi-6 and Century have agreed to take certain actions designed to terminate substantially all of the provisions of the shareholders' agreement dated January 1, 1995 among the Mississippi-6 shareholders. See "The Merger Proposal - Termination of Shareholders' Agreement."

               Certain Federal  Income  Tax  Consequences.   The Merger
         will   have   the   following  principal  federal  income  tax
         consequences, which represent the views of Mississippi-6:

               (i) The Merger has been structured to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result, no gain or loss will be recognized by the shareholders of Mississippi-6 who receive Century Stock in exchange for their shares of Mississippi-6 Stock;

               (ii) The payment of cash to Mississippi-6 shareholders in lieu of fractional shares of Century Stock will be accorded sale or exchange treatment under Section 302 of the Code; and

               (iii) Any Mississippi-6 shareholder who exercises his rights under Mississippi law to dissent to the Merger will be treated as if his shares were redeemed.

               Neither Century nor Mississippi-6 has sought or received an opinion of tax counsel or other tax expert regarding the tax consequences of the Merger. It is recommended that each shareholder consult his own tax advisor concerning the applicable federal, state and local income tax consequences of the Merger. For further discussion regarding the foregoing, see "The Merger Proposal - Certain Federal Income Tax Consequences."

               Procedures for Receiving Merger Consideration. In connection with the mailing of this Information Statement, each Mississippi-6 shareholder has been furnished with a Letter of Authorization for use in authorizing the surrender of their certificates representing Mississippi-6 Stock. Immediately following the Effective Time, it is anticipated that Society Shareholder Services, Inc., Dallas, Texas (the "Exchange Agent"), will deliver to each Mississippi-6 shareholder, upon such shareholder's delivery to the Exchange Agent of a duly completed Letter of Authorization, the Merger Consideration payable to such shareholder under the terms and conditions of the Merger Agreement. The execution of the Letter of Authorization by each Shareholder will constitute such Shareholder's acknowledgement that he will be bound by certain of the terms and conditions of the Merger Agreement and Escrow Agreement, each of which are described elsewhere herein. Each Mississippi-6 shareholder is encouraged to promptly complete and return the enclosed Letter of Authorization in order that the Merger Consideration may be distributed as soon as practicable after the Effective Time. See "The Merger Proposal - Procedures for Receiving Merger Consideration."

               Other Terms of the Merger Agreement. In addition to the receipt of shareholder approval and several other customary closing conditions, Century's obligation to consummate the Merger is subject to, among other things, (i) the aggregate Mississippi-6 Stock held by dissenting Mississippi-6 shareholders being no more than 10% of all such stock immediately prior to the Effective Time, (ii) the absence of a material adverse change with respect to Mississippi-6, and
         (iii) the termination of a services agreement between Mississippi-6 and a company affiliated with it, the execution and delivery of a transitional services agreement between Mississippi-6 and such affiliated company, and the amendment of a billing contract to which Mississippi-6 is a party. No assurance can be given that the conditions to either party's obligation to consummate the Merger can or will be satisfied or waived. See "The Merger Proposal - Other Terms of the Merger Agreement -- Regulatory Approvals and Other Closing Conditions."

               Mississippi-6 and the Principal Shareholders have agreed, unless the Board of Directors of Mississippi-6 makes a Fiduciary Determination (as defined below), to refrain from soliciting or encouraging any acquisition proposal relating to Mississippi-6 or engaging in discussions or negotiations with, or furnishing any information to, any person that is considering making an acquisition proposal. Mississippi-6 has agreed to pay Century a termination fee of 5% of the value of the Merger Consideration if, following the receipt of an unsolicited bona fide acquisition proposal, the Merger Agreement is terminated by Mississippi-6 as a result of a Fiduciary Determination by the Board of Directors of Mississippi-6. Prior to such termination, Century will be permitted to match such acquisition proposal for a period of five business days. The termination fee could have the effect of discouraging a third party from pursuing an acquisition proposal involving Mississippi-6. See "The Merger Proposal - Other Terms of the Merger Agreement -- Non-Solicitation; Termination Fee."

               The Merger Agreement may be amended at any time before or after its approval by Mississippi-6's shareholders, subject to applicable law. Subject to certain exceptions, any party may waive compliance with, among other things, any of the conditions to its obligation to consummate the Merger. The Merger Agreement may be terminated at any time prior to the Effective Time by (i) the mutual consent of the parties, (ii) Century or Mississippi-6 upon the occurrence or non-occurrence of certain specified events, including a material breach by a party of any representations, warranties or covenants that is not or cannot be cured within 15 days after written notice of such breach, or (iii) Mississippi-6 if the Board of Directors of Mississippi-6 makes a Fiduciary Determination upon receipt of an unsolicited bona fide acquisition proposal. See "The Merger Proposal - Other Terms of the Merger Agreement -- Amendment, Waiver and Termination."

               Dissenting Shareholders' Rights. By refraining from voting in favor of the Merger Proposal and complying with various other pre- and post-closing procedures that are required by Article 13 of the Mississippi Business Corporation Act and described under "The Merger Proposal - Dissenting Shareholders' Rights," shareholders of Mississippi-6 will have the right to dissent to the Merger, in which event, if the Merger is consummated, they will be entitled to receive, in lieu of the Merger Consideration payable under the Merger Agreement, a cash payment equal to the "fair value" of their respective shares of Mississippi-6 Stock, which will be determined by Mississippi-6 and such shareholder after the Effective Date or, in the absence of agreement by such parties, will be determined by judicial appraisal. The exercise of these rights could result in a judicial determination that the fair value of a dissenting shareholder's shares is higher or lower than the value of the Merger Consideration payable to non-dissenting shareholders in connection with the Merger. Shareholders who oppose the Merger are urged to read "The Merger Proposal - Dissenting Shareholders' Rights" in its entirety.

         Interests of Certain Persons

               Prior to and after the Closing, Mississippi-6 will make certain payments to an affiliated company that provides cellular management services to Mississippi-6 and other cellular companies. See "The Merger Proposal - Termination and Amendment of Certain Agreements."

         Century and Mississippi-6

               Century. Century is a regional diversified telecommunications company that is primarily engaged in providing local telephone and cellular mobile telephone services largely in the central north-south corridor of the United States. During 1994, telephone operations provided 72% of Century's consolidated revenues, with mobile communications operations providing the balance. Century's principal executive offices are located at 100 Century Park Drive, Monroe, Louisiana, 71203, and its telephone number is (318) 388-9500. See "Information About Century."

               Mississippi-6. Mississippi-6 owns and operates a non-wireline cellular telephone system servicing an eight-county rural area in central Mississippi northeast of Jackson, Mississippi, which has been designated by the FCC as the "Mississippi-6-Montgomery" Rural Service Area (the "RSA"). The day-to-day operations of the system are managed by an affiliate of Mississippi-6. Mississippi-6's principal executive offices are located at 1410 Livingston Lane, Jackson, Mississippi, 39213-8003 and its telephone number is
         (601) 362-2200.  See "Information About Mississippi-6."

         Market Prices

               On April 17, 1995 (the trading day preceding the execution of the Merger Agreement) and on July 10, 1995 (the trading day preceding the date of this Information Statement), the closing per share sales price of Century Stock, as reported on the New York Stock Exchange Composite Tape, was $29-7/8 and $________, respectively. No assurance can be given as to the market price of Century Stock on the Effective Date. Because the market price of Century Stock may increase or decrease, you are urged to obtain current market quotations. See "Information About Century - Price Range of Stock." The Mississippi-6 Stock is not traded in any established public market.

         Comparative Per Share Data

               Set forth below with respect to the Century Stock and Mississippi-6 Stock is certain unaudited per fully diluted common share data presented on a historical, pro forma consolidated and pro forma equivalent basis. The information set forth below should be read in conjunction with Century's financial statements incorporated herein by reference and Mississippi-6's financial statements included elsewhere herein.



                                                    As of or for        As of or for
                                                     Year Ended      Three Months Ended
                                                  December 31, 1994     March 31, 1995
                                                  _________________  __________________

            Century Stock<FN1>
                 Book value
                  Historical                            $12.09            $13.49
                  Pro forma consolidated<FN1>           $12.09            $13.49
                 Cash dividends
                  Historical                              $.32            $.0825
                  Pro forma consolidated<FN1>             $.32            $.0825
                 Net income
                  Historical                             $1.80              $.47
                  Pro forma consolidated<FN1>            $1.80              $.47
            Mississippi-6 Stock
                 Book value
                  Historical                           $145.98            $56.02
                  Pro forma equivalent<FN2>          $6,697.19         $7,472.71
                 Cash dividends
                  Historical                               -0-               -0-
                  Pro forma equivalent<FN2>            $177.26            $45.70
                 Net income (loss)
                  Historical                         $(120.23)          $(89.96)
                  Pro forma equivalent<FN2>            $997.10           $260.35


       __________________

       <FN1>   Because  pro forma financial information is not required
               to be presented herein in accordance with the rules and regulations of the Commission, Century's historical
               amounts  have  also   been   reflected   as   pro  forma
               consolidated amounts.

       <FN2>   Calculated by multiplying the Century historical amounts
               by the Conversion Ratio of 583.1740. This Conversion Ratio is subject to adjustment after the Effective Date. See "The Merger Proposal - Post-Closing Liabilities; Escrow Agreement -- Post-Closing Adjustment of Merger Consideration."

         Risk Factors

               For a discussion of certain investment considerations associated with the Merger Proposal, see "Risk Factors."

                                ______________________


                All share  and  per  share  data relating to the Century
         Stock  contained  in  this  Information   Statement  has  been
         adjusted for a stock split effected as a 50% stock dividend distributed in December 1992. When used herein with respect to any particular entity, the term "pop" means the population of a licensed cellular telephone market multiplied by such
         entity's   proportionate   equity  interest  in  the  licensed
         operator thereof. Unless otherwise defined in the following pages, capitalized terms used herein will have the meanings ascribed in pages i to xi hereof. Certain key terms have been defined in multiple locations.

                                    RISK FACTORS

            Shareholders of Mississippi-6 should consider the following investment considerations in determining whether to vote in favor of the Merger Proposal and to acquire the Century Stock offered by this Information Statement.

      Considerations Relating to the Merger

            Agreement by Principal Shareholders to Vote for the Merger Proposal. The Principal Shareholders own of record approximately 62% of the outstanding Mississippi-6 Stock, which enables them to control Mississippi-6. Subject to certain exceptions and limitations described herein, the Principal Shareholders have agreed to vote all of their shares in favor of the Merger Proposal, which votes in and of themselves will be sufficient to approve the Merger Proposal. See "The Special Meeting - Vote Required." For a discussion of the rights of Mississippi-6 shareholders to dissent to the Merger Proposal, see "The Merger Proposal - Dissenting Shareholders' Rights."

            Post-Closing Liabilities; Escrow Agreement. Under the Merger Agreement, each Shareholder will be required to pay his pro rata share of any liabilities that may be asserted after the Effective Time in connection with (i) any indemnity claims made by Century or its affiliates pursuant to the Merger Agreement, (ii) any post-closing adjustment to the Conversion Ratio that reduces the Merger Consideration, (iii) costs associated with tax audits relating to taxable periods ending on or before the Effective Date, (iv) the incurrence of certain expenses by the Escrow Agent and (v) the incurrence of certain expenses by the Shareholders' Representative (collectively, "Post-Closing Liabilities"). At the Closing, 29,159 shares of Century Stock, which represents 5% of the aggregate number of shares of Century Stock issuable in connection with the Merger, will be placed in escrow pursuant to the terms of the Escrow Agreement. In the event the Shareholders become obligated to any claimant for any Post-Closing Liability in an amount that exceeds the value of the remaining Escrow Shares, the claimant may proceed against any or all Shareholders to collect their respective pro rata share of the shortfall. See "The Merger Proposal - Post-Closing Liabilities; Escrow Agreement."

            Restrictions on Transferability. In order to safeguard the tax-free treatment of the Merger, the Merger Agreement obligates the Shareholders as a group to hold sufficient amounts of Century Stock for a sufficient duration to satisfy certain "continuity of interest" requirements. Prior to Closing, Mississippi-6 intends to solicit the Mississippi-6 shareholders to execute an agreement obligating each of them to hold at least one-half of the shares of Century Stock issued to them in connection with the Merger for at least two years after the Closing Date. See "The Merger Proposal - Agreement of Shareholders to Hold Century Stock." For a discussion of certain additional restrictions on resales of Century Stock by affiliates of Mississippi-6 under the federal securities laws, see "The Merger Proposal - Resales of Century Stock."

            Opposition of Mississippi-6's President to the Merger Proposal. William M. Mounger, II, the President and a director of Mississippi-6, voted against ratification of a preliminary agreement with Century at a March 28, 1995 meeting of the Board of Directors of Mississippi-6, and has advised that he intends to vote against the Merger Proposal at the Special Meeting but does not intend to exercise dissenters' rights under Mississippi law. For further information on Mr. Mounger's views, see "The Merger Proposal - Background of the Merger."

      Considerations Relating to Century Stock

            Events Affecting the Telecommunications Industry. The telecommunications industry is currently undergoing various regulatory, competitive and technological changes that make it impossible to determine the form or degree of future regulation and competition affecting Century's telephone and mobile communications operations. The Federal Communications Commission ("FCC") and a number of state regulatory commissions have begun to reduce the regulatory oversight of local exchange telephone companies ("LECs"). Coincident with this movement toward reduced regulation is the introduction and encouragement of local exchange competition by the FCC, various state regulatory commissions and others. These changes have accelerated the growth of certain companies providing competitive access and other services that compete with LECs' services and led to the announcement by certain interexchange carriers and cable television companies of their desire to enter the local telephone business, particularly in larger markets. Wireless telephone services are also expected to increasingly compete with LECs. The FCC has recently allocated additional frequency spectrum for mobile communications technologies that will or may be competitive with cellular, including Personal Communications Services (for which the FCC began to auction operating licenses in late 1994) and mobile satellite services. The FCC has also authorized certain specialized mobile radio service licensees to configure their systems so as to operate in a manner similar to cellular systems. Some of these licensees have announced their intention to create a nationwide mobile communications system to compete with cellular systems. In addition, in connection with the well-publicized convergence of telecommunications, cable, video, computer and entertainment businesses, several large companies have announced plans to offer products that would significantly enhance current communications and data transmission services and, in some instances, introduce new two-way video, entertainment, data, consumer and other multimedia services.

            In 1994 the United States House of Representatives passed two telecommunications bills that proposed to substantially alter the regulatory framework of the telecommunications industry by, among other things, promoting local exchange competition and removing certain barriers of entry to several lines of telecommunications businesses. A companion bill failed to pass in the United States Senate. In mid-June 1995, the United States Senate passed a communications bill that, among other things, promotes telecommunications competition and deregulation to a greater degree than the bills that passed the House in 1994.

            Developing Cellular Industry; Value Associated With Cellular Operations. The cellular industry has a relatively limited operating history, and there continues to be uncertainty regarding its future. Among other factors, there is uncertainty regarding (i) the continued growth in the number of customers, (ii) the usage and pricing of cellular services, particularly as market penetration and competition increase, (iii) the number of customers who will terminate service each month, and (iv) the impact of changes in technology, regulation and competition (see "-- Events Affecting the Telecommunications Industry").

            The market value of cellular interests is frequently expressed on the basis of the number of pops owned by a cellular provider. The population of a particular cellular market, however, does not necessarily bear a direct relationship to the number of subscribers or the revenues that may be realized from the operation of the related cellular system. The future market value of Century's cellular interests will depend on, among other things, the success of its cellular operations.

            Other Considerations. For further information on regulatory, competitive and technological changes affecting Century's cellular and telephone operations, see the documents filed by Century pursuant to the Exchange Act that are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" and "Available Information."

                                THE SPECIAL MEETING

            This Information Statement has been furnished in connection with the special meeting of Mississippi-6's shareholders to be held at the time and place specified in the accompanying Notice of Special Meeting of Shareholders, and at any adjournments thereof (the "Special
      Meeting"). Only holders of record of Mississippi-6 Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

      Purpose of Special Meeting

            The purpose of the Special  Meeting is to consider and vote upon a proposal (the "Merger Proposal") to approve the Agreement and Plan of Merger dated as of April 18, 1995, as amended (the "Merger Agreement"), by and among Century, Sub, Mississippi-6, and David A. Bailey, Dwight S. Bailey, JoAnn Bailey, Lori A. Bailey, James T. Thomas, IV, Sanford C. Thomas and Wirt A. Yerger, III, who in the aggregate own of record approximately 62% of the outstanding Mississippi-6 Stock (the "Principal Shareholders"), along with the accompanying Escrow Agreement. The Merger Agreement provides, among other things, that (i) Sub will merge with and into Mississippi-6 (the "Merger") in a transaction structured as a tax-free reorganization, (ii) each outstanding share of Mississippi-6 Stock (other than those held by shareholders who perfect dissenters' rights under Mississippi law) will be converted into
      583.1740 shares of Century Stock and (iii) each non-dissenting Mississippi-6 shareholder will agree to assume responsibility for certain post-closing liabilities, to hold his shares of Century Stock to safeguard the tax-free treatment of the Merger, to appoint David A. Bailey (the "Shareholders' Representative") as his sole representative for certain purposes specified in the Merger Agreement and Escrow Agreement, and to relinquish certain rights under the current shareholders' agreement among the Mississippi-6 shareholders, in each case on the terms and conditions specified herein. See "The Special Meeting - Purpose of Special Meeting" and "The Merger Proposal."

      Record Date and Quorum

            Mississippi-6's Board of Directors has set the Record Date as the date to determine those record holders of Mississippi-6 Stock entitled to notice of and to vote at the Special Meeting. On that date there was outstanding 1,000 shares of Mississippi-6 Stock, each of which is entitled to one vote with respect to each matter to be voted upon at the Special Meeting.

            Mississippi-6's Bylaws provide that the holders of a majority of the issued and outstanding Mississippi-6 Stock must attend the Special Meeting in person or be duly represented by proxy in order for a quorum to be properly constituted at such meeting.

      Vote Required

            Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the total voting power of the Mississippi-6 Stock. Abstaining with respect to the Merger Proposal will have the same effect as a negative vote. Pursuant to the Merger Agreement, the Principal Shareholders, who as of the Record Date owned of record shares of Mississippi-6 Stock entitling them to cast approximately 62% of Mississippi-6's total voting power (which votes are in and of themselves sufficient to approve the Merger Proposal without the vote of any other Mississippi-6 shareholder), have agreed to vote all their shares of Mississippi-6 Stock in favor of the Merger Proposal, unless (i) between April 18, 1995 and the date of the Special Meeting there has been a material adverse change in Century, which is defined in the Merger Agreement to exclude, among other things, decreases in the trading price of Century Stock that do not relate to events or conditions affecting Century, or (ii) the Merger Agreement has been terminated in accordance with its terms. After taking into account shares registered in the names of immediate family members of certain of the Principal Shareholders, as of the Record Date the Principal Shareholders beneficially owned (determined in accordance with the federal securities laws) approximately 66.7% of the Mississippi-6 Stock. See "Information About Mississippi-6 - Security Ownership of Certain Beneficial Owners and Management."

            Directors and executive officers of Mississippi-6 beneficially own approximately 62% of the Mississippi-6 Stock. Each of these individuals has advised Mississippi-6 that he intends to vote in favor of the Merger Proposal, other than William M. Mounger, II, the President and a director of Mississippi-6. Based on concerns described elsewhere herein, Mr. Mounger voted against ratification of a preliminary agreement with Century at a March 28, 1995 meeting of the Board of Directors of Mississippi-6, and has advised that he intends to vote against the Merger Proposal at the Special Meeting but does not intend to exercise dissenters' rights under Mississippi law. See "The Merger
      Proposal - Background of the Merger." For information concerning the amount of Mississippi-6 Stock beneficially owned by Mississippi-6's directors, executive officers and certain shareholders, see "Information About Mississippi-6 - Security Ownership of Certain Beneficial Owners and Management."

            Neither the laws of Louisiana, the jurisdiction in which Century is incorporated, nor the rules of the New York Stock Exchange require that the Merger Agreement or the issuance of Century Stock thereunder be approved by the Century shareholders.

            Neither Century nor Mississippi-6 is asking any Mississippi-6 shareholder for a proxy and all such shareholders are requested to refrain from sending one to Century or Mississippi-6.

                                THE MERGER PROPOSAL

            Consummation of the Merger will be effected in accordance with the terms and conditions set forth in the Merger Agreement. The following brief description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference.

            For a description of the rights of shareholders to dissent to the Merger Proposal under Mississippi law, see "- Dissenting Shareholders' Rights." Hereinafter, shareholders of Mississippi-6 who perfect their dissenters' rights under Mississippi law are occasionally referred to as "dissenting shareholders" and all other shareholders are occasionally referred to as "non-dissenting shareholders."

      General Description of the Merger

            The Merger  Agreement  provides that at the Effective Time (i) Sub will merge into Mississippi-6, with Mississippi-6 becoming the surviving corporation and a wholly-owned subsidiary of Century, and (ii) each outstanding share of Mississippi-6 Stock held by non-dissenting shareholders will be converted into 583.1740 shares of Century Stock (the "Conversion Ratio"). Under the Merger Agreement, each non-dissenting shareholder will be required to pay his pro rata share of certain liabilities that may be asserted after the Effective Time, including any indemnity claims by Century and its affiliates and any post-closing adjustments of the Conversion Ratio that reduce the Merger Consideration. See "- Conversion of Mississippi-6 Stock."

            Based upon the number of shares of Century Stock and Mississippi-6 Stock outstanding as of the Record Date, approximately 58.9 million shares of Century Stock will be outstanding immediately following the Effective Time, of which approximately 583,000 shares (.99%) will be held by or on behalf of the former holders of Mississippi-6 Stock.

      Effective Time of Merger

            Notwithstanding  anything to the contrary in the Merger Agreement, the Merger will become effective at the time the parties file with the Secretary of State of Mississippi a certificate of merger (such date and time being hereinafter referred to as the "Effective Date" and "Effective Time"). The Merger Agreement contemplates that the parties will schedule a closing (the "Closing") to consummate the Merger which shall be no later than the tenth business day following the date upon which the last to occur of the conditions to the parties' obligations is fulfilled or duly waived. The parties intend to hold the Closing and file the certificate of merger immediately after the Special Meeting (the "Closing Date"). See "- Other Terms of the Merger Agreement -- Regulatory Approvals and Other Closing Conditions."

      Background of the Merger

            Formation of Mississippi-6. Mississippi-6 was organized as a privately-held corporation in November 1990 to purchase for $2.2 million the FCC non-wireline license that entitles the holder to construct and operate a cellular telephone system serving the RSA. Mississippi-6 was organized by the principals of Mercury Communications Company ("Mercury"), a privately-held corporation formed in August 1990 to manage cellular systems. During late 1990 and early 1991, the principals of Mercury contributed approximately 10% of Mississippi-6's initial capitalization of $2.4 million, and obtained the balance from business associates and friends. The purpose of the group's investment was to participate in the cellular growth potential of the RSA. At the time of investment, the investor group understood that Mercury would manage Mississippi-6's cellular system and that financing constraints would limit Mississippi-6's ability to engage in any business other than developing the RSA. For additional information regarding Mississippi-6 and Mercury, see "Information About Mississippi-6."

            Events Leading Up to Decision to Sell. Since the organization of Mississippi-6 in late 1990, management has been principally engaged in providing for the financing, construction and operation of Mississippi-6's cellular telephone system. Although Mississippi-6's management has from time to time reviewed the company's potential for growth and expansion, pursuit of these alternatives has been limited by financing and capital constraints. Beginning in 1991, Mississippi-6's lenders have required the pledge of substantially all of Mississippi-6's assets and all of the Mississippi-6 Stock. These financing arrangements have hindered other financing opportunities and significantly limited the liquidity of the Mississippi-6 Stock. Moreover, Mississippi-6's principal shareholders have from time to time expressed an interest in maximizing the value of their investment through a sale or business combination, and have periodically instructed management to monitor the conditions under which shareholder value could be maximized.

            During 1994, several of the principal shareholders of Mississippi-
      6 concluded that management should actively explore the possibility of a sale or business combination. On September 30, 1994 the Board of Directors authorized Wirt A. Yerger, III, Vice President of Mississippi-6, and William M. Mounger, II, President and a director of Mississippi-6, to attempt to sell Mississippi-6 prior to November 17, 1994 for at least $150 per pop, which was understood to be a "gross" purchase price target that did not reflect any reductions that might be requested by a potential purchaser to compensate it for assuming Mississippi-6's indebtedness. These decisions by the principal shareholders and the Board were motivated principally by a desire to enhance the diversification and liquidity of the shareholders' investment. Accordingly, management focused in particular on pursuing business combinations in which the Mississippi-6 shareholders could receive publicly-traded shares of a larger telecommunications company, preferably in a tax-free reorganization.

            Solicitation of Potential Purchasers. Beginning in early October 1994, Mr. Yerger began contacting telecommunications companies believed to have a possible interest in acquiring Mississippi-6. Over the next couple of months Mr. Yerger contacted seven potential buyers, four of which (including Century) expressed an interest in a possible transaction. Upon executing non-disclosure agreements, three of these interested parties (including Century) were provided access to further information regarding Mississippi-6 in the form of a confidential brochure prepared by Mercury at the direction of Mr. Yerger.

            Over the next several weeks, Mr. Yerger engaged in a dialog with the three interested parties. During these conversations Mr. Yerger advised each party that, while any offer would be welcomed, the Board had established $150 per pop as the "gross" purchase price at which the Board would be prepared to approve a transaction and recommend it to Mississippi-6's shareholders. In certain of these conversations, Mr. Yerger acknowledged that the Board would be similarly prepared to accept a "net" offer of $125 per pop, calculated after giving effect to all reductions or offsets for Mississippi-6's indebtedness requested by the potential purchaser. Although each interested party was encouraged to communicate the price at which it would be interested in acquiring Mississippi-6, none of the interested parties submitted an offer prior to expiration of the November 17, 1994 deadline established by the Board at its September 30, 1994 meeting. With the acknowledgement of two of Mississippi-6's directors and the knowledge of the third director (but without formal action by the Board at this time), Mr. Yerger continued the sales process after November 17, principally with Century, which showed the greatest interest in a transaction and which owns an adjacent cellular market. As indicated below under "-- Negotiations With Century," Century submitted an oral offer to acquire Mississippi-6 in late December 1994.

            In connection with refinancing its debt in early 1995, Mississippi-6 was requested to provide the lender with an appraisal indicating the fair market value of Mississippi-6's cellular telephone system. In response, Mississippi-6 engaged Columbia Capital Corporation, an investment banking firm headquartered in Alexandria, Virginia ("Columbia"), based upon Columbia's nationally-recognized experience in advising, valuing and selling cellular companies. In its letter to the lender dated February 17, 1995, Columbia stated that "it is reasonable to conclude that the current market value for Mississippi-6 is at least $15,000,000 ($81.78 per pop) and probably substantially higher." The letter states that it is not intended to serve as a formal appraisal but reflects Columbia's opinion regarding market valuation based on its experience in representing buyers and sellers of cellular interests. In connection with this loan refinancing, Mississippi-6 consulted Columbia regarding its ongoing sales process but did not request nor receive any valuation opinions or studies from Columbia other than the February 17, 1995 letter. Mississippi-6 has agreed to pay Columbia $2,000 for its services in connection with the loan refinancing and $2,000 for the additional consulting.

            Neither Mr. Yerger nor any other officer of Mississippi-6 receives any compensation in their capacities as officers and none received any compensation for their additional duties in connection with selling Mississippi-6. Management's analysis of Mississippi-6's value was conducted principally by Mr. Yerger, based largely on his review of recent sales prices for various U.S. cellular properties. In connection with this review, Mr. Yerger relied upon (i) publicly-available data on recent cellular sales prices set forth in newsletters published by Paul Kagan Associates, Inc., a media research firm with nationally-recognized expertise in broadcast, media and telecommunications businesses, (ii) his discussions with cellular market owners, cellular brokers and other knowledgeable sources and (iii) his personal business experience as an officer of several cellular companies. Mr. Yerger also reviewed certain pro forma financial information and discounted cash flow analysis prepared by Mississippi-6 or Mercury, as well as publicly-available reports on Century prepared by certain brokerage companies. For further information regarding Mississippi-6's management, see "Information About Mississippi-6 - Security Ownership of Certain Beneficial Owners and Management."

            Negotiations  With  Century.   Although  Mississippi-6  encouraged
      continued contact with each potential purchaser other than Century, after November 1994 these conversations were sporadic and limited in nature. Consequently, beginning in late 1994 Mississippi-6 began to engage in exclusive negotiations with Century. On December 7, 1994, Mr. Yerger and David A. Bailey, Vice President and a director of Mississippi-6, met with Century's management to discuss the possibility of a tax-free reorganization. On December 8, 1994 the Board of Directors received a report on the sales process and authorized management to continue their negotiations. In late December 1994, Century orally offered to acquire Mississippi- 6 at a price significantly below management's net target price of $125 per pop. In early 1995, management continued to negotiate with Century in an effort to increase the offer price and encouraged Century to submit an enhanced offer in writing. In response, in late February 1995 Century submitted a written offer to acquire Mississippi-6 in exchange for $19 million of stock, subject to a positive adjustment for Mississippi-6's construction costs and a negative adjustment for Mississippi-6's net indebtedness. Both these proposed adjustments were similar to the adjustments subsequently agreed to by the parties and described under "- Post-Closing Liabilities; Escrow Agreement -- Post-Closing Adjustment of Merger Consideration." Due principally to the concerns of William M. Mounger, II regarding the adequacy of this offer, management briefly discussed other alternatives, including the possibility of retaining Columbia to auction Mississippi-6 individually or as a package with other minority-owned cellular interests controlled by Mississippi-6's principals and other unrelated cellular markets.

            In late February 1995,  Mr.  Mounger  left the country on a 12-day trip to Europe to pursue certain personal business interests. During this time, the remaining officers determined that it was in Mississippi-6's best interests to continue to pursue negotiations with Century and attempt to enhance Century's offer price. In reaching this determination, management considered the costs that would be associated with retaining Columbia to auction Mississippi-6, as well as the other factors described under "- Reasons for the Merger and Recommendation." Following additional negotiations, management advised Century that it would likely retain Columbia to auction Mississippi-6 if Century did not raise its offer prior to the close of business on March 3, 1995. Following additional negotiations, Century raised its offer approximately $750,000 and agreed to reimburse Mississippi-6 for additional construction costs, and on March 3, 1995 Century, Mississippi-6 and the Principal Shareholders entered into a letter of intent (the "Letter of Intent") under which they agreed to negotiate a definitive merger agreement. After March 3, 1995, management of Mississippi-6 attempted to negotiate additional increases in the purchase price, but these efforts were unsuccessful.

            Management of Mississippi-6 believes that the Merger Consideration payable in connection with the Merger implies a "gross" per pop value of $112.97 (determined by dividing the sum of Century's $19.75 million price plus its reimbursement of approximately $924,000 of construction costs by the RSA's population of 183,000) and a "net" per pop value of $91.40 (determined in like manner after subtracting Mississippi-6's Net Indebtedness from the gross price). See "- Post-Closing Liabilities; Escrow Agreement -- Post-Closing Adjustment of Merger Consideration."

            Authorization of Merger Agreement. On March 28, 1995 the Board of Directors met to discuss the most recent draft of the Merger Agreement. At such meeting the Board received reports on the results of the sales process, the terms of the Letter of Intent and the issues still being negotiated with Century. Following discussion of each of these matters, by a vote of 2 to 1 (with William M. Mounger, II opposed), the Board ratified the Letter of Intent and authorized management to proceed towards completing its negotiation of the Merger Agreement. Following the completion of negotiations in early April 1995, on April 14 the Board voted unanimously to authorize the execution of the Merger
      Agreement. The Merger Agreement was signed as of April 18 in substantially the same form presented to the Board at its April 14 meeting.

            From time to time throughout the entire sales  process, management solicited and received input from shareholders who are neither directors nor officers of Mississippi-6. Management believes that these communications assisted them in their efforts to negotiate a business combination that is in the best interests of Mississippi-6 and its shareholders. In addition, between each respective Board meeting, the directors and officers of Mississippi-6 conversed from time to time to provide updates and confer on the sales process.

            Opposition of Mississippi-6's President.  Since late 1994, William
      M. Mounger, II has expressed concerns regarding the sales process. Mr. Mounger has been principally concerned with the amounts offered by Century, which he believes are inadequate. Mr. Mounger has also expressed concern regarding the process employed in selling Mississippi-
      6. In particular, Mr. Mounger was troubled by management's failure to consult with him or convene a Board meeting prior to the execution of the Letter of Intent and with the comprehensiveness of management's discussions with other potential buyers. Upon returning from his extended trip abroad, Mr. Mounger furnished each shareholder with a letter dated March 13, 1995 detailing his concerns. The full text of Mr. Mounger's March 13 letter is reproduced below:

                                * * * * * * * *

                        When  I  was traveling abroad last week, I
                  learned that the MS-6 Board had entered into a Letter of Intent to merge MS-6 with Century Telephone Enterprises. It is very disturbing that certain individuals would enter into a Letter of Intent to sell the market without the free and open discussion of a Board meeting.

                        As   a   Board   member,  President,   and
                  shareholder, I must state that this merger is not in the best interest of the Shareholders. As a Board, we had earlier voted not to accept any offers less than $150 per pop. Although I would agree that $150/pop is on the high side, I do believe that we could have obtained an offer of $135/pop. Therefore, I strongly believe we have left $30/pop or $5,400,000 on the table. By correctly working the market and bringing other players into the bidding, we could have obtained offers in this range. A lack of patience has cost value to shareholders.

                        Since  it  appears   a   majority  of  the
                  shareholders are in favor of the present deal, I will support the wishes of the majority. However, we should not acquiesce on any negotiating points as we negotiate the final documents. I also trust that no one will commit the corporation in such a manner ever again.

                                * * * * * * * *

            At the March 28, 1995 meeting of the Board of Directors of Mississippi-6, Mr. Mounger reiterated the concerns expressed in his March 13 letter and voted against ratification of the Letter of Intent. Mr. Mounger has advised Mississippi-6 that he intends to cast a vote against the Merger Proposal at the Special Meeting but does not intend to exercise dissenters' rights under Mississippi law. Mr. Mounger has further advised that his execution of the Merger Agreement (and his vote as a director on April 14, 1995 to authorize such action) constituted his acknowledgement that execution of the Merger Agreement was appropriate in light of the majority views of management, but in no way signifies his support of the Merger Proposal.

            Other Matters. As of June 1, 1995, a subsidiary of Century entered into a definitive agreement to sell its Austin, San Antonio and San Marcos, Texas paging assets to Wirt A. Yerger, III or one of his affiliates. Century initially attempted to sell these assets in early 1995 to a large telecommunications company (the "Other Company") that holds certain "first-refusal" purchase rights, but the parties were unable to agree upon price. Thereafter, Century determined that it would most likely be necessary to incur the expense of retaining a broker to identify interested purchasers for these assets, unless it could sell them directly to Mr. Yerger, who had informed Century of his desire to expand his paging holdings in December 1994. As a result, in mid-March 1995 (after the Letter of Intent was executed but prior to the execution of the Merger Agreement), Century advised Mr. Yerger that it was willing to discuss a sales transaction for a limited period, and on March 31, 1995 Century furnished Mr. Yerger with evaluation materials regarding its Texas paging assets. Although some preliminary discussions regarding the purchase price ensued in mid-April 1995, most of the substantive negotiations were conducted in late April after the Merger Agreement was executed. On April 28, 1995 Century agreed in principal to sell these properties to Mr. Yerger, subject to the first-refusal rights of the Other Company. Under both the preliminary and definitive sales agreements, Mr. Yerger agreed to purchase these assets for the sum of (i) $225 per paging customer whose bill is not more than 60 days delinquent (with lesser amounts being payable for delinquent customers) and (ii) Century's costs for pager inventory in good working condition. As of May 31, 1995, Century had approximately 8,500 paging customers in these markets, approximately 95% of which are not delinquent. On June 21, 1995 the Other Company exercised its first-refusal rights to purchase these assets. Accordingly, Mr. Yerger will be unable to purchase these assets unless the sales transaction with the Other Company is not completed.

            Although Century and Mr. Yerger  commenced  discussions  regarding the  sale  of  these  paging assets prior to the execution of the Merger
      Agreement on April 18, 1995, Mississippi-6 is unaware of these discussions having any impact on the negotiation or approval of the Merger Agreement. First, the purchase price that Mr. Yerger agreed to pay for the Texas paging assets was derived from arms' length negotiations and is believed by Mississippi-6 and Century to be within the range of prices that could reasonably be expected to be offered by other bidders. Second, most of the substantive negotiations occurred after the Merger Agreement was signed on April 18, 1995, and at no time during any of these negotiations did the price offered by Mr. Yerger for the paging assets differ materially from the price ultimately agreed to. Third, the pricing structure and other key terms set forth in the Merger Agreement were established in early March 1995 in the Letter of Intent, and the subsequent negotiation of the Merger Agreement was limited principally to legal and non-monetary issues. Fourth, throughout the entire period of his negotiations with Century, Mr. Yerger was aware that his proposed acquisition of the Texas paging assets was subject to the potential first-refusal purchase rights of the Other Company, which had previously expressed a clear interest in acquiring these assets.

            The Board of Directors of  Mississippi-6  was  not informed of Mr.
      Yerger's preliminary or definitive agreements with Century until early June 1995. At a telephonic Board meeting held on June 29, 1995 (with Sanford C. Thomas absent), the Board unanimously determined that
      Mississippi-6 would not have pursued a purchase of Century's Texas paging assets had Mr. Yerger offered such transaction to Mississippi-6 when he first became aware of it in March 1995, principally due to the recognition that Century would have no interest in selling its discontinued operations to a company it proposed to acquire, but also in light of Mississippi-6's limited corporate objectives and its financing constraints. See "-- Formation of Mississippi-6" and "-- Events Leading Up to Decision to Sell." The Board further determined that it had no objection to Mr. Yerger pursuing this opportunity in his individual capacity in the event the Other Company does not complete its proposed purchase. Finally, the Board determined that the disclosures of Mr. Yerger's discussions with Century would have no impact on the Board's recommendation of the Merger Proposal. See "- Reasons for the Merger and Recommendation."

      Reasons for the Merger and Recommendation

            The Board of Directors has determined that the  Merger  is  in the best interests of Mississippi-6 and its shareholders, and has approved the Merger Proposal and the transactions contemplated thereby. The Board principally considered the following factors in support of the conclusions reached: (i) the limited diversification and liquidity offered by the Mississippi-6 Stock, (ii) the desire of a substantial majority of the shareholders to dispose of their shares at the highest price available, (iii) attractive valuations of cellular properties in the current equity and corporate control markets, coupled with uncertainty regarding future valuations, (iv) valuations of recent comparable cellular acquisitions compared with the value of Century's offer to acquire Mississippi-6, (v) the value of Century's offer in relation to the relatively small initial investment made by the
      shareholders   in  late  1990  and  early  1991  and  to  the  value  of
      Mississippi-6 as determined by Columbia Capital Corporation in connection with Mississippi-6's loan refinancing in early 1995, (vi) competitive, technological and regulatory changes in the telecommunications industry requiring substantial future investment and incurrence of additional debt, (vii) Mississippi-6's limited options, due principally to financing and capital constraints, for expanding its operations or maximizing shareholder value in any manner other than through a sale or business combination, (viii) the unlikelihood of receiving an offer better than Century's in light of the results of management's discussions with other potential purchasers, coupled with the provisions of the Merger Agreement that permit Mississippi-6 to terminate the Merger Agreement under certain circumstances in connection with its receipt of a higher, unsolicited acquisition offer, (ix) information with respect to the financial condition, earnings, dividends, business, operations, assets, management and prospects of Century and Mississippi-6 (including the prospects of Mississippi-6 if it continued as an independent entity) and the historical price performance of Century Stock and (x) the opportunity afforded to the Mississippi-6 shareholders under the Merger Agreement to exchange their shares on a tax-free basis for an ownership interest in Century, which will provide such shareholders with a continuing interest in a telecommunications company that has greater financial, technical and marketing resources. At no time between the Board authorization of the sales process in September 1994 and the date hereof has Mississippi-6 retained any financial advisers to assist it in connection with the sale of Mississippi-6 (other than the limited engagement of Columbia Capital Corporation). For additional information (including the opposition to the Merger Proposal by Mississippi-6's President), see "- Background of the Merger."

            The Board of Directors of Mississippi-6 recommends that you vote in favor of the Merger Proposal.

      Conversion of Mississippi-6 Stock

            At the Effective Time, each outstanding share of Mississippi-6 Stock held by non-dissenting shareholders will be converted into
      583.1740 shares of Century Stock. No fractional shares of Century Stock will be issued in connection with the Merger. In lieu thereof, each shareholder of Mississippi-6 otherwise entitled to a fractional share will receive an amount of cash (without interest) equal to such fraction multiplied by $28.68 (which represents the average closing price of Century Stock for the twenty-day trading period that ended three days prior to the date of this Information Statement, and which is hereinafter referred to as the "Average Century Stock Price"). The shares of Century Stock issuable in connection with the Merger and the cash payable in lieu of fractional shares is sometimes referred to herein as the "Merger Consideration."

            Under the Merger Agreement, each non-dissenting shareholder of Mississippi-6 as of the Effective Time (collectively, the "Shareholders") will be required to pay his pro rata share of any liabilities that may be asserted after the Effective Time in connection with (i) any indemnity claims made by Century or its affiliates pursuant to the Merger Agreement, (ii) any post-closing adjustment to the Conversion Ratio that reduces the Merger Consideration, (iii) costs associated with tax audits relating to taxable periods ending on or before the Effective Date, (iv) the incurrence of certain expenses or liabilities by the Escrow Agent and (v) subject to certain exceptions, the incurrence of expenses or liabilities by the Shareholders' Representative in connection with any suits against the Shareholders' Representative in his capacity as such (collectively, "Post-Closing Liabilities"). At the Closing, 29,159 shares of Century Stock, which represents 5% of the aggregate number of shares of Century Stock issuable in connection with the Merger, will be placed in escrow pursuant to the terms of the Escrow Agreement. For further information, see "- Post-Closing Liabilities; Escrow Agreement."

      Post-Closing Liabilities; Escrow Agreement

            As discussed further below, the Shareholders may be required to pay certain Post-Closing Liabilities in accordance with their pro rata record ownership interest ("Pro Rata Share") of Mississippi-6 Stock immediately prior to the Effective Time. Appendix B hereto sets forth the pro rata record ownership interest of each Mississippi-6 shareholder as of the Record Date. Assuming that none of these shareholders transfer their rights or interests with respect to their shares prior to the Effective Time or perfect dissenters' rights in connection with the Merger, the record ownership interests listed on Appendix B will constitute each such shareholder's Pro Rata Share. For certain information regarding the effects of transfers of the right to receive the Merger Consideration, see "- Procedures For Receiving Merger Consideration."

            Indemnification.    After  the  Closing  Date,  the  Shareholders,
      Century, and certain of their affiliates will have the following indemnification rights and obligations.

            Indemnification by Shareholders. The Merger Agreement obligates the Shareholders to severally indemnify Century and its directors, officers, agents, affiliates, successors and permitted assigns (collectively, "Century Indemnitees") against claims, losses (including in certain circumstances any diminution in value of Mississippi-6 or its assets), liabilities, costs and expenses (collectively, "Losses") incurred by the Century Indemnitees, directly or indirectly, relating to or arising out of (i) any inaccuracy in any representation or warranty made by Mississippi-6 or the Principal Shareholders in the Merger Agreement or in documents to be delivered thereunder at the Closing ("Closing Documents"), (ii) any breach by Mississippi-6 or the Principal Shareholders of any agreement or obligation under the Merger Agreement or any Closing Documents, (iii) any breach by any Shareholder of the covenants to be made by the Shareholders by virtue of their execution of the Letter of Authorization mailed in conjunction with this Information Statement or (iv) any claim made by former shareholders relating to any act or omission of Mississippi-6 prior to the Closing or to the distribution of the Merger Consideration, including the negotiation, execution, delivery, announcement or performance of the Merger Agreement. For additional information regarding these representations, warranties and covenants, see "- Other Terms of the Merger Agreement" and "- Procedures for Receiving Merger Consideration."

            If  it  is  determined  that the  Shareholders  are  obligated  to indemnify any Century Indemnitees for Losses, each Shareholder will be severally liable for such Loss in accordance with his respective Pro Rata Share. All such Losses will be discharged by releasing to the Century Indemnitees Escrow Shares, which will be valued based upon the average closing sales price of Century Stock for the 20 trading days preceding the release of shares ("Current Century Stock Price"). In the event the Escrow Shares are insufficient to compensate for the Loss, the Century Indemnitees will be free to pursue any or all of the Shareholders directly for their respective Pro Rata Share of the remainder. See "-- Escrow Agreement."

            Indemnification by Century. Century will be obligated to indemnify the Shareholders and their successors, heirs and personal representatives (the "Shareholder Indemnitees") from and against all Losses incurred, directly or indirectly, relating to or arising out of
      (i) any inaccuracy of any representation or warranty made by Century in the Merger Agreement or any Closing Documents or (ii) any breach of any covenant or other obligation of Century in the Merger Agreement or any Closing Documents.

            Limitations  and  Procedures.   The indemnification obligations of
      the Shareholders and Century are subject to certain limitations, conditions and procedures set forth in the Merger Agreement. Under the Merger Agreement neither the Shareholders nor Century has any indemnification liability unless written notice of an indemnity claim is given prior to the third anniversary of the Closing Date. However, (i) the Century Indemnitees may continue to make claims after such date for inaccuracies of certain representations or warranties relating to Mississippi-6's capitalization, litigation, labor relations, product liabilities claims, taxes, compliance with certain laws and payments to brokers and (ii) the Shareholder Indemnitees may continue to make claims after such date for inaccuracies of certain representations and warranties relating to Century's capitalization and compliance with certain securities laws.

            The Merger Agreement further provides that generally neither the Shareholder Indemnitees nor the Century Indemnitees are entitled to indemnification except to the extent the aggregate amount of all indemnifiable Losses payable to them exceeds $10,000. In addition, no Shareholder will have any indemnification liability for any inaccuracy of a representation or warranty in the Merger Agreement or any breach of any covenant, agreement or obligation of the Principal Shareholders under the Merger Agreement other than the Principal Shareholder who made or agreed to the specific representation, warranty, covenant, agreement or obligation. In the absence of common law fraud, the indemnification rights afforded to the Century Indemnitees and the Shareholder Indemnitees constitute their sole respective remedies for any Losses relating to the Merger Agreement other than those arising in connection with adjusting the Merger Consideration after the Closing (which are described below under "-- Post-Closing Adjustment of Merger Consideration").

            The Merger Agreement sets forth certain procedures and conditions with respect to making and defending claims for indemnification and generally allows the indemnifying party to control the defense of and, subject to certain conditions contained in the Merger Agreement, settle or compromise claims for which it may be responsible. The Merger Agreement provides that all claims made by or against the Shareholders will be pursued, administered, collected and defended by the Shareholders' Representative. See "- Shareholders' Representative."

            Post-Closing Adjustment of Merger Consideration. The Conversion Ratio was calculated immediately prior to the date of this Information Statement pursuant to a formula specified in the Merger Agreement. Under this formula, the Conversion Ratio was determined by dividing (i) $19.75 million plus approximately $924,000 of construction costs, less approximately $3,948,000, which constitutes the good faith estimate of Mississippi-6's management as to the difference between Mississippi-6's indebtedness as of the Effective Time minus its current assets as of such time ("Net Indebtedness") by (ii) $28.68, which represents the Average Century Stock Price, and thereafter dividing the resulting quotient by 1,000, which represents the number of outstanding shares of Mississippi-6 Stock. For a discussion of certain payments and other transactions related to the Merger that have increased Net Indebtedness, see "-- Escrow Agreement --- Fees and Expenses of Escrow Agent," and "- Termination and Amendment of Certain Agreements." Within 60 days after the Closing, Century will (i) determine the actual amount of Net Indebtedness as of the Effective Time, (ii) recalculate the Conversion Ratio based upon the actual amount of Net Indebtedness and (iii) advise the Shareholders' Representative of its findings. If the Shareholders' Representative does not agree with Century's findings, then Century and the Shareholders' Representative will negotiate in good faith to resolve such dispute and agree upon the amount of the final Merger Consideration and submit any unresolved disputes to an independent accounting firm, whose resolution will be final and binding on Mississippi-6, Century and their respective shareholders. Except for Net Indebtedness, no component of the formula used to calculate the Conversion Ratio will be adjusted after the Closing.

            If the Conversion Ratio disclosed in this Information Statement exceeds the final calculation of the Conversion Ratio, then all Shareholders will be required to refund the difference to Century, and if the Conversion Ratio disclosed herein is less than the final calculation of the Conversion Ratio, then Century will be required to deliver to the Escrow Agent such number of shares of Century Stock ("Excess Shares") equal in value to the shortfall based upon the Average Century Stock Price. Any such Excess Shares will be held and disbursed under the Escrow Agreement in the same manner as all other shares deposited at Closing. Amounts payable by the Shareholders will be discharged by returning to Century Escrow Shares, which will be valued based upon the Current Century Stock Price. In the unlikely event that the Escrow Shares are insufficient to reimburse Century fully, Century will be free to pursue all or any of the Shareholders directly for their respective Pro Rata Share of the shortfall. See "-- Escrow Agreement."

            Obligations with Respect to Taxes. The shareholders of Mississippi-6 will be obligated to pay all legal and other costs for tax audits or examinations with respect to taxable periods ending on or before the Effective Date.

            Escrow Agreement.  As described above, at the Closing Century will deliver 29,159 shares of Century Stock to the Escrow Agent, which will hold these shares and any subsequently delivered Excess Shares
      (collectively, the "Escrow Shares") in accordance with the Escrow Agreement to be executed at the Closing. The following summary of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a form of which is attached hereto as Appendix C and is incorporated herein by reference. By virtue of the approval of the Merger Proposal at the Special Meeting, each Shareholder will be deemed to have agreed to all of the terms and conditions of the Escrow Agreement (which agreement will be confirmed by each such Shareholder by execution of the Letter of Authorization). See "- Procedures for Receiving Merger Consideration." For information regarding the agreement of the Principal Shareholders to vote in favor of the Merger Proposal, see "The Special Meeting - Vote Required."

            Management of Escrow Account. The Escrow Shares will be disbursed solely in accordance with the Escrow Agreement. Upon payment of any cash dividends with respect to the Century Stock held in escrow, the Escrow Agent will promptly disburse such dividends to the Shareholders' Representative, who will be obligated to distribute such payments (without interest) to the Shareholders in accordance with their Pro Rata Share. All voting rights attributable to the Escrow Shares will be exercised by the Escrow Agent solely in accordance with the voting instructions of the Shareholders' Representative, who will be obligated to consult with the Shareholders prior to submitting instructions. If the Escrow Agent does not timely receive voting instructions from the Shareholders' Representative, the Escrow Shares will not be voted. In the event of any recapitalization, reclassification, merger, business combination or other transaction in which holders of Century Stock become entitled to cash, securities or other property with respect to or in exchange for Century Stock, the Escrow Agent will hold such cash, securities or other property for the benefit of the claimants under the Escrow Agreement and will pay, at the end of each calendar quarter and upon termination of the Escrow Agreement, any interest or dividends that accrue with respect thereto to the Shareholders' Representative, who will be obligated to distribute such amounts to the Shareholders in the same manner as Century dividends. Subject to certain exceptions, the Escrow Agent will have no power to dispose of the Escrow Shares.

            Payment of Escrow Shares to Century or the Century Indemnitees. Prior to the expiration of the Escrow Agreement, Escrow Shares may be returned to Century or the Century Indemnitees for any of the following purposes:

            . to discharge the Shareholders' indemnification obligations to Century Indemnitees for any Losses, as described more fully above under "-- Indemnification"

            . to reduce the Merger Consideration upon final resolution of the Conversion Ratio, as described more fully above under "-
                  - Post-Closing Adjustment of Merger Consideration"

            .     to   discharge  the  Shareholders'  tax-related  liabilities
                  referred to under "-- Obligations With Respect to Taxes."

            In each of the cases listed above, the Shareholders' Post-Closing Liability will be discharged by transferring Escrow Shares having an aggregate value as nearly equal as possible to such liability; for these purposes, each Escrow Share will be deemed to have a value equal to the Current Century Stock Price. If the value of the Escrow Shares is insufficient to discharge the Shareholders' Post-Closing Liabilities, the Shareholders will remain responsible for the balance. See "-- Unlimited Liability." For a description of the circumstances under which Escrow Shares may be used to discharge amounts owed by the Shareholders to the Escrow Agent, see "--- Fees and Expenses of Escrow Agent."

            Release of Escrow Shares to Shareholders. In the absence of unresolved claims under the Merger Agreement, the Escrow Agent will release to the Shareholders' Representative one-half of the Escrow Shares then remaining in escrow on the 12-month anniversary of the Closing Date and one-half of the remaining shares six months later. Unless extended in connection with an unresolved claim, the Escrow Agreement will terminate on the 24-month anniversary of the Closing Date, at which time all remaining shares of Century Stock not subject to an unresolved claim will be released to the Shareholders' Representative. No assurance can be given that any Escrow Shares will remain on the 12-, 18- or 24-month anniversary dates. Upon any such release of shares, the Shareholders' Representative will instruct the Exchange Agent to allocate the released shares among the Shareholders in a manner such that (i) the Shareholders receive a number of shares as nearly equal as possible to their respective Pro Rata Share of the total number of shares released and (ii) no fractional shares are issued. Any cash or other property held in escrow will be distributed in like manner. See "--- Management of Escrow Account."

            All distributions made for the benefit of the Shareholders under the Escrow Agreement will be made to the Shareholders' Representative, who will be obligated to forward such distributions to the names and addresses provided in the Letters of Authorization delivered to the Exchange Agent (unless the Shareholders' Representative subsequently receives notice of a different address in accordance with the procedures described in the Letter of Authorization). Except as otherwise noted in the Letter of Authorization, the contingent right of each Shareholder to receive such distributions (and to consult with the Shareholders' Representative with respect to the exercise of voting rights) shall be nontransferable and nonassignable (except for transfers upon such Shareholder's death or otherwise by operation of law) and shall not be represented by any certificate or other written instrument. See "- Procedures for Receiving Merger Consideration."

            Fees and Expenses of Escrow Agent. All fees and expenses of the Escrow Agent will be borne equally by Century and the Shareholders. The Escrow Agent's basic fee of $3,000 for two years' service will be paid prior to Closing in equal parts by Century and Mississippi-6. Although the parties believe that this payment will fully compensate the Escrow Agent for its services, the Escrow Agreement further obligates the Shareholders to reimburse the Escrow Agent for expenses incurred by it in the performance of its duties (including reasonable counsel fees) and to indemnify the Escrow Agent for any taxes, expenses, liabilities or other charges incurred by it in connection with its duties under the Escrow Agreement, except as a result of its own gross negligence or willful misconduct. If the Escrow Agent submits any claims after the Closing Date for these extraordinary charges, the Shareholders' Representative will attempt to collect the Shareholders' 50% portion thereof by soliciting cash payments directly from the Shareholders. In the event the Escrow Agent does not fully recoup these extraordinary charges timely from the Shareholders' Representative, the Escrow Agent will have the right to sell an appropriate amount of Escrow Shares and retain proceeds equal to the unpaid amount.

            Exculpation of Shareholders' Representative. The Shareholders will also be obligated after the Closing Date to exculpate and reimburse the Shareholders' Representative in certain circumstances. See "- Shareholders' Representative." Unlike all other Post-Closing Liabilities, the Escrow Shares will not be available to satisfy these liabilities. Instead, the Shareholders' Representative will be required to pursue the Shareholders directly for these amounts.


            Unlimited Liability. In the event the Shareholders become obligated to any claimant for any Post-Closing Liability in an amount that exceeds the value of the remaining Escrow Shares or for any Post-Closing Liability as to which Escrow Shares are not available, the claimant may proceed against any or all of the Shareholders to collect the remaining amount owed. Although no Shareholder will be obligated to pay more than his Pro Rata Share of any such liability, there are no limitations on the amount that a Shareholder may be obligated to pay in connection with Post-Closing Liabilities. Accordingly, it is possible that a Shareholder's Post-Closing Liabilities could exceed the value of the Merger Consideration received by him. Moreover, the release of Escrow Shares to the Shareholders on the 12-, 18- and 24-month anniversaries of the Closing Date will not eliminate or reduce the Shareholders' obligations to pay Post-Closing Liabilities that may arise at a later date. Each claimant will be free to pursue any or all of the Shareholders in its sole discretion, and the refusal or inability of any Shareholder to discharge his Post-Closing Liability will not excuse any other Shareholder from his Post-Closing Liability.

            Dissenting shareholders who perfect their dissenters' rights under Mississippi law will not be responsible for any Post-Closing Liabilities. All other shareholders of Mississippi-6 as of the Effective Time will be responsible for such liabilities upon adoption of the Merger Proposal, even if they fail to vote, abstain, or vote against the Merger Proposal.

      Shareholders' Representative

            Designation. By virtue of the approval of the Merger Proposal at the Special Meeting, each Shareholder will be deemed to have appointed David A. Bailey to serve as his sole Shareholders' Representative with respect to the matters set forth in the Merger Agreement and the Escrow Agreement. Upon such approval, each Shareholder will, effective as of the Effective Time, be deemed to have (i) irrevocably appointed the Shareholders' Representative as his agent, proxy and attorney-in-fact for all purposes of the Merger Agreement and the Escrow Agreement and
      (ii) agreed that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, incapacity, bankruptcy, or divorce of any Shareholder, which appointment and agreement will be confirmed upon such Shareholder's execution of the Letter of Authorization. See "-Procedures for Receiving Merger Consideration." For information regarding the agreement of the Principal Shareholders to vote in favor of the Merger Proposal (and thereby to ensure the appointment of David A. Bailey as the Shareholders' Representative), see "The Special Meeting - Vote Required."

            Authority. The Shareholders' Representative will have the power and authority to act on each Shareholder's behalf to do, among other things, the following (in each case in accordance with the Merger Agreement and the Escrow Agreement): (i) to take all actions which the Shareholders' Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Merger Consideration and any claims for indemnification made by or against Century; (ii) to engage and employ agents and representatives and to incur other expenses as he deems necessary or advisable; (iii) to provide for expenses incurred in connection with the administration of the foregoing (including expenses incurred by the Shareholders' Representative) to be paid by directing the Shareholders to pay such amounts; (iv) to disburse all indemnification payments received from Century; (v) to disburse any shares or other property remaining in the Escrow Account upon expiration of the Escrow Agreement; (vi) to amend and grant consents and waivers after the Closing under the Merger Agreement and Escrow Agreement; (vii) to manage tax audits relating to Mississippi-6 for taxable periods ending on or before the Effective Date and represent the Shareholders' interests in connection therewith and
      (viii) to take all other actions and exercise all other rights which the Shareholders' Representative (in his sole discretion) considers necessary or appropriate in connection with the Merger Agreement and the Escrow Agreement. All decisions and acts by the Shareholders' Representative will be binding upon all of the Shareholders, and, except to the extent otherwise provided under "-- Exculpation," no such Shareholder will have the right to object, dissent, protest or otherwise contest such decisions or acts.

            Resignation. Under the Merger Agreement, if the Shareholders' Representative resigns or is unable to serve for any reason, Wirt A. Yerger, III shall serve as the Shareholders' Representative under the Merger Agreement and the Escrow Agreement.

            Exculpation. The Merger Agreement provides that neither the Shareholders' Representative nor any of his agents will be liable to any Shareholder relating to the performance of his duties under the Merger Agreement or the Escrow Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise, and that the Shareholders' Representative will be indemnified and held harmless by the Shareholders in accordance with their respective Pro Rata Shares against all expenses (including attorneys' fees), judgments, fines and other amounts incurred in connection with any suit or claim to which the Shareholders' Representative is made a party by reason of the fact that he was acting as the Shareholders' Representative pursuant to the Merger Agreement or the Escrow Agreement, in each case except to the extent it is finally determined in a court having jurisdiction that the actions taken or not taken by the Shareholders' Representative constituted fraud or were taken or not taken in bad faith.

            Certain Information Regarding Shareholder's Representative. For certain information regarding David A. Bailey, see "Information About Mississippi-6 - Security Ownership of Certain Beneficial Owners and Management."

      Agreement of Shareholders to Hold Century Stock

            In order to safeguard the tax-free treatment of the Merger, the Principal Shareholders have represented to Century in the Merger Agreement that they do not have a present intention to sell the Century Stock to be received by them in connection with the Merger in a manner that jeopardizes such tax-free treatment. As described further under "- Certain Federal Income Tax Consequences," the continuing qualification of the Merger as a tax-free reorganization is contingent upon the Mississippi-6 shareholders retaining a sufficient continuing interest in Mississippi-6 through their ownership of Century Stock. In an effort to insure the continuing interest of the former shareholders in the surviving corporation, the Merger Agreement obligates the Shareholders to hold as a group sufficient amounts of Century Stock for a sufficient duration to satisfy the "continuity of interest" requirements described under "- Certain Federal Income Tax Consequences." This agreement among the Shareholders will be confirmed by virtue of the Shareholders' execution of the Letter of Authorization. See "- Procedures for Receiving Merger Consideration."

            To ensure that this agreement of the shareholders to hold their shares is administered fairly and equitably among all Shareholders, Mississippi-6 intends to solicit each Mississippi-6 shareholder prior to Closing to execute an agreement obligating each such shareholder to hold at least one-half of the shares of Century Stock issued to him in connection with the Merger for at least two years after the Closing Date. In addition, it is anticipated that one-half of the Century Stock issued to the Shareholders will be represented by certificates that contain a restrictive legend summarizing the terms of this proposed agreement.

            If for any reason it is determined that the Merger does not constitute a tax-free reorganization, neither Century nor Sub will incur any adverse effects. Neither Century nor Sub will take any steps whatsoever to ensure the tax-free treatment of the Merger, and neither will have any responsibility or liability in the event that actions taken after the Closing jeopardize or eliminate such tax-free treatment.

      Termination of Shareholders' Agreement

            Each Mississippi-6 shareholder is a party to the First Amended and Restated Shareholders Agreement dated as of January 1, 1995 (the "Shareholders' Agreement") which, among other things, places certain restrictions on the transfer of Mississippi-6 Stock to non-family members and limits the ability of shareholders to sue officers and directors of Mississippi-6 for breaches of their fiduciary duty of care. See "Comparative Rights of Century and Mississippi-6 Shareholders - Transfer Restrictions." The Merger Agreement contemplates that the Shareholders' Agreement will be terminated. To effect this, Mississippi-6 intends to solicit each Mississippi-6 shareholder prior to the Closing to execute a termination agreement providing that all provisions of the Shareholders' Agreement shall lapse, other than those limiting the ability of shareholders to sue officers and directors. Upon executing the Letter of Authorization, each Shareholder will acknowledge that he has no further rights under the Shareholders' Agreement (other than as an officer or director). See "- Procedures For Receiving Merger Consideration."

      Certain Federal Income Tax Consequences

            Principal Consequences of the Merger. The Merger is intended to be a "tax-free reorganization" for federal income tax purposes under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). The following will be the principal federal income tax consequences of the Merger assuming it is treated as a "tax-free reorganization":

            (i) No gain or loss will be recognized by Mississippi-6, Sub or Century as a result of the Merger.

            (ii) No gain or loss will be recognized by Mississippi-6's shareholders as a result of the Merger, except as described in paragraphs (iv) and (vii) below.

            (iii) The Merger will not result in any change in the basis of Mississippi-6's assets.

            (iv) The payment of cash to a holder of Mississippi-6 Stock in lieu of fractional shares of Century Stock will be accorded sale or exchange treatment under Section 302 of the Code. Such Shareholder's realized gain will be recognized to the extent of the cash payment received by him.

            (v) The basis for tax purposes of the shares of Century Stock received by a holder of Mississippi-6 Stock pursuant to the Merger will be the same as the basis for such shareholder's Mississippi-6 Stock surrendered in exchange therefor increased by the amount of any gain recognized by such shareholder in connection with the receipt of a cash payment in lieu of a fractional share and reduced by the amount of any cash received by such shareholder in connection therewith.

            (vi) A Mississippi-6 shareholder's holding period with respect to the shares of Century Stock received by such shareholder as a result of the Merger will include the period for which he held the shares of Mississippi-6 Stock which were converted into such shares of Century Stock, provided such shares of Mississippi-6 Stock were held as a capital asset on the Effective Date.

            (vii) Under current rulings of the Internal Revenue Service (the "IRS"), any Mississippi-6 shareholder who exercises his rights under Mississippi law to dissent from the Merger will be treated as if his Mississippi-6 Stock was redeemed by Mississippi-6, although it is possible that a dissenter will be treated as if he received a whole share of Century Stock which was then redeemed by Century. Such dissenter should recognize gain or loss based on the difference between his tax basis in his Mississippi-6 shares and the amount of cash he receives for the shares. Normally such gain or loss should be capital gain or loss. However, if a redemption fails to qualify for exchange treatment under Section 302(b) of the Code (considering the attribution rules of Section 318 thereof) because the shareholder's interest is not sufficiently reduced, a risk exists that some or all of the cash received by a dissenting shareholder will be treated as a taxable dividend to such shareholder.

            Continuity of Interest Requirements. For IRS ruling purposes, in order for the Merger to constitute a tax-free reorganization, the amount of Century Stock received by all Mississippi-6 shareholders in connection with the Merger must be at least 50% of the aggregate value of the consideration paid to all dissenting and non-dissenting shareholders in connection with the Merger. Century Stock received in the Merger will not count toward the 50% threshold if the recipient disposes of such stock and such recipient had an intention to dispose of the stock on the Effective Date. The disposition of stock within two years of the Effective Date may evidence that the shareholder had an intent to dispose of the stock on the Effective Date. Dispositions within two years of the Effective Date of over 50% of the Century Stock issued in connection with the Merger could result in the IRS taking the position that the Merger was a taxable transaction and that the Shareholders owe taxes in connection therewith. In an effort to safeguard the tax-free treatment of the Merger, the Merger Agreement obligates the Shareholders as a group to hold sufficient amounts of their Century Stock for a sufficient duration to satisfy the continuity of interest requirements of the Code and the regulations promulgated thereunder. See "- Agreement of Shareholders to Hold Century Stock."

            Consequences of Escrow Agreement. All cash dividends received by the Shareholders with respect to the Escrow Shares will be taxable to the Shareholders as if they held the Escrow Shares in their own names. Any other dividends and interest will be taxable to the Shareholders as if they held the other shares and investments in their own name, even though such dividends and interest will not be distributed to such Shareholders except at the end of each calendar quarter and upon termination of the Escrow Agreement. The Shareholders will recognize gain or loss on the return of Escrow Shares to Century, and they will increase the basis of their remaining Century shares by an amount equal to the fair market value of the shares returned. The Shareholders will recognize no gain or loss on the receipt of Escrow Shares from the Escrow Agent. If the Escrow Agent sells Escrow Shares to collect reimbursable expenses, each Shareholder will recognize his Pro Rata Share of any gain or loss. The fees and expenses paid to the Escrow Agent are likely not deductible expenses for tax purposes.

            The tax discussion set forth above sets forth the views of Mississippi-6, is included for general information only, and is based upon present law. The tax consequences of the Merger will depend in large part on the facts and circumstances applicable to each shareholder and upon an evaluation of facts and events that will occur in the future, and as a result, the particular tax consequences to a shareholder cannot be predicted with certainty. Neither Century nor Mississippi-6 has sought or received an opinion of tax counsel or other tax expert regarding the tax consequences of the Merger. Therefore, each shareholder is urged to consult his own tax advisor regarding the tax consequences of the Merger. With regard to tax consequences under the laws of states or local governments or of any other jurisdiction, no information or opinion is provided herein, and shareholders are urged to consult, and should rely upon, their own tax advisors.

      Procedures For Receiving Merger Consideration

            In connection with the mailing of this Information Statement, each Mississippi-6 shareholder has been furnished with a Letter of Authorization for use in authorizing the surrender to the Exchange Agent of their certificates representing Mississippi-6 Stock. Mississippi-6 believes that all such certificates are currently held by its lender, Trustmark National Bank. Mississippi-6 and Century intend to take such steps as may be necessary to cause the lender to release all of these certificates to the Exchange Agent in connection with the Closing.

            Immediately following the Effective Time, the Exchange Agent will deliver to each former Mississippi-6 shareholder the appropriate amount of Merger Consideration (less such shareholder's Pro Rata Share of the 29,159 shares of Century Stock placed in escrow as described under "- Post-Closing Liabilities; Escrow Agreement -- Escrow Agreement") upon its receipt from such shareholder of a Letter of Authorization duly completed in accordance with its instructions. At all times after consummation of the Merger but prior to such exchange, certificates previously representing Mississippi-6 Stock will be deemed to represent such number of shares of Century Stock into which they will have been converted at the Effective Time and the right to receive a cash payment in lieu of a fractional share (or, with respect to dissenting shareholders, the right to receive the fair value of their shares). Until a Shareholder furnishes the Exchange Agent with a duly completed Letter of Authorization, (i) no certificates representing Century Stock will be issued to such Shareholder and (ii) dividends or other distributions payable with respect to the shares of Century Stock issued to such Shareholder in connection with the Merger will not be paid.

            As explained further in the enclosed Letter of Authorization, the execution of the Letter of Authorization by each Shareholder will constitute such Shareholder's acknowledgement that, by virtue of the approval of the Merger Proposal at the Special Meeting, (i) such Shareholder will be responsible for any Post-Closing Liabilities on the terms and conditions specified in the Merger Agreement and the Escrow Agreement, (ii) such Shareholder will be bound by the provision in the Merger Agreement that obligates the Shareholders as a group to hold sufficient amounts of Century Stock for sufficient duration to safeguard the tax-free treatment of the Merger, (iii) such Shareholder will have been deemed to have irrevocably appointed David A. Bailey as of the Effective Time as such Shareholder's agent, proxy and attorney-in-fact for all purposes specified in the Merger Agreement and the Escrow Agreement, and (iv) such Shareholder will have no further rights under the Shareholders' Agreement (except as an officer or director of Mississippi-6). See "- Post-Closing Liabilities; Escrow Agreement," "- Agreement of Shareholders to Hold Century Stock," "- Shareholders' Representative" and "- Termination of Shareholders' Agreement." The Merger Agreement obligates the Shareholders to indemnify the Century Indemnitees for Losses arising out of any breach by any Shareholder of the covenants to be made by virtue of the Shareholders' execution of the Letter of Authorization. See "- Post-Closing Liabilities; Escrow Agreement -- Indemnification."

            The Letter of Authorization permits Shareholders to transfer the right to receive the Merger Consideration to transferees of their choice. No such transfer, however, will relieve the Shareholder of his obligation to discharge his Pro Rata Share of any Post-Closing Liabilities.

            Although no assurance can be given that the Merger will be consummated, in order to ensure the earliest possible receipt of the Merger Consideration, Mississippi-6 shareholders are encouraged at their earliest convenience to complete the enclosed Letter of Authorization and to send it in accordance with its instructions in the enclosed stamped envelope addressed to the Exchange Agent.

      Other Terms of the Merger Agreement

            Regulatory Approvals and Other Closing Conditions. On June 28, 1995, the FCC's order dated May 11, 1995 approving the transactions contemplated by the Merger Agreement became final and nonappealable. All other regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement have been obtained.

            In addition to receipt of the regulatory approval described above, the obligations of Century and Mississippi-6 to consummate the Merger are subject to, among other things, (i) the approval of the Merger Proposal by a majority of the total voting power of Mississippi-6 at the Special Meeting, (ii) the absence of any stop order with respect to the Registration Statement of which this Information Statement forms a part,
      (iii) the Century Stock having been approved for listing on the New York Stock Exchange, (iv) the material accuracy of the other party's representations and warranties, (v) the material performance by the other party of its obligations under the Merger Agreement, (vi) the absence of any injunctions or other court orders preventing consummation of the Merger, (vii) the absence of any litigation with a reasonable likelihood of success seeking to enjoin the Merger or related transactions, (viii) the execution and delivery of the Escrow Agreement,
      (ix) the satisfaction of all conditions required for treating the Merger as a tax-free reorganization and (x) the receipt of any required third-party consents, legal opinions and other closing certificates and documents, and the satisfaction of certain other customary closing conditions.

            The obligation of Century to consummate the Merger is further conditioned upon, among other things, (i) the absence of a material adverse change with respect to Mississippi-6, (ii) the aggregate Mississippi-6 Stock held by dissenting shareholders being no more than 10% of all such stock immediately prior to the Effective Time, (iii) the Net Indebtedness of Mississippi-6 as of the Closing not exceeding by more than $100,000 the amount estimated by Mississippi-6's management prior to the date of this Information Statement, (iv) Century's receipt of a resignation letter and release executed by each director and officer of Mississippi-6 and (v) the termination of a services agreement between Mississippi-6 and Mercury, the execution and delivery of a transitional services agreement with Mercury and the amendment of a billing contract to which Mississippi-6 is a party, all of which are described further under "- Termination and Amendment of Certain Agreements."

            The obligation of Mississippi-6 to consummate the Merger is further subject to the condition of there having been no material adverse change with respect to Century between April 18, 1995 and the Closing Date. For a description of the manner in which "material adverse change" is defined in the Merger Agreement, see "The Special Meeting - Vote Required."

            No assurance can be given that the conditions to consummating the Merger can or will be satisfied or waived in a timely manner or at all.

            Expenses.   Regardless  of whether the Merger is consummated,  the
      Merger Agreement provides that all fees and expenses incurred in connection with the Merger Agreement and related transactions shall be paid by the party incurring them. For a description of the Shareholders' obligation to pay certain expenses of the Escrow Agent and Shareholders' Representative, see "- Post-Closing Liabilities; Escrow Agreement." See also "- Termination and Amendment of Certain Agreements."

            Representations and Warranties. *The Merger Agreement contains various mutual representations and warranties of Mississippi-6 and Century relating to, among other things, (i) organization and other corporate matters, (ii) capitalization and capital stock, financial statements and financial information, (iii) due authorization, execution, and enforceability of the Merger Agreement and related agreements, (iv) required third party and governmental consents and the absence of material conflicts or violations under charter or bylaw provisions, agreements or other instruments or applicable laws, (v) the compliance with securities laws, (vi) the accuracy of information supplied by Century and Mississippi-6 for use in this Information Statement and the Registration Statement, (vii) the absence of undisclosed brokers or finders fees and (viii) certain other customary representations and warranties.

            The Merger Agreement also contains various representations and warranties of Mississippi-6 relating to, among other things, (i) the absence since December 31, 1994 of certain material events, changes or effects relating to Mississippi-6, (ii) retirement and other employee benefit plans and employee-related matters, including severance and other benefits and labor matters, (iii) pending and threatened litigation and claims, including product liability claims, (iv) title to and sufficiency and condition of its assets, (v) material contracts and defaults, (vi) intellectual property, real estate and insurance matters,
      (vii) compliance with tax, environmental,  securities  and  other  laws,
      (viii) investments and outstanding indebtedness, (ix) absence of undisclosed liabilities, (x) interests in customers and suppliers, and
      (xi) compliance with and validity of licenses and permits (including FCC licenses) and other FCC matters. By application of these representations and warranties, shareholders of Mississippi-6 (which has been taxed as a Subchapter S corporation since January 1, 1991) will remain liable for the payment of taxes due for taxable periods ending on or before the Effective Date. The Merger Agreement contains other representations and warranties of Century relating to, among other things, the accuracy of information contained in Century's Exchange Act filings and the Registration Statement.

            The Principal Shareholders also make certain representations and warranties to Century as to themselves relating to, among other things, authority to enter into the Merger Agreement, due execution and enforceability of the Merger Agreement, the absence of material conflicts or violations with agreements and other instruments, absence of required consents, absence of material litigation and absence of undisclosed interests in Mississippi-6.

            Subject to the limitations on the parties' respective indemnification obligations under the Merger Agreement, all representations and warranties will survive after the Effective Time for the periods specified therein. See "- Post-Closing Liabilities; Escrow Agreement -- Indemnification."

            Non-Solicitation; Termination Fee. Pursuant to the Merger Agreement, Mississippi-6 and the Principal Shareholders have agreed that, unless the Board of Directors makes a Fiduciary Determination (as defined below), they will not (and will instruct their affiliates, directors, officers, employees and representatives not to), among other things, (i) solicit or encourage any acquisition proposal to acquire all or a substantial portion of the assets or equity of Mississippi-6 or
      (ii) engage in discussions or negotiations with, or furnish any information to, any person that is considering making an acquisition proposal.

            If, following the receipt of an unsolicited bona fide acquisition proposal, the Merger Agreement is terminated by Mississippi-6 upon a good faith determination by the Board of Directors of Mississippi-6, after considering the written advice of outside counsel regarding its fiduciary duties, that acceptance of such proposal is in the best interests of Mississippi-6's shareholders and is required pursuant to the Board's fiduciary duties under Mississippi law (a "Fiduciary Determination"), then Mississippi-6 has agreed to pay Century a fee, as liquidated damages, equal to 5% of the Merger Consideration, calculated as of the date the Merger Agreement is terminated. Prior to such termination, Century will be permitted to match such acquisition proposal for a period of five business days.

            The termination fee could have the effect of discouraging a third party from pursuing an acquisition proposal involving Mississippi-6 because the cost of such acquisition would be increased by the amount of the termination fee.

            Amendment, Waiver and Termination. The Merger Agreement may be amended at any time before or after its approval by Mississippi-6's shareholders, provided that no amendment may be made after shareholder approval that decreases the Merger Consideration or changes the form thereof or adversely affects the rights of Mississippi-6's shareholders without the further approval of the affected shareholders.

            Upon consummating the Merger, each party is deemed to have acknowledged that all conditions to its obligation to consummate the Merger have been fulfilled or duly waived and, in the absence of common law fraud, to have waived any right to subsequently assert that any such conditions were not fulfilled or duly waived. Except for such deemed waivers or as otherwise provided in the Merger Agreement, all waivers must be in writing.

            The Merger  Agreement  may  be terminated at any time prior to the
      Effective Time by the mutual consent of Century and Mississippi-6 or unilaterally by either Century or Mississippi-6 upon the occurrence or nonoccurrence of certain specified events, including (i) failure to consummate the Merger upon the tenth day after satisfaction or waiver of the closing conditions, (ii) a material breach by a party of any representations, warranties or covenants that are not or cannot be cured within 15 days after written notice of such breach and (iii) the commencement by or against a party of any proceeding relating to insolvency. In addition, the Merger Agreement may be unilaterally terminated by Mississippi-6 if the Board of Directors of Mississippi-6, upon receipt of an unsolicited bona fide acquisition proposal, makes a Fiduciary Determination upon receipt of an unsolicited bona fide acquisition proposal. Upon termination of the Merger Agreement, neither party shall have any liability to the others, except for (i) actual damages incurred as a result of material breaches of representations, warranties or covenants, (ii) common law fraud or (iii) in connection with acceptance of an acquisition proposal described above, a termination fee as discussed under "-- Non-Solicitation; Termination Fee."

            Conduct of Business Pending the Merger. The Merger Agreement provides that until the Effective Time, Mississippi-6 will conduct its business in the ordinary course of business consistent with past practice and will use its reasonable best efforts to maintain and protect its respective properties and business organization and the services of its officers, and maintain the relationships with its respective customers and suppliers. The Merger Agreement also provides that Mississippi-6 will, among other things, (i) continue to market and advertise its services and products in accordance with past practices,
      (ii) use its reasonable best efforts to expeditiously and diligently resolve all proceedings, threatened proceedings and other claims as soon as reasonably practicable, provided that it consults with Century prior to settling any such matter, (iii) construct all cell sites currently under construction in accordance with sound business practices and (iv) otherwise make all capital improvements in accordance with its capital expenditure budget.

            The Merger Agreement also contains various customary covenants and agreements by Century and Mississippi-6, including covenants to cooperate and use reasonable best efforts to obtain all necessary third-party and governmental approvals, to satisfy all conditions to Closing and to consummate the Merger at the earliest practical date.

      Termination and Amendment of Certain Agreements

            Prior to the Effective Time, the management and construction services agreement between Mississippi-6 and Mercury will be terminated, and in connection therewith Mississippi-6 will pay to Mercury a termination fee of $72,000. Century's obligation to consummate the Merger is conditioned upon Century and Mercury agreeing to a short-term agreement under which Mercury will provide on a transitional basis after the Closing certain of the management services currently being provided to Mississippi-6. See "- Other Terms of the Merger Agreement -- Regulatory Approvals and Other Closing Conditions." Negotiations of this transitional agreement have not yet begun and may not commence until shortly before the Closing. However, it is anticipated that Mercury will provide a substantially reduced level of services for no more than one or two months after the Closing Date. For a discussion of the management agreement currently in effect and the affiliations of Mercury and Mississippi-6, see "Information About Mississippi-6 - Description of the Business -- Construction and Management of Cellular System" and the Notes to Mississippi-6's financial statements appearing elsewhere herein.

            At Century's request, Mississippi-6 agreed in the Merger Agreement to use its best efforts prior to Closing to amend its billing services agreement with an unaffiliated party to delete, to the fullest extent possible, liability of Mississippi-6 for termination fees upon early termination of the agreement. Under the agreement's original formula, the termination fee would have been approximately $371,400, assuming an August 1995 termination. Under the Merger Agreement, Century's obligation to consummate the Merger is conditioned upon amending this agreement prior to the Closing to delete any reference to termination fees or to otherwise effect amendments acceptable to Century. In late June 1995, the unaffiliated party agreed to reduce this fee, and Century agreed to waive this closing condition in exchange for Mississippi-6's agreement to assume liability for one-half of the reduced termination fee. This liability has been reflected in Mississippi-6's calculation of Net Indebtedness. See "- Post-Closing Liabilities; Escrow Agreement -- Post-Closing Adjustment of Merger Consideration."

      Accounting Treatment

            Century will account for the Merger as a purchase under generally accepted accounting principles.

      Operations After the Merger

            After the Closing, Mississippi-6 will be a wholly-owned subsidiary of Century. The articles of incorporation of Mississippi-6 and the bylaws of Sub in effect immediately prior to the Effective Time will be the articles of incorporation and bylaws of Mississippi-6 as the surviving corporation in the Merger. The officers and directors of Sub (each of whom are officers or directors of Century) immediately prior to the Effective Time will serve as the officers and directors of Mississippi-6 after the Effective Time.

      Resales of Century Stock

            The Century Stock to be issued to shareholders of Mississippi-6 in connection with the Merger will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to the persons who are "affiliates" of Mississippi-6 on the Record Date (the "Mississippi-6 Affiliates") for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act. Such persons may not sell their shares of Century Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, in compliance with Rule 145 or pursuant to another applicable exemption from the registration requirements of the Securities Act. As a condition to consummating the Merger, each Mississippi-6 Affiliate is required to deliver to Century a written agreement that such person will not sell, pledge, transfer or otherwise dispose of any shares of Century Stock received in the Merger in violation of the Securities Act.

            Under Rule 145, the sale of Century Stock by a Mississippi-6 Affiliate will be subject to certain restrictions, including the requirement that (i) Century has filed all reports required to be filed by Section 13 of the Exchange Act during the preceding twelve months and
      (ii) such Century Stock is sold in a "broker's transaction," which is defined under the Securities Act generally as an unsolicited sale through a broker who receives a normal commission. Assuming Century has timely filed all such reports, after the second anniversary of the Closing Date each Mississippi-6 Affiliate who is not an affiliate of Century will be able to sell Century Stock without any restriction. After the third anniversary of the Closing Date, Mississippi-6 Affiliates who are not affiliates of Century will be subject to no restrictions under Rule 145.

      Dissenting Shareholders' Rights

            General. Any record shareholder of Mississippi-6 who objects to the Merger and who follows the procedures proscribed by Article 13 of the Mississippi Business Corporation Act (the "MBCA") will be entitled to receive, in lieu of the Merger Consideration, cash equal to the "fair value" of his shares of Mississippi-6 Stock. "Fair value" is defined in the MBCA as the value of the shares immediately before the Merger, excluding any appreciation or depreciation in anticipation thereof unless exclusion would be inequitable. The procedures set forth in
      Article 13 must be strictly complied with. Failure to follow any such procedures may result in a termination or waiver of dissenters' rights under Article 13. In the event a shareholder of Mississippi-6 seeking dissenters' rights forfeits or waives such rights under Article 13, such shareholder shall immediately thereafter be deemed to have converted his shares into the right to receive the Merger Consideration as described herein and such shareholder, in order to receive such consideration, should submit to the Exchange Agent a Letter of Authorization and any certificates previously representing shares of Mississippi-6 Stock held by such shareholder. See "- Procedures for Receiving Merger Consideration."

            Set forth below is a summary of the procedures relating to the exercise of dissenting shareholders' rights as provided in the MBCA. The summary does not purport to be complete and is qualified in its entirety by reference to Sections 79-4-13.01 through 79-4-13.31 of the MBCA, which have been attached hereto as Appendix D.

            Procedures to Perfect Rights. In order to be eligible to exercise the right to dissent, a Mississippi-6 shareholder must:

            (i) give notice in writing to Mississippi-6 prior to the vote on the Merger that he intends to demand payment for his shares if the Merger is effectuated; neither a vote against the Merger Proposal nor a proxy directing such vote shall satisfy this notice requirement; and

            (ii) refrain from voting in favor of the Merger Proposal; a shareholder need not vote against the Merger Proposal or take any other affirmative action to satisfy this requirement.

            Mississippi-6 believes that each record shareholder of Mississippi-6 beneficially holds all of the voting and investment power associated with their shares. To the extent any shares of Mississippi-6 Stock are beneficially owned by someone other than the record shareholder, the holders are urged to review the procedures set forth in
      Section 79-4-13.03 of the MBCA.

            Determination of "Fair Value"  by Parties.  If the Merger Proposal
      is approved at the Special Meeting, Mississippi-6 will be required, within ten days after the Effective Date, to deliver a written notice (the "Dissenters Notice") to all shareholders who satisfied the requirements described above. This notice must, among other things, (i) state where the shareholder must send his demand for payment ("Payment Demand") and state where and when the certificates formerly representing the shareholder's Mississippi-6 Stock must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger and which requires that the shareholder certify whether he acquired beneficial ownership of his shares before that date and
      (iii) set a date by which Mississippi-6 must receive the Payment Demand, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is delivered.

            Each dissenting shareholder who receives a Dissenters' Notice will be required to demand payment and deposit his certificates in accordance with the terms of the Dissenters' Notice. A shareholder who fails to timely demand payment or deposit his certificates in the manner required under the Dissenters' Notice will forfeit his dissenters' rights under the MBCA, and, in accordance with the Merger Agreement, will be entitled to the Merger Consideration payable to non-dissenting shareholders under the Merger Agreement.

            Subject to the exceptions described below, upon receipt of a Payment Demand, Mississippi-6 will be required to pay each dissenting shareholder who has duly demanded payment and tendered his certificates the amount Mississippi-6 estimates to be the fair value of his shares, plus accrued interest from the Effective Date at the average rate then paid by Mississippi-6 on its principal bank debt. This payment must be accompanied by, among other things, (i) various specified financial statements of Mississippi-6 and (ii) an explanation of how the interest was calculated. Mississippi-6 may elect to withhold payment from a dissenting shareholder who was not the beneficial owner of the shares on the date set forth in the Dissenters' Notice as the date of the first announcement of the terms of the proposed Merger. In such case, Mississippi-6 shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.

            Thereafter, a dissenter may notify Mississippi-6 in writing of his estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payments previously made) or reject Mississippi-6's offer and demand payment of the fair value of his shares and interest due, if, among other circumstances, (i) the dissenter believes that the amount paid or offered by Mississippi-6 is less than the fair value of his shares or that the interest due is incorrectly calculated or (ii) Mississippi-6 fails to timely pay the dissenter as required under the MBCA. A dissenter waives his right to demand payment unless he notifies Mississippi-6 of his demand in writing within 30 days after Mississippi-6 made or offered payment for his shares.

            Judicial Appraisal. Under the MBCA, if a dissenting shareholder's demand for payment remains unsettled, Mississippi-6 must commence a proceeding in the Chancery Court for Hinds County, Mississippi (the "Court") within 60 days after receiving the Payment Demand and petition the court to determine the fair value of the shares and accrued interest. If Mississippi-6 does not commence this proceeding within this 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

            Mississippi-6 will be required to make all dissenters whose demands remained unsettled parties to the proceeding. The Court will be authorized to appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraiser shall have the powers described in the order appointing them.

            The  Court,  in  the  appraisal  proceeding, will be  required  to determine all costs of the proceeding, including the reasonable compensation and expense of appraisers appointed by the Court. The Court will assess these costs against Mississippi-6, except that the Court may assess costs against all or some of the dissenters, in amounts the Court finds equitable, to the extent the Court finds the dissenters acted arbitrarily or in bad faith in demanding payment. The Court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the Court finds equitable, either (i) against Mississippi-6 and in favor of any and all dissenters if the Court finds that Mississippi-6 did not substantially comply with certain specified procedural requirements, or (ii) against either Mississippi-6 or a dissenter if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily or in bad faith.

            The exercise of these rights may result in a judicial determination that the fair value of a dissenting shareholder's shares of Mississippi-6 Stock is higher or lower than the value of the Merger Consideration payable to the non-dissenting shareholders pursuant to the Merger Agreement.

            Other Considerations. The MBCA provides that, in the absence of fraud or illegality, the right to dissent is the only remedy provided to a shareholder objecting to the Merger Proposal. Century's obligation to consummate the Merger is subject to the condition that the number of shares of Mississippi-6 Stock held by dissenting shareholders will not exceed 10% of all of the issued and outstanding Mississippi-6 Stock. See "- Other Terms of the Merger Agreement -- Regulatory Approvals and Other Closing Conditions." For discussion of certain tax consequences associated with the exercise of dissenters' rights, see "- Certain Federal Income Tax Consequences."

                          INFORMATION ABOUT MISSISSIPPI-6

      Description of the Business

            General. Mississippi-6 was organized as a privately-held corporation in late 1990 to acquire the FCC non-wireline license to construct and operate a cellular telephone system serving the RSA. Since acquiring this license in early 1991, Mississippi-6 has been primarily engaged in providing for the financing, construction and operation of a cellular telephone system servicing this licensed market, which has a population of approximately 183,000. As of May 31, 1995, Mississippi-6 had 3,520 subscribers to its cellular service. For additional information regarding Mississippi-6's organization, see "The Merger Proposal - Background of the Merger."

            The cellular industry has been in existence for just over ten years in the United States. Cellular mobile telephone technology was developed in response to certain limitations of conventional mobile telephone systems. Compared to such conventional systems, cellular mobile telephone service is capable of high-quality, high-capacity communications to and from vehicle-mounted, transportable and hand-held radio telephones. Although the industry is relative new, it has grown significantly during this period. According to the Cellular Telecommunications Industry Association, in February 1995 there were estimated to be over 25 million cellular customers across the United States. Cellular service is now available in substantially all areas of the United States.

            Description of RSA. The RSA consists of eight counties located in central Mississippi northeast of Jackson, Mississippi. Columbus, Mississippi, which has a metropolitan-wide population of approximately 27,000, is the largest city located in the RSA. Starkville, Mississippi, which is located within 15 miles of Columbus, has a population of approximately 18,000. The Columbus-Starkville area includes Mississippi State University, the Mississippi University for Women, the Columbus Air Force Base and several local manufacturing companies. The RSA also includes a 15-mile section of Interstate Highway 55, a 94-mile section of U.S. Highway 82, and a 60-mile section of State Highway 25.

            Construction and Management of Cellular System. Since its inception, Mississippi-6 has been managed by Mercury Communications Company ("Mercury"), a privately-held corporation formed in 1990 to provide managerial services to cellular companies. Currently Mercury
      manages  seven  RSA  cellular  systems   in   six   states.    Mercury's
      shareholders, directors and officers beneficially own approximately 67.9% of the Mississippi-6 Stock. In addition, two of Mississippi-6's three directors are also shareholders and directors of Mercury, and William M. Mounger, II acts as the President of both companies.

            In 1994, Mississippi-6 terminated its original services agreement with Mercury and entered into a new three-year management and construction services agreement with Mercury (the "Service Agreement"). Subject to Mississippi-6's oversight and certain budgetary constraints, Mercury has agreed under the Service Agreement to (i) manage and supervise the expansion of Mississippi-6's cellular system, including developing and implementing plans to construct such other cell sites as may be necessary to meet customer demands and provide service in the entire licensed territory in the manner required by the FCC, and (ii) subject to certain restrictions, manage and supervise the day-to-day operations of the system, including providing administrative, operational and marketing services. In exchange for its services, Mercury is entitled to receive a $5,000 management fee per month, reimbursement of its direct costs (including the compensation of 14 employees of Mercury who perform services solely for Mississippi-6) and certain specified indirect costs and (iii) a bonus equal to 5% of an amount equal to Mississippi-6's net income plus depreciation and amortization. Either party may terminate the Service Agreement upon, among other things, 90 days' written notice. For additional information on the Service Agreement, see the notes to the financial statements of Mississippi-6 appearing elsewhere herein. As indicated under "The Merger Proposal - Termination and Amendment of Certain Agreements," the Service Agreement will be terminated in connection with the Closing.

            Construction of Mississippi-6's first cellular radio cell site was completed in late October 1991. Pending completion of construction, Mississippi-6 offered cellular service by means of a re-sale agreement with the wireline provider of cellular service in the RSA. In December 1991 the Company began converting existing customers to services provided through its own system. Currently, Mississippi-6 has eight fully-constructed cell sites, each of which utilize analog cellular voice transmission facilities. The following chart indicates the number of Mississippi-6's subscribers as of the dates indicated:


                              Date                     No. of Subscribers

                         December 31, 1992                      1,706

                         December 31, 1993                      2,539

                         December 31, 1994                      3,372

                            May 31, 1995                        3,520



            As indicated below under "-- Regulation," five years after initial cellular operating licenses are granted, areas unserved by the holder of the license may be applied for by any qualified party. To avoid the possibility of forfeiting the right to serve a 36-square mile area in the southwest corner of the RSA, Mississippi-6 entered into a co-licensing agreement with the cellular operator of the adjacent market on April 21, 1995.

            Services, Customers and System Usage. Mississippi-6 sells a full range of vehicle-mounted, transportable, and hand-held portable cellular telephones. Mississippi-6's customers are able to choose from a variety of packaged pricing plans which are designed to fit different calling patterns. Mississippi-6 typically charges its customers separately for custom-calling features, air time in excess of the packaged amount, and toll calls. Custom-calling features provided by Mississippi-6 include call-forwarding, call-waiting, three-way calling, no-answer transfer and voice mail.

            Cellular customers come from a wide range of occupations. They typically include a large proportion of individuals who work outside of their office. It is anticipated that average revenue per customer will continue to decline as additional non-commercial customers who generate fewer local minutes of use are added as subscribers and as competitive pressures intensify and place downward pressure on rates.

            Marketing. Mississippi-6 markets its services under the "CellularOne" tradename. Mississippi-6 has engaged five independent sales agents who are compensated on a commission basis, and who report to a general manager of Mercury whose efforts are dedicated solely to Mississippi-6's market.

            Regulation.   During  the 1980's and early 1990's, the FCC awarded
      two licenses to provide cellular service in each market. Licenses for rural service areas (such as the RSA) were granted several years after the initial licenses were granted for metropolitan service areas. Each licensee is required to provide service to a designated portion of the area or population in its licensed area as a condition to maintaining that license. Initially, one license was reserved for companies offering local telephone service in the market (the wireline carrier) and one licensee was available for firms unaffiliated with the local telephone company (the non-wireline carrier).

            Initial operating licenses are granted for ten-year periods and are renewable upon application to the FCC for periods of ten years. Licenses may be revoked and license renewal applications denied for cause. There may be competition for licenses upon the expiration of the initial ten-year terms and there is no assurance that any license will be renewed, although the FCC has issued a decision that grants a renewal expectancy during the license renewal period to incumbent licensees that substantially comply with the terms and conditions of their cellular authorizations and the FCC's regulations. Five years after initial operating licenses are granted, unserved areas within markets previously granted to licensees may be applied for by any qualified party. The FCC has rules that govern the procedures for filing and granting such applications and has established requirements for constructing and operating systems in such areas. See "-- Construction and Management of Cellular System."

            The completion of acquisitions involving the transfer of control of a cellular system requires prior FCC approval and, in certain cases, receipt of other federal and state regulatory approvals. Acquisitions of minority interests generally do not require FCC approval. Whenever FCC approval is required, any interested party may file a petition to dismiss or deny the application for approval of the proposed transfer.

            Mississippi-6 is also subject to certain state and local regulation in some instances. Although the FCC has pre-empted the states from exercising jurisdiction in the areas of licensing, technical standards and market structure, the State of Mississippi requires cellular operators to be certified. In addition, Mississippi regulates certain aspects of cellular operators' businesses, including the terms and conditions of service and the technical arrangements and charges for interconnection with the landline network.

            Competition. Competition between cellular providers in each market is conducted principally on the basis of services and enhancements offered, the technical quality and coverage of the system, quality and responsiveness of customer service, and price. Competition may be intense. Mississippi-6 competes in its licensed market against Cellular Holdings, Inc., which has assets and resources significantly greater than Mississippi-6's.

            Continued and rapid technological advances in the communications field, coupled with legislative and regulatory uncertainty, make it impossible to predict the extent of future competition to cellular systems or determine which existing or emerging technologies pose the most viable alternatives to Mississippi-6's cellular operations. These technologies include (i) personal communications services, as to which the FCC is currently auctioning additional radio frequency spectrum for future use, (ii) specialized mobile radio service ("SMR") and enhanced SMR, (iii) mobile satellite systems and (iv) several other one-way and two-way paging, beeping, data and other communications services. For further information on the competitive environment for cellular companies, reference is made to the reports of Century incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

            Litigation. Mississippi-6 is a defendant in a lawsuit by a former Mercury employee seeking $150,000 and punitive damages in connection with an alleged retaliatory termination and alleged violations of wage and hour laws. For further information, see Note 10 to Mississippi-6's financial statements included elsewhere herein.

            Other. The Company has no employees on its payroll. See "-- Construction and Management of Cellular System" and "-- Marketing." Mississippi-6 leases all of its cell sites and office space except for its Starkville cell site, which it owns.

            For further information regarding Mississippi-6, see "Mississippi-6 Management's Discussion and Analysis of Financial Condition and Results of Operations" and Mississippi-6's financial statements and the notes thereto included elsewhere herein.

      Security Ownership of Certain Beneficial Owners and Management

            As of the Record Date, there were outstanding 1,000 shares of Mississippi-6 Stock, the only class of capital stock of Mississippi-6. The following table shows the number of shares of Mississippi-6 Stock owned of record and beneficially as of the Record Date by (i) each person known by Mississippi-6 to own beneficially 5% or more of the outstanding Mississippi-6 Stock, (ii) each of Mississippi-6's directors and executive officers and (iii) all directors and executive officers of Mississippi-6 as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, (i) each person has been engaged in the principal occupation listed below for at least five years and (ii) all information is presented as of Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.



                                                                       Current
                                                                      Management      No. of Shares
             Name and Address of        Principal                   Position with      Beneficially     Percent
            Beneficial Owner<FN1>      Occupation                   Mississippi-6        Owned          of Class

            David A. Bailey           Chief executive officer          Director and        374.14<FN2>      37.41%
                                      and principal stockholder       Vice President
                                      of several cable
                                      television companies


            Wirt A. Yerger, III       Private investor since         Vice President        116.60           11.66%
                                      January 1, 1995; chief
                                      executive officer or
                                      principal of several
                                      cellular and
                                      communications companies;
                                      Vice President of Ross &
                                      Yerger, an independent
                                      insurance agency, between
                                      1982 and January 1, 1995

            William M. Mounger, II    President of Mercury           Director and          104.83           10.48%
                                      Communications Company          President
                                      since 1990


            Bruce G. Allbright, III   Principal of Bruce                  ---               58.53            5.85%
                                      Allbright Agency, Inc.
                                      (cotton merchants) since
                                      1983; private investor in
                                      several telecommunications
                                      and agricultural
                                      partnerships

            James T. Thomas, IV       Partner, Brunini,                Secretary            57.33            5.73%
                                      Grantham, Grower & Hewes,
                                      PLLC (a law firm)

            Sanford C. Thomas <FN3>   Investment adviser and           Director             24.75            2.48%
                                      consultant, Crown Partners


            All directors and               ---                           ---              620.32           62.03%
            executive officers
            as a group (4
            persons)

            ____________________


                  <FN1>With  the  exception   of  Mr.  Allbright,  whose
            mailing address is 4325 North Golden State Boulevard, Suite 105, Fresno, California 93722, the mailing address of the directors and officers of Mississippi-6 is c/o Mississippi-6 Cellular Corporation, 1410 Livingston Lane, Jackson, Mississippi 39213-8003.

                  <FN2>Includes  47.07  shares  owned  of  record by Mr.
            Bailey's wife and 47.07 shares owned of record by his 20-year-old son.

                  <FN3>James T.  Thomas, IV  and Sandford C. Thomas  are
            brothers.

                                __________________

            Dividends on and Market Prices of Mississippi-6 Stock

                  No established  trading  market exists with respect to
            shares of Mississippi-6 Stock. As of the Record Date, there were 24 holders of record of Mississippi-6 Stock. Since its inception in late 1990, Mississippi-6 has not declared or paid dividends with respect to the Mississippi-6 Stock.

               MISSISSIPPI-6 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  This   discussion   and  analysis  of  Mississippi-6's
            financial condition and results of operations should be read in conjunction with the financial statements of Mississippi-6 included elsewhere herein.

            Background

                  Mississippi-6 was formed in late 1990 to  acquire  the
            non-wireline cellular operating license issued by the FCC and to construct and operate a cellular system serving the RSA. Since acquiring this license in 1991, Mississippi-6 has been engaged in the construction, development and operation of a cellular telephone system to serve this licensed market, which has a population of approximately 183,000.

            Year Ended December 31, 1994 Compared to Year Ended December
            31, 1993

            Results of Operations


                                                             Year ended December 31,
                                                             _______________________
                                                               1994           1993
                                                             _________     __________
     Operating revenues
                 Service revenues                           $2,582,676    $ 2,010,485
                 Equipment sales                               222,709        260,998
                                                             _________      _________
                                                             2,805,385      2,271,483
                                                             _________      _________
      Operating expenses
                 System operations                             786,341        656,334
                 Cost of equipment sold                        298,487        311,065
                 General and administrative                    640,849        617,995
                 Marketing and selling                         250,804        188,352
                 Management fees                               118,190         72,000
                 Depreciation and amortization                 480,140        428,956
                 Other, net                                     13,142         10,000
                                                             _________      _________
                                                             2,587,953      2,284,702
                                                             _________      _________
      Operating income (loss)                                  217,432        (13,219)
      Interest expense                                        (332,908)      (287,889)
      Other income (expense), net                               (4,749)        (9,277)
                                                             _________     __________
      Net loss                                              $ (120,225)   $  (310,385)
                                                             =========     ==========



                 Operating income increased in 1994 by $230,000 to $217,000 from an operating loss of $13,000 in 1993. Operating revenues increased $534,000, which more than offset an increase in operating expenses of $303,000.

                 Service revenues, which increased $572,000 in 1994 compared to 1993, are derived from charges to customers for cellular services, including monthly access, cellular air time, roamer charges to other carriers' customers, and other related services. Approximately $400,000 of the increase was attributable to a 38% increase in the average number of customers and $170,000 was due to increased roaming revenues. The average units in service during 1994 and 1993 were approximately 2,900 and 2,100, respectively. The average monthly service revenue per customer declined to $74 in 1994 from $80 in 1993. It has been an industry-wide trend that early subscribers have normally been the heaviest users and that a higher percent of new subscribers tend to be lower usage customers. The average monthly service revenue per customer may further decline (i) as market penetration increases and additional lower usage customers are activated and (ii) as competitive pressures intensify and place downward pressure on rates. During the second quarter of 1995, Mississippi-6 added a new rate plan and reduced usage charges on certain other rate plans, the overall effect of which is not expected to materially adversely affect the results of operations of Mississippi-6.

                 System operations expenses increased $130,000 to $786,000 in 1994 and marketing and selling expenses increased to $251,000 from $188,000. These are primarily variable costs, such as salaries and commissions, which vary with the numbers of customers and/or customer usage of the system.

                 General and administrative expenses increased to $641,000 during 1994 from $618,000 in 1993 primarily due to costs incurred as a result of the increased number of customers.

                 Management fees were $118,000 in 1994 and $72,000 in 1993. Mississippi-6 attained certain performance levels in 1993 that for the first time obligated Mississippi-6 to pay management bonuses to Mercury; such bonuses for 1993 in the amount of $36,000 were not determined or recorded until 1994. Also in 1994 Mississippi-6 entered into a new management and construction service agreement with Mercury. See "Information About Mississippi-6 - Description of the Business -- Construction and Management of Cellular System."

                 Depreciation and amortization includes $110,000 of amortization of licensing costs in 1994 and 1993. The $51,000 increase in depreciation expense in 1994 was primarily due to higher levels of property, plant and equipment.

                 Interest expense payable under Mississippi-6's variable-rate long-term debt increased in 1994 due principally to an increase in the prime rate.

                 Liquidity and Capital Resources. During 1993, Mississippi-6's primary source of funds was proceeds from the issuance of debt. However, in 1994 funds were provided by operating activities. Net cash provided by operating activities during 1994 was $536,000; net cash used by operating activities during 1993 was $63,000. Mississippi-6's accompanying statements of cash flows identifies major differences between net loss and cash provided or used by operating activities for 1994 and 1993. For additional information relating to the operating activities of Mississippi-6, see "- Results of Operations."

                 Net cash used in investing activities during 1994 and 1993 was $595,000 and $353,000, respectively, all of which represented additions to property, plant and equipment. During 1994 two cell sites and an extender were constructed.

                 Net  cash  used  in  financing  activities  during  1994  was
      $169,000; net cash provided by financing activities during 1993 was $653,000. During 1993 Mississippi-6 borrowed $664,000. Repayment of borrowings during 1994 and 1993 were $169,000 and $11,000, respectively.

                 Subsequent Event. During the first quarter of 1995, Mississippi-6 discharged its then-existing debt to Novatel Finance, Inc. ("Novatel") in the amount of $3,300,000 and refinanced such debt with a line of credit from Trustmark National Bank ("Trustmark") in Jackson, Mississippi. Maximum borrowings available under the facility are $5,000,000. Mississippi-6 intends to utilize borrowings available under this new facility to, among other things, complete payment of certain 1994 construction costs, construct a new cell site during 1995, and open and/or renovate certain sales offices.

            Three Months Ended March 31, 1995 Compared to Three Months Ended March 31, 1994

                 Results of Operations



                                                Three months ended

                                                     March 31,
                                           __________________________
                                              1995             1994
                                           _________         ________

      Operating revenues
        Service revenues                 $   704,099          595,997
        Equipment sales                       33,711           50,195
                                           _________        _________
                                             737,810          646,192
                                           _________        _________
      Operating revenues
        System operations                    200,749          133,284
        Cost of equipment sold                65,111           61,239
        General and administrative           202,887          152,343
        Marketing and selling                 62,672           46,007
         Management fees                      15,000           54,000
        Depreciation and amortization        144,510          120,180
                                           _________        _________
                                             690,929          567,053
                                           _________        _________
      Operating income                        46,881           79,139
      Interest expense                      (105,683)         (72,599)
      Other income (expense), net            (31,157)             430
                                           _________        _________
      Net income (loss)                  $   (89,959)           6,970
                                           =========        =========



            Operating income for the three months ended March 31, 1995 was $47,000 compared to operating income of $79,000 for the quarter ended March 31, 1994. Operating revenues, which increased $92,000, were more than offset by an increase in operating expenses of $146,000.

            Service revenues increased $108,000 in 1995 compared to the first quarter of 1994 due to an increase in the average number of customers. The average units in service during the first quarter of 1995 and 1994 was approximately 3,400 and 2,600, respectively. The average monthly service revenue per customer decreased to $69 in the first quarter of 1995 from $76 during the first quarter of 1994, continuing the trend discussed under "- Year Ended December 31, 1994 Compared to Year Ended December 31, 1993 -- Results of Operations." As stated in that section, during the second quarter of 1995 Mississippi-6 added a new rate plan and reduced usage charges on certain other rate plans, the overall effect of which is not expected to materially adversely affect the results of operations of Mississippi-6. Mississippi-6 anticipates that the new rate plan and the reduction in usage charges may result in an increase in the number of subscribers.

            Operating expenses, exclusive of management fees and depreciation and amortization, increased primarily due to costs incurred as a result of serving the increased number of customers. Mississippi-6 anticipates that in the latter part of 1995 operating costs will stabilize and the increase in operating costs per subscriber will decrease from the levels incurred during the first quarter of 1995.

            Management fees were less during the first quarter of 1995 compared to the first quarter of 1994 primarily because Mississippi-6 entered into a new management agreement with Mercury in 1994 and because of 1993 management bonuses recorded in 1994 (see "- Year Ended December 31, 1994 Compared to Year Ended December 31, 1993 -- Results of Operations").

            Depreciation and amortization includes $27,500 of amortization of licensing costs in 1995 and 1994. The increase in depreciation and amortization was primarily due to higher levels of property, plant and equipment.

            Interest expense increased $33,000 primarily due to $15,000 of fees paid in connection with the new financing and the effect of an increase in the prime rate. The average interest rate payable under Mississippi-6's variable-rate long term debt was 9.8% in 1995 and 8% in 1994.

            Other income and expense for the three months ended March 31, 1995 included the writeoff of $29,000 of unamortized deferred debt costs related to the Novatel debt, which was refinanced during the first quarter of 1995.

            Liquidity and Capital Resources. During the first three months of 1994, net cash provided by operating activities was $92,000. During the first three months of 1995, net cash used in operating activities was $181,000. Mississippi-6's accompanying statements of cash flows identifies major differences between net income or loss and cash provided or used by operating activities for each of these three-month periods. For additional information related to the operating activities of Mississippi-6, see "-- Results of Operations."

            Net cash used in investing activities during the first three months of 1995 and 1994 was $305,000 and $70,000, respectively, all of which represented additions to property, plant and equipment. The increase was principally because a new cell site was constructed and two cell sites were expanded during the first three months of 1995.

            Net cash provided by financing activities during the first three months of 1995 was $173,000, which primarily represented the excess of the amounts borrowed under Mississippi-6's new line of credit from Trustmark over the refinancing of the Novatel debt and the repayment of notes payable to shareholders. For additional information, see "- Year Ended December 31, 1994 Compared to Year Ended December 31, 1993 -- Subsequent Event."

      Other Matters

            The telecommunications industry is currently undergoing various regulatory, competitive and technological changes that make it impossible to determine the form or degree of future regulation and competition affecting Mississippi-6's cellular operations. The FCC has recently allocated additional frequency spectrum for mobile communications technologies that will or may be competitive with cellular, including Personal Communications Services (for which the FCC began to auction operating licenses in late 1994) and mobile satellite services. The FCC has also authorized certain specialized mobile radio service licensees to configure their systems so as to operate in a manner similar to cellular systems. Some of these licensees have announced their intention to create a nationwide mobile communications system to compete with cellular systems. In addition, certain competition which is expected to compete primarily with wireline services may also result in competition with cellular service.

                             INFORMATION ABOUT CENTURY

      General

            Century is a regional diversified telecommunications company that is primarily engaged in providing local telephone and cellular mobile telephone services largely in the central, north-south corridor of the United States. At December 31, 1994, the Company's telephone subsidiaries served approximately 455,000 telephone access lines, primarily in rural, suburban and small urban communities in 14 states, with its largest customer bases located in Wisconsin, Louisiana, Michigan and Ohio. Through its cellular operations, the Company controls approximately 7.1 million pops in 28 MSAs (Metropolitan
      Statistical Areas) and 31 RSAs (Rural Service Areas), primarily concentrated in Michigan, Louisiana, Texas, Arkansas and Mississippi. Century is the majority owner and operator in 19 of these MSAs and 12 of these RSAs. At December 31, 1994, Century's majority-owned cellular systems had more than 211,000 cellular subscribers. During 1994, telephone operations provided 72% of Century's consolidated revenues, with mobile communications operations providing the balance.

            According to published sources and data derived therefrom, Century is the 16th largest local exchange telephone company in the United States based on the number of access lines served and is the 17th largest cellular telephone company in the United States based on Century's owned pops.

            Century's general strategy has been to provide diversified telecommunications services and to achieve growth principally through the acquisition of attractive telecommunications companies. Century is continually evaluating the possibility of acquiring additional telephone access lines and cellular interests, either in exchange for cash or securities of Century, or both. Although Century's primary focus will be on acquiring telephone and cellular interests that are proximate to Century's properties, other communications interests may also be acquired.

            For further information, see "Incorporation of Certain Documents by Reference."

      Price Range of Stock

            Century Stock is listed on the New York Stock Exchange and is traded under the symbol CTL. The following table sets forth the high and low per share sales prices of Century Stock as reported on the New York Stock Exchange composite tape for each of the quarters indicated:

                                                High              Low
      1993:
         First quarter                             $33-3/8       $     26
         Second quarter                             33-1/8             28
         Third quarter                              31-5/8         27-1/8
         Fourth quarter                             30-3/8         23-1/4

      1994:
         First quarter                              27-7/8         21-7/8
         Second quarter                             27-5/8         22-5/8
         Third quarter                              30-1/2             25
         Fourth quarter                             32-1/4         27-1/2

      1995:
         First quarter                              33-1/8             29
         Second quarter (through July 10, 1995)......31-3/4        27-1/4

            On April 17, 1995, the trading day preceding the execution of the Merger Agreement, and on July 10, 1995, the trading day preceding the date of this Information Statement, the closing per share sales price of Century Stock as reported on the New York Stock Exchange composite tape was $29-7/8 and $__-__, respectively. As of the Record Date, there were approximately 6,990 shareholders of record of Century Stock.

            No assurance can be given as to the market price of Century Stock before, at or after the Effective Date. Because the market price of Century Stock issuable in connection with the Merger may increase or decrease, you are urged to obtain current market quotations.

      Selected Consolidated Operating and Financial Data

            The following table presents certain selected consolidated operating and financial data for Century as of and for each of the years ended in the five-year period ended December 31, 1994, and as of or for the three-month periods ended March 31, 1994 and 1995. The data, except for the selected operating data, for each of the years in the five-year period ended December 31, 1994 are derived from Century's consolidated financial statements, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994, and the independent auditors' report thereon, are incorporated by reference herein. The unaudited financial information as of March 31, 1995 and for the three-month periods ended March 31, 1994 and 1995 has not been audited by independent public accountants; however, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the three-month periods have been included therein. The results of operations for the first three months of 1995 are not necessarily indicative of the results of operations which might be expected for the entire year.




                                                     December 31,                   March 31,
                                   _______________________________________________  _________
                                     1990      1991     1992      1993      1994      1995
                                     ____      ____     ____      ____      ____      ____

   Selected  Operating Data:
     Telephone access lines        304,915   314,819   397,300   434,691   454,963   465,029
     Cellular units in service -
       majority owned markets       35,815    51,083    73,084   116,484   211,710   223,404



                                                                                     Three Months Ended
                                               Year Ended December 31,                   March 31,
                                  ________________________________________________   __________________
                                    1990      1991      1992     1993       1994       1994     1995

                                          (In thousands, except per share amounts)

   Selected Income Statement Data:
     Revenues:
       Telephone                 $ 215,771 $ 235,796 $ 297,510 $ 348,485 $ 389,438 $  91,770 $ 100,276
       Mobile Communications        34,594    46,731    62,092    84,712   150,802    29,210    42,149
                                 _________ _________ _________ _________ _________ _________ _________
         Total revenues            250,365   282,527   359,602   433,197   540,240   120,980   142,425
                                 ========= ========= ========= ========= ========= ========= =========
     Operating income (loss):
       Telephone                 $  70,654 $  80,039 $ 103,672 $ 114,902 $ 137,992 $  30,890 $  34,345
       Mobile Communications        (9,553)   (4,952)    5,956     9,906    31,443     4,996    13,211
                                 _________ _________ _________ _________ _________ _________ _________
         Total operating income     61,101    75,087   109,628   124,808   169,435    35,886    47,556
       Gain on sales of assets       4,094       ---     3,985     1,661    15,877       ---     5,909
       Income (loss) from
         unconsolidated cellular
         entities                      (68)      697     1,692     6,626    15,698     2,564     4,724
       Interest expense            (24,132)  (22,504)  (27,166)  (30,149)  (42,577)   (8,502)  (11,396)
       Minority interest               289       344      (436)     (516)   (3,377)     (698)   (1,946)
       Other income and expense      7,210     3,865     4,869     3,826     6,482       889       848
                                 _________ _________ _________ _________ _________ _________ _________
       Income before income taxes
         and cumulative effect of
         changes in accounting
         principles                 48,494    57,489    92,572   106,256   161,538    30,139    45,695
       Income taxes                (17,396)  (20,070)  (32,599)  (37,252)  (61,300)  (10,938)  (18,695)
                                 _________ _________ _________ _________ _________ _________ _________
       Income before cummulative
         effect of changes in
         accounting principles      31,098    37,419    59,973    69,004   100,238    19,201    27,000
       Cumulative effect of
         changes in accounting
         principles                    ---       ---   (15,668)      ---       ---       ---       ---
                                 _________ _________ _________ _________ _________ _________ _________
             Net income          $  31,098 $  37,419 $  44,305  $ 69,004 $ 100,238 $  19,201 $  27,000
                                 ========= ========= ========= ========= ========= ========= =========
       Primary earnings per share:
         Primary earnings per
           share before cumulative
           effect of changes in
           accounting principles $     .66 $     .79 $    1.23  $   1.35 $    1.88 $     .36 $     .48
         Cumulative effect of
           changes in accounting
           principles                  ---       ---      (.32)      ---       ---       ---       ---
                                 _________ _________ _________ _________ _________ _________ _________
       Primary earnings per
         share                   $     .66 $     .79 $     .91  $   1.35 $    1.88 $     .36 $     .48
                                 ========= ========= ========= ========= ========= ========= =========
       Fully diluted earnings
         per share:
         Fully diluted earnings
           per share before
           cumulative effect of
           changes in accounting
           principles            $     .66 $     .79 $    1.22  $   1.32 $    1.80 $     .35 $     .47
         Cumulative effect of
           changes in accounting
           principles                  ---       ---      (.31)      ---       ---       ---       ---
                                 _________ _________ _________ _________ _________ _________ _________
       Fully diluted earnings
         per share               $     .66 $     .79 $     .91  $   1.32 $    1.80 $     .35 $     .47
                                 ========= ========= ========= ========= ========= ========= =========
       Dividends per common
         share                   $    .280 $    .287 $    .293  $   .310 $    .320 $   .0800 $   .0825
                                 ========= ========= ========= ========= ========= ========= =========
       Average primary shares
         outstanding                46,809    47,305    48,500    51,206    53,419    52,817    56,184
                                 ========= ========= ========= ========= ========= ========= =========
       Average fully diluted
         shares outstanding         46,944    47,432    48,653    55,892    58,135    57,478    58,660
                                 ========= ========= ========= ========= ========= ========= =========



                                                             December 31,                          March 31,
                                        ________________________________________________________   ___________
                                          1990        1991       1992        1993        1994          1995
                                          ____        ____       ____        ____        ____          ____

                                                            (In thousands)
   Selected Balance Sheet Data:
     Net property, plant and equipment  $ 490,957  $ 534,998  $  675,878  $  827,776  $  947,131   $  984,897
     Excess cost of net assets
       acquired, net                      110,013    114,258     217,688     297,158     441,436      447,293
     Total assets                         706,411    764,539   1,040,487   1,319,390   1,643,253    1,692,151
     Long-Term debt                       230,715    205,453     346,944     364,433     518,603      427,022
     Stockholders' equity                 280,915    319,977     385,449     513,768     650,236      789,048



            For additional information, see Management's Discussion and Analysis of Financial Condition and Results of Operations included in Century's filings under the Exchange Act incorporated herein by reference.

            COMPARATIVE RIGHTS OF CENTURY AND MISSISSIPPI-6 SHAREHOLDERS

            If the  Merger  is consummated, all shareholders of Mississippi-6, other than dissenting shareholders, will become shareholders of Century. The rights of Century's shareholders are governed by and subject to the provisions of the Louisiana Business Corporation Law (the "LBCL"), the Articles of Incorporation of Century (the "Century Articles") and the Bylaws of Century (the "Century Bylaws"), rather than the provisions of the MBCA, the Articles of Incorporation of Mississippi-6 (the "Mississippi-6 Articles"), the Bylaws of Mississippi-6 (the "Mississippi-6 Bylaws") and the First Amended and Restated Shareholders Agreement among Mississippi-6 and the shareholders thereof dated as of January 1, 1995 (the "Shareholders' Agreement") that currently govern the rights of Mississippi-6's shareholders. The following is a brief summary of certain differences between the rights of shareholders of Century and the rights of shareholders of Mississippi-6 and is qualified in its entirety by reference to the relevant provisions of (i) the LBCL,
      (ii) the MBCA, (iii) the Century Articles, (iv) the Century Bylaws, (v) the Mississippi-6 Articles, (vi) the Mississippi-6 Bylaws, (vi) the Shareholders' Agreement and (viii) Century's Registration Statement filed under the Exchange Act, as modified by its Current Report on Form 8-K dated June 12, 1991, which has been incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

      Voting Rights of Common Stock

            Under the Century Articles, each share of Century Stock that has been beneficially owned by the same person or entity continuously since May 30, 1987 generally entitles the holder thereof to ten votes on all matters duly submitted to a vote of shareholders. Otherwise, each share entitles the holder thereof to one vote per share. Accordingly, each share issued in connection with the Merger will entitle the holder to one vote, and, subject to the possibility of Century issuing ten-vote shares in connection with business combinations accounted for as poolings of interest, each other share of Century Stock issued by Century in the future will entitle the holder to one vote. Holders of Century Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power may elect all of the directors if they so desire. As of March 13, 1995, the trustee for two of Century's employee benefit plans was the record holder of Century Stock having approximately 38% of the total voting power of all classes of Century's capital stock. The trustee votes these shares in accordance with the instructions of Century's employees. For a discussion of the possible antitakeover effects of these provisions, see the discussion below under the heading "- Laws and Organizational Document Provisions with Possible Antitakeover Effects."

            The holders of Mississippi-6 Stock are entitled to one vote per share on all matters duly submitted to a shareholder vote. However, in connection with the election and removal of directors, holders of Mississippi-6 Stock have cumulative voting rights.

      Preferred Stock

            Under the Century Articles, the Board of Directors of Century is authorized, without shareholder action, to issue preferred stock ("Century Preferred Stock") from time to time and to establish the designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions thereof, as well as to establish and fix variations in the relative rights as between holders of any one ore more series thereof. The authority of the Board of Directors includes, but is not limited to, the determination or establishment of the following with respect to each series of Century Preferred Stock that may be issued: (i) the designation of such series,
      (ii) the number of shares initially constituting such series, (iii) the dividend rate and conditions and the dividend and other preferences, if any, in respect of Century Preferred Stock or among the series of Century Preferred Stock, (iv) whether, and upon what terms, the Century Preferred Stock would be convertible into or exchangeable for other securities of Century, (v) whether, and to what extent, holders of Century Preferred Stock will have voting rights, and (vi) the restrictions, if any, that are to apply on the issue or reissue of any additional shares of Century Preferred Stock.

            As of December 31, 1994, 90,707 shares of certain series of Century Preferred Stock were outstanding. At such time, such shares were convertible into a total of approximately 193,000 shares of Century Stock, and 4,260 of such shares were immediately redeemable at the option of the Board of Directors. Each holder of the currently outstanding Century Preferred Stock is entitled to receive cumulative dividends prior to the distribution or declaration of dividends in respect of the Century Stock and is entitled to vote as a class with the Century Stock. Shares of Century Preferred Stock that have been beneficially owned by the same person or entity continuously since May 30, 1987 entitle the holder to cast ten votes per share in the same manner as the Century Stock. Upon the dissolution, liquidation or winding up of Century, the holders of the currently outstanding Century Preferred Stock are entitled to receive, pro rata with all other such holders, a per share amount equal to $25.00 plus any unpaid accumulated dividends thereon prior to any payments on the Century Stock.

            For a discussion of the possible antitakeover effects of the existence of undesignated Century Preferred Stock, see the discussion below under "-Laws and Organizational Document Provisions with Possible Antitakeover Effects."

            The Mississippi-6 Articles do not authorize the issuance of preferred stock, and no shares of Mississippi-6 preferred stock are outstanding.

      Preferred Stock Purchase Rights

            In November 1986, the Board of Directors of Century declared a distribution of one preferred stock purchase right (a "Right") for each outstanding share of Century Stock, payable to shareholders of record at the close of business on November 28, 1986, and authorized the issuance of one Right with respect to each share of Century Stock (including the shares to be issued in connection with the Merger) issued between such date and the Distribution Date (as defined below). Each Right currently entitles the registered holder to purchase from Century eight twenty-sevenths of one one-hundredth of a share of a new series of preferred stock, designated as Series AA Junior Participating Preferred Stock, $25.00 par value (the "Series AA Preferred Stock"), at a price of $85 per one one-hundredth of a share (the "Purchase Price"). The Rights are represented by the Century Stock certificates and are not exercisable or transferable apart from the Century Stock certificates until the close of business on the tenth day following the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), other than Century, any subsidiary of Century or any employee benefit plan or employee stock plan of Century or of any subsidiary of Century (an "Exempt Person"), has acquired, or obtained the right to acquire, beneficial ownership of securities of Century representing 15% or more of the outstanding Century Stock or such date as a majority of the Board of Directors shall become aware of such acquisition of the Century Stock (the "Stock Acquisition Date") or
      (ii) the commencement of, or public announcement of an intention to make, a tender or exchange offer (other than a tender or exchange offer by an Exempt Person) the consummation of which would result in the ownership of 30% or more of the outstanding Century Stock (the earlier of such dates being called the "Distribution Date"). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of Century Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date and could begin trading separately from the Century Stock.

            The Rights will expire at the close of business on November 27, 1996 unless earlier redeemed by Century as described below. Until a Right is exercised, the holder, as such, will have no rights as a shareholder of Century, including, without limitation, the right to vote or to receive dividends.

            If (i) any Acquiring Person acquires or obtains the right to acquire beneficial ownership of 15% or more of the outstanding shares of Century Stock (other than pursuant to an all-cash tender offer for all of the outstanding Century Stock that increases such Acquiring Person's beneficial ownership to 80% or more of the outstanding shares of Century Stock and as to which Century has received an opinion from its investment bankers that the per share price offered is not inadequate), or (ii) during such time as there is an Acquiring Person there shall occur any reclassification of securities (including any reverse stock split), recapitalization of Century, or any merger or consolidation of Century with any of its subsidiaries or any other transaction or transactions involving Century or any of its subsidiaries (whether or not involving the Acquiring Person) that have the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Century or any of its subsidiaries directly or indirectly owned or controlled by the Acquiring Person, then proper provision will be made so that each holder of record of a Right, other than Rights beneficially owned by an Acquiring Person (which will become void), will thereafter be entitled to receive, upon payment of the Purchase Price, that number of shares of Century Stock having a market value at the time of the transaction equal to two times the Purchase Price. The holder of any Rights that are or were at any time, on or after the earlier of the Stock Acquisition Date or the Distribution Date, beneficially owned by an Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions described in this paragraph shall not be entitled to the benefit of the adjustment described in this paragraph.

            At any time until ten days following the Stock Acquisition Date (subject to extension by the Board of Directors), Century may redeem the Rights in whole, but not in part, at a price of $.05 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (which is generally defined as those members of the Board of Directors of Century who are members of the Board immediately prior to the Stock Acquisition
      Date). Immediately upon the action of the Board of Directors of Century authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of rights will be to receive the redemption price without any interest thereon.

            The number of shares of Series AA Preferred Stock or other securities issuable upon exercise of the Rights and the Purchase Price are subject to certain adjustments from time to time upon certain occurrences. For a discussion of the possible antitakeover effects of the Rights, see the discussion below under "- Laws and Organizational Document Provisions with Possible Antitakeover Effects."

            Mississippi-6 does not have any preferred stock purchase rights or similar rights outstanding.

      Dividends, Redemptions and Stock Repurchases

            Under  the  LBCL,  dividends may  be  declared  by  the  Board  of
      Directors and paid out of surplus, provided that in no event shall dividends be paid when the corporation is insolvent or would thereby be made insolvent. The LBCL provides that if no surplus is available, dividends may, subject to certain exceptions, be paid out of any net profits for the then current fiscal year or the preceding fiscal year, or both. The LBCL further provides that shareholders must be notified of any dividend paid out of capital surplus. The MBCA generally provides that no distribution, including dividend distributions, may be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities.

            Under the LBCL, a corporation may redeem or repurchase its shares out of surplus or, in certain circumstances, stated capital, provided in either event that it is solvent and will not be rendered insolvent thereby, and provided further that the net assets are not reduced to a level below the aggregate liquidation preferences of any shares that will remain outstanding after the redemption. Under the MBCA and the Mississippi-6 Bylaws, Mississippi-6 may redeem or repurchase its outstanding shares if, after giving effect thereto, Mississippi-6 is able to satisfy the solvency tests described in the immediately preceding paragraph relating to the payment of dividends.

            The Century Articles, in accordance with the LBCL, provides that cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable revert in full ownership to Century, and Century's obligation to pay such dividend or redemption price or issue such shares, as appropriate, will thereupon cease, subject to the power of the Board of Directors to authorize such payment or issuance following the reversion. The Mississippi-6 Articles do not contain a comparable provision.

      Approval of Extraordinary Transactions

            To authorize any (i) merger or share exchange, (ii) sale, lease or exchange of all or substantially all of a corporation's assets other than in the course of ordinary business, (iii) voluntary dissolution or
      (iv) amendments to the articles of incorporation with respect to which dissenters' rights would be created, the MBCA requires, subject to certain limited exceptions, the approval of a majority of all votes entitled to be cast, unless the corporation's organizational documents otherwise provide. The Shareholders' Agreement provides that a sale of all or substantially all of the property of Mississippi-6 must be approved by shareholders owning at least 60% of the Mississippi-6 Stock. To authorize substantially similar transactions, the LBCL requires, subject to certain limited exceptions, the affirmative vote of the holders of two-thirds (or such larger or smaller proportion, not less than a majority, as the articles of incorporation may provide) of the voting power present or represented at the shareholder meeting at which the transaction is considered and voted upon. The Century Articles provide that certain provisions thereof (primarily those relating to approving certain business combinations, holding shareholder meetings, removing directors, considering tender offers and amending bylaws) may be amended only upon, among other things, the affirmative vote of 80% of the votes entitled to be cast by all shareholders and two-thirds of the votes entitled to be cast by all shareholders other than Related Persons (which is defined therein). For a discussion of certain supermajority votes required to approve certain business combinations or to amend the Century Bylaws, see the discussion below under "- Laws and Organizational Documents with Possible Antitakeover Effects -- Louisiana Fair Price Statute" and "- Bylaws."

            The  MBCA and LBCL provide that the holders of outstanding  shares of a class of stock shall be entitled to vote as a class in connection with any proposed amendment to the corporation's articles of incorporation, whether or not such holders are entitled to vote thereon by the articles of incorporation, if such amendment would have certain specified adverse effects on the holders of such class of stock.

      Liability of Directors and Officers

            Under both the MBCA and LBCL, shareholders are entitled to bring suit, generally in an action on behalf of the corporation, to recover damages caused by breaches of the duty of care and the duty of loyalty owed to a corporation and its shareholders by directors and, to a certain extent, officers. The MBCA and the LBCL permit corporations to
      (i) include provisions in their articles of incorporation that limit personal liability of directors and officers for monetary damages resulting from breaches of the duty of care, subject to certain exceptions that are substantially the same for each state, and
      (ii) indemnify officers and directors in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits, as more fully described below.

            Pursuant to the authority granted by the MBCA, the Shareholders' Agreement exempts all officers and directors of Mississippi-6 from personal liability to Mississippi-6 or its shareholders for monetary damages during the term of the Shareholders' Agreement for any action taken, or the failure to take any action, except for: (i) a financial benefit received to which a director or officer is not entitled; (ii) an intentional infliction of harm on Mississippi-6 or its shareholders;
      (iii) an unlawful distribution as defined in the MBCA; and (iv) an intentional violation of criminal law. In addition, under the Shareholders' Agreement Mississippi-6 and its shareholders have agreed not to sue the officers or directors of Mississippi-6 for any actions taken while performing their duties as officers and directors subject to the exceptions described in the preceding sentence.

            The Century Articles include a provision that eliminates the personal liability of a director or officer to Century and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent permitted by Louisiana law and further provides that any amendment or repeal of this provision will not affect the elimination of liability accorded to any director or officer for acts or omissions occurring prior to such amendment or repeal.

            Under both the MBCA and LBCL, corporations are permitted, and in some circumstances required, to indemnify, among others, current and prior officers, directors, employees or agents of the corporation for expenses and liabilities incurred by such parties in connection with defending pending or threatened suits instituted against them in their corporate capacities, provided certain specified standards of conduct are determined to have been met. These corporate statutes further permit corporations to purchase insurance for indemnifiable parties against liability asserted against or incurred by such parties in their corporate capacities. Both a Mississippi and a Louisiana corporation may provide indemnification rights more expansive than those permitted by statute (subject only to the limitation that no payments be made in respect of gross negligence or willful misconduct).

            The Century Bylaws and the Mississippi-6 Bylaws provide for mandatory indemnification for current and former directors and officers of Century to the full extent permitted by Louisiana law and Mississippi law, respectively. The Mississippi-6 Bylaws provide that Mississippi-6 shall in certain circumstances not indemnify nor advance expenses to any officer or director to the extent any insurance policy would provide coverage for such payments. The Mississippi-6 Bylaws also provide that any indemnification or advancement of expenses to an officer or director by Mississippi-6 in connection with a proceeding by or in the right of the corporation must be reported to the shareholders of Mississippi-6 in writing before the notice of the next shareholders' meeting.

      Dissenters' Rights

            Under the LBCL, a shareholder has the right to dissent from most types of mergers or consolidations, or from the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets, if such transaction is approved by less than 80% of the corporation's total voting power. The right to dissent is not available with respect to sales pursuant to court orders of or sales for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale. Moreover, no dissenters' rights are available with respect to (i) shareholders holding shares of any class of stock that are listed on a national securities exchange, subject to certain exceptions, or (ii) shareholders of a surviving corporation whose approval is not required in connection with the transaction. The MBCA provides dissenters' rights to shareholders in any of the following corporate actions: (i) a merger if shareholder approval is required or if the corporation is a subsidiary that merges with its parent; (ii) a plan of share exchange if the corporation is being acquired and if the shareholder is entitled to vote on the plan; (iii) a sale or exchange of all or substantially all of the property of the corporation that is not in the usual and regular course of business, but not including a court ordered sale or sale pursuant to a plan where the shareholders will receive the proceeds within one year after the date of sale; (iv) an amendment to the Mississippi-6 Articles that materially and adversely affects rights in respect of a dissenter's shares; and (v) any corporate action taken pursuant to a shareholder vote to the extent dissenters' rights have been provided in the articles of incorporation, bylaws or a Board resolution. For a more complete description of dissenters' rights under the MBCA, see "The Merger Proposal - Dissenting Shareholders' Rights" and the relevant sections of the MBCA attached as Appendix D.

            In order to exercise dissenters' rights under the LBCL, a dissenting shareholder must follow certain procedures similar to the procedures that a dissenting shareholder under the MBCA must follow as discussed above under "The Merger Proposal - Dissenting Shareholders' Rights."

      Inspection Rights

            Under the LBCL, any shareholder, except a business competitor, who has been the holder of record of at least 5% of the outstanding shares of any class of the corporation's stock for a minimum of six months has the right to examine the records and accounts of the corporation for any proper and reasonable purpose. Two or more shareholders who have each held shares for six months may aggregate their stock holdings to attain the required 5% threshold. Business competitors, however, must have owned at least 25% of all outstanding shares for a minimum of six months to obtain such inspection rights. As shareholders of a public company subject to the Exchange Act, Century's shareholders are entitled to
      receive   periodic   reports   concerning   Century's   operations   and
      performance.

            The  Mississippi-6  Bylaws  provide  shareholders of Mississippi-6 with the same inspection rights as provided for in the MBCA. Under the MBCA, any shareholder of Mississippi-6 shall have the right to inspect and copy any of the records of the corporation that are required to be kept at the corporation's principal office. In addition, the MBCA provides that any shareholder shall have the right to inspect and copy for any proper purpose all other relevant books and accounts that are directly connected to the purpose of requesting the inspection. Moreover, under the MBCA Mississippi-6 is obligated to furnish to shareholders its financial statements within 120 days after the close of each fiscal year.

      Transfer Restrictions

            Generally the LBCL and MBCA both permit corporations to place reasonable restrictions upon the transfer of capital stock. No such restrictions have been imposed generally on the Century Stock. For a discussion of certain restrictions on the transferability of the Century Stock to be issued to the Shareholders in connection with the Merger, see "Risk Factors - Considerations Relating to the Merger -- Restrictions on Transferability." The Shareholders' Agreement governing the Mississippi-6 Stock restricts the transfer of shares except (i) to a shareholder's spouse, lineal descendant, sibling or family trust or (ii) by bequest or through intestate succession to the shareholder's family. All other transfers of Mississippi-6 Stock must receive the consent of the Board of Directors and shareholders owning 70% of the Mississippi-6 Stock and are further subject to "first refusal" purchase rights of Mississippi-6 and, thereafter, the shareholders. If such consents are granted and Mississippi-6 and the other shareholders do not exercise their purchase rights with respect to the shares being offered for transfer, the selling shareholder will be permitted, but not obligated, to sell the shares subject to the prospective transfer. The Shareholders' Agreement has similar provisions for transfers of Mississippi-6 Stock upon the death, insolvency and incompetency of a shareholder.

            In addition, the Shareholders' Agreement provides that any purchaser who purchases a majority of the Mississippi-6 Stock shall be required to offer to purchase all of each shareholder's stock at the average purchase price paid for all other Mississippi-6 Stock acquired by the purchaser within one year of the transaction by which a majority of the stock was acquired. The Shareholders' Agreement provides, to the extent feasible, that the construction and operation of the Mississippi-6 cellular telephone system shall be financed through borrowed funds. If a shareholder refuses to guarantee or loan his proportionate share of such funds, the Board of Directors may issue additional shares of Mississippi-6 Stock to which shareholders other than the noncontributing shareholders will have a right of first refusal. For a discussion of other terms of the Shareholders' Agreement see "- Approval of Extraordinary Transactions" and "- Liability of Directors and Officers."

      Laws and Organizational Document Provisions with Possible Antitakeover Effects

            Both the LBCL and MBCA permit corporations to include in their articles of incorporation any provisions not inconsistent with law that regulates the internal affairs of the corporation, including provisions that are intended to encourage any person desiring to acquire a controlling interest in the corporation to do so pursuant to a transaction negotiated with the corporation's board of directors rather than through a hostile takeover attempt. These provisions are intended to assure that any acquisition of control of the corporation will be subject to review by the board to take into account the interests of all of the corporation's shareholders. However, some shareholders may find these provisions to be disadvantageous to the extent that they could limit or preclude meaningful shareholder participation in certain transactions such as mergers or tender offers and render more difficult or discourage certain takeovers in which shareholders might receive for some or all of their shares a price that is higher than the prevailing market price at the time the takeover attempt is commenced. These provisions might further render more difficult or discourage proxy contests, the assumption of control by a person of a large block of the corporation's voting stock or any other attempt to influence or replace the corporation's incumbent management.

            Unlike the Mississippi-6 Articles, the Century Articles contain provisions that are designed to ensure meaningful participation of the Board of Directors in connection with proposed takeovers. Moreover, Louisiana has adopted statutes that regulate takeover attempts. Set forth below is a discussion of the provisions of the Century Articles, Century Bylaws and the LBCL that may reasonably be expected to affect the incidence and outcome of takeover attempts.

            Louisiana Fair Price  Statute.   Louisiana  has  adopted a statute
      (the "Louisiana Fair Price Statute") that is intended to deter the use of "two-tier" tender offers in which an "Interested Shareholder" obtains a controlling interest in the shares of a Louisiana corporation having 100 or more beneficial shareholders at a price in excess of the market value of the corporation's voting stock and subsequently seeks in the "second tier" to compel a "Business Combination" in which the consideration paid to the remaining shareholders is greatly reduced. Under the statute, an Interested Shareholder is defined to include any person (other than the corporation, its subsidiaries or its employee benefit plans) who is the beneficial owner of shares of capital stock representing 10% or more of the total voting power of a corporation. The term Business Combination is broadly defined to include most corporate actions that an Interested Shareholder might contemplate after acquiring a controlling interest in a corporation in order to increase his or her share ownership or reduce his or her acquisition debt. These "second tier" transactions include any merger or consolidation of the corporation involving an Interested Shareholder, any disposition of assets of the corporation to an Interested Shareholder, any issuance to an Interested Shareholder of securities of the corporation meeting certain threshold amounts and any reclassification of securities of the corporation having the effect of increasing the voting power or proportionate share ownership of an Interested Shareholder. Under the Louisiana Fair Price Statute, a Business Combination must be recommended by the board of directors and approved by the affirmative vote of the holders of 80% of the corporation's total voting power and two-thirds of the total voting power excluding the shares held by the Interested Shareholder (in addition to any other votes required under law or the corporation's articles of incorporation), unless the transaction is approved by the board of directors prior to the time the Interested Shareholder first obtained such status or the Business Combination satisfies certain minimum price, form of consideration and procedural requirements. Although the statute protects shareholders by encouraging an Interested Shareholder to negotiate with the board of directors or to satisfy the minimum price, form of consideration and procedural requirements imposed thereunder, it does not prevent an acquisition of a controlling interest of a corporation by an Interested Shareholder who does not contemplate initiating a "second tier" transaction. The Century Articles contain an article that provides for substantially similar protections.

            Although Mississippi has a similar statute, it does not apply to a corporation with fewer than 500 beneficial shareholders unless such corporation, in its articles of incorporation, opts into the statutory provisions. Mississippi-6 has not made such an election.

            Louisiana Control Share Statute. The Louisiana Control Share Statute adopted in 1987 provides that, subject to certain exceptions, any shares of certain publicly-traded Louisiana corporations acquired by a person or group (an "Acquiror"), other than an employee benefit plan or related trust of the corporation, in an acquisition that causes such Acquiror to have the power to vote or direct the voting of shares in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the affirmative vote of, among others, the holders of a majority of the votes of each voting group entitled to vote separately on the proposal, excluding all "interested shares" (as defined below), at a meeting that, subject to certain exceptions, is required to be called for that purpose upon the Acquiror's request. "Interested shares" is defined by the statute to sterilize the vote of the corporation's management and the Acquiror, and includes all shares as to which the Acquiror, any officer of the corporation and any director of the corporation who is also an employee of the corporation may exercise or direct the exercise of voting power. If either the Acquiror fails to comply with certain specified notice requirements or the shareholders vote against according voting rights to the shares obtained by the Acquiror, the corporation has the right to redeem the shares held by the Acquiror for their fair value. The Company has adopted a bylaw, effective May 23, 1995, which provides that this statute will not apply to control share acquisitions of its capital stock.

            Mississippi  has  a  similar  Control Share Act.  However, because
      Mississippi-6 is not an issuing public corporation nor a domestic corporation with 100 or more shareholders of record, the statute is not applicable to Mississippi-6.

            Evaluation of Tender Offers. The LBCL and MBCA expressly permit and the Century Articles expressly require the Board of Directors, when considering a tender offer, exchange offer, or Business Combination (defined therein substantially similarly to the definition of such term set forth above under "-- Louisiana Fair Price Statute"), to consider, among other factors, the social and economic effects of the proposal on the corporation, its subsidiaries, and their respective employees, customers, creditors and communities. One effect of this provision may be to discourage, in advance, an acquisition proposal to the extent it strengthens the position of Century's Board of Directors in dealing with any potential offeror who seeks to enter into a negotiated transaction with Century prior to or during a takeover attempt. Another effect of such provision may be to dissuade shareholders who might potentially be displeased with the Board's response to an acquisition proposal from engaging Century in costly and time-consuming litigation.

            Unissued Stock. As discussed above under "- Preferred Stock," the Board of Directors of Century is authorized, without action of its shareholders, to issue Century Preferred Stock. One of the effects of the existence of undesignated preferred stock (and authorized but unissued common stock) may be to enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of Century by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of Century's management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in Century's best interest, such shares could be issued by the Board of Directors without shareholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an
      acquisition  that  might  complicate  or  preclude   the   takeover,  or
      otherwise. In this regard, the Century Articles grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Century Preferred Stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation; (ii) to elect directors having terms of office or voting rights greater than those of other directors; (iii) to convert Century Preferred Stock into a greater number of shares of Century Stock or other securities; (iv) to demand redemption at a specified price under prescribed circumstances related to a change of control; or (v) to exercise other rights designed to impede or discourage a takeover. The issuance of shares of Century Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Century Stock. The Mississippi-6 Articles have no comparable provision.

            Time-Phase Voting. As discussed above, each outstanding share of Century Stock entitles the holder to one vote unless it has been beneficially owned by the same person or entity continuously since May 30, 1987, in which case it generally entitles the holder to ten votes until transfer. The existence of multi-vote stock may render more difficult a change of control of Century or the removal of incumbent management. To the extent that voting power will be concentrated in shareholders entitled to ten votes per share, it may be difficult or impossible to consummate a merger, tender offer, proxy contest or similar transaction opposed by such shareholders. Because this provision also has the effect of increasing the voting power of the shares held by Century's management, employees and benefit plans, a takeover attempt or an effort to remove incumbent directors or management that is opposed by management or the employees of Century could be less likely to succeed. For more information on the voting rights associated with the Century Stock and the voting power controlled by the trustee for two of Century's employee benefit plans, see "- Voting Rights of Common Stock."

            Preferred Stock Purchase Rights. As discussed above under the heading "- Preferred Stock Purchase Rights," Century has issued Rights entitling the registered holder to purchase certain securities of
      Century. The Rights will cause substantial dilution to a person or group that attempts to acquire Century without conditioning the offer on the redemption of the Rights. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of Century since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date, redeem all but not less than all the then outstanding Rights for a redemption price of $.05 per Right.

            Classified Board of Directors. Both the MBCA and the LBCL permit a Board of Directors to be divided into classes of directors, with each class to be as nearly equal in size as possible, serving staggered multi-year terms. Unlike the Mississippi-6 Articles, the Century Articles provide for three classes of directors serving staggered three-year terms. Classification of the Board of Directors of Century tends to make more difficult the change of a majority of its composition and to assure the continuity and stability of Century's management and policies, since a majority of the directors at any given time will have served on the Board of Directors for at least one year. Absent the removal of directors, a minimum of two annual meetings of shareholders is necessary to effect a change in control of the Board of Directors. The classified Board provision applies to every election of directors, regardless of whether Century is or has been the subject of an unsolicited takeover attempt. The shareholders may, therefore, find it more difficult to change the composition of the Board of Directors for any reason, including performance, and the classified Board structure will thereby tend to perpetuate existing management of Century. In addition, because the provision will make it more difficult to change control of the Board of Directors, it may discourage tender offers or other transactions that shareholders may believe would be in their best interests.

            Removal of Directors. The MBCA provides that each director shall hold office for the term for which he is elected and until his successor is elected and qualified, unless removed from office with or without cause by the shareholders at any special shareholders meeting called for that purpose, unless the articles of incorporation provide that a director may be removed only for cause. The Mississippi-6 Articles do not contain such a provision.

            Under the LBCL, subject to certain exceptions, the shareholders by vote of a majority of the total voting power may at any time remove from office any director. The Century Articles, however, provide that directors of Century may be removed from office only for cause and only by vote of the holders of at least 50% of the total voting power and, at any time that there is a Related Person (defined therein substantially similarly to the definition of Interested Shareholder set forth above under "-- Louisiana Fair Price Statue"), by the holders of a majority of the votes entitled to be cast by all shareholders other than the Related Person, voting as a separate group. This provision precludes a third party from gaining control of Century's Board of Directors by removing incumbent directors without cause and filling the vacancies created thereby with his or her own nominees. However, such provision also tends to reduce, and in some instances eliminate, the power of shareholders, even those with a majority interest in Century, to remove incumbent directors.

            Restrictions on Taking Shareholder Action. The MBCA provides that a special meeting of shareholders may be called by the Board of Directors, by such person or persons as so authorized by the articles of incorporation or the bylaws and, unless the articles of incorporation provide otherwise, the holders of at least ten percent of all votes entitled to be cast on any issue proposed to be considered at a proposed special meeting after delivering a signed and dated demand for the special meeting to the secretary of the corporation. The Mississippi-6 Bylaws provide that a special meeting of shareholders may be called by the Chief Executive Officer or the Secretary in his absence and the Board of Directors, and must be called by the Board or officers of Mississippi-6 at the written request of shareholders holding 10% of all votes entitled to be cast on any issue proposed to be considered at such special meeting. Under the Century Articles, holders of a majority of the total voting power are entitled to call a special meeting of shareholders. This higher threshold substantially reduces the ability of shareholders interested in effecting corporate action from calling a special meeting between annual meetings.

            Under the MBCA, shareholders may effect corporate action without a meeting if a consent describing the action is signed by all the shareholders entitled to vote on the action. Under the Century Articles, shareholder action may be taken only at a duly called annual or special meeting of shareholders.

            The Century Bylaws require shareholders who wish to nominate directors or submit other matters for consideration at shareholders' meetings to provide timely advance written notice to Century. This bylaw may have the effect of precluding contests for the election of directors and other shareholder initiatives if the specified bylaw procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies. The Mississippi-6 Articles and Bylaws have no comparable provisions.
      Bylaws

            Under the Century Articles, the Century Bylaws may be amended and new bylaws may be adopted by the shareholders, upon the affirmative vote of the holders of 80% of the total voting power and two-thirds of the votes entitled to be cast by all shareholders other than Related Persons (as defined above), or by the Board of Directors, upon, among other things, the affirmative vote of a majority of all directors, other than those affiliated with any Interested Shareholder, who served prior to the time such Interested Shareholder obtained such status.

            Under the Mississippi-6 Bylaws, the power to adopt, amend or repeal the Mississippi-6 Bylaws is vested in the Board of Directors and shareholders of Mississippi-6. Any such action requires the affirmative vote of a majority of the directors present at a Board meeting or shareholders present at a shareholders meeting, respectively.

      Vacancies

            Under the LBCL, any vacancy on the board of directors (including those resulting from an increase in the authorized number of directors) may be filled by the remaining directors, subject to the right of the shareholders to fill such vacancy. Under the Century Articles, changes in the number of directors may not be made without, among other things, the affirmative vote of 80% of the directors. Louisiana law expressly provides that a board of directors may declare vacant the office of a director if he or she is interdicted or adjudicated an incompetent, is adjudicated a bankrupt or becomes incapacitated by illness or other infirmity and cannot perform his or her duties for a period of six months or longer.

            Pursuant to the Mississippi-6 Bylaws, any vacancy on the Board of Directors of Mississippi-6 may be filled by a majority of the shareholders entitled to vote, the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, such remaining directors may fill the vacancy by the affirmative vote of a majority of all such directors remaining in office.

                                   LEGAL MATTERS

            Certain legal matters in connection with this offering have been passed upon for Century by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                      EXPERTS

            The consolidated financial statements and related schedule of Century as of December 31, 1993 and 1994, and for each of the years in the three-year period ended December 31, 1994 incorporated by reference herein have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1992.

            The balance sheets of Mississippi-6 as of December 31, 1994 and 1993, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years then ended, included elsewhere herein, have been so included in reliance on the report of Breazeale, Saunders & O'Neil, Ltd., independent certified public accountants, also included elsewhere herein, given on the authority of such firm as experts in accounting and auditing.

                               _____________________


                           INDEX TO MISSISSIPPI-6 FINANCIAL STATEMENTS


                                                                          Page

Independent Auditors' Report...........................................    F-2

Financial Statements:

      Balance Sheets as of December 31, 1994 and 1993 and as of
        March 31, 1995 (unaudited).....................................    F-3

      Statements of Operations for the Years Ended
        December 31, 1994 and 1993 and the Three Months Ended
        March 31, 1995 and 1994 (unaudited)............................    F-4

      Statements of Changes in Stockholders' Equity
        for the Years Ended December 31, 1994 and 1993 and the
        Three Months Ended March 31, 1995 (unaudited)..................    F-5

      Statements of Cash Flows for the Years Ended
        December 31, 1994 and 1993 and the Three Months Ended
        March 31, 1995 and 1994 (unaudited)............................    F-6

      Notes to Financial Statements - December 31, 1994 and 1993.......    F-7

                                   INDEPENDENT AUDITORS' REPORT



                    The Board of Directors
                    Mississippi-6 Cellular Corporation:

                   We  have audited the accompanying balance sheets of
            Mississippi-6  Cellular  Corporation   as  of  December 31,
            1994  and  1993,  and  the  related   statements    of operations,
            changes  in  stockholders'  equity, and cash flows for the
            years then ended.   These  financial statements are the
            responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                   We  conducted   our  audits  in  accordance  with generally
            accepted  auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
            misstatement.   An  audit includes examining, on a test basis,
            evidence supporting the amounts and disclosures in the
            financial statements.  An audit also includes assessing the
            accounting   principles    used    and    significant estimates
            made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

                   In our opinion, the financial statements referred to
            above present fairly, in all material respects, the financial position of Mississippi-6 Cellular Corporation as of
            December 31, 1994 and 1993, and the  results   of  its operations
            and  its  cash  flows  for  the  years then ended, in
            conformity   with    generally   accepted   accounting principles.


            BREAZEALE, SAUNDERS & O'NEIL, LTD.



            March 3, 1995, except for the second paragraph in note 11, as to which the date is April 18, 1995.

                                MISSISSIPPI-6 CELLULAR CORPORATION

                                           Balance Sheets



                                                                   December 31,          March 31,
                                                                 1994         1993         1995
                                                             __________     ________    __________
                                                                                        (unaudited)
            ASSETS
               Current assets
                 Cash                                        $  334,067      562,646       20,654
                 Accounts receivable from customers,
                 less allowance for doubtful accounts
                 of $60,681 in 1994, $75,701 in 1993,
                 and $60,681 (unaudited) at March 31,
                 1995                                           241,916      189,792      344,986
                 Accounts receivable from related party           ---          2,543        ---
                 Inventories                                     61,641       36,158      111,013
                 Prepaid expenses                                26,233       34,880       37,476
                 Deposit with management company                 33,000        ---         33,000
                                                             __________     ________    _________

                     Total current assets                       696,857      826,019      547,129
               Plant and equipment, net (at cost)             1,658,847    1,433,922    1,846,780
               Licensing costs, net of accumulated
                 amortization of $424,031 in 1994 and
                 $314,031 in 1993, and $451,532
                 (unaudited) at March 31, 1995                1,775,969    1,885,969    1,748,468
               Deferred charges, net of accumulated
                 amortization of $32,845 in 1994,
                 $22,927 in 1993, and $7691 (unaudited)
                 at March 31, 1995                               32,832       42,751        1,676
               Other assets                                      18,534       41,693       12,606
                                                              _________    _________    _________
                                                             $4,183,039    4,230,354    4,156,659
                                                              =========    =========    =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
               Current liabilities
                 Current maturities of long-term debt        $  339,084      146,505      360,000
                 Notes payable to related parties               250,500      250,500        ---
                 Accounts payable to trade creditors            245,464       95,713      205,004
                 Account payable to related party                63,371        ---         61,733
                 Customer deposits                               31,516       13,365       31,516
                 Accrued interest to related parties             58,754       37,363        ---
                 Commissions payable                             26,843       21,494        1,084
                 Other accrued expenses                          30,152       46,148       47,515
                                                              _________    _________    _________
                     Total current liabilities                1,045,684      611,088      706,852

               Long-term debt, less current maturities        2,991,379    3,353,065    3,393,790
                                                              _________    _________    _________
                     Total liabilities                        4,037,063    3,964,153    4,100,642
                                                              _________    _________    _________
               Stockholders' equity
                 Common stock, $1 par value, 100,000
                   shares authorized and 1,000 shares
                   issued and outstanding                         1,000        1,000        1,000
                 Additional paid-in capital                   2,399,000    2,399,000    2,399,000
                 Accumulated deficit                         (2,254,024)  (2,133,799)  (2,343,983)
                                                              _________    _________    _________
                     Total stockholders' equity                 145,976      266,201       56,017
                                                              _________    _________    _________
                                                             $4,183,039    4,230,354    4,156,659
                                                              =========    =========    =========

           See accompanying notes to financial statements.


                                MISSISSIPPI-6 CELLULAR CORPORATION

                                     Statements of Operations



                                                             Year Ended December 31,   Three Months Ended March 31,
                                                             _______________________   ___________________________

                                                                1994         1993           1995         1994
                                                             __________    _________     __________   __________
                                                                                        (unaudited)  (unaudited)
            Service operations
              Revenues                                       $2,582,676    2,010,485       704,099      595,997
                                                              _________    _________    __________   __________
             Costs and expenses
                System operations                               786,341      656,334       200,749      133,284
                General and administrative                      640,849      617,995       202,887      152,343
                Marketing and selling                           250,804      188,352        62,672       46,007
                Management fees                                 118,190       72,000        15,000       54,000
                Depreciation                                    370,140      318,956       117,010       92,680
                Amortization of license                         110,000      110,000        27,500       27,500
                                                              _________    _________    __________   __________
                  Total costs and expenses                    2,276,324    1,963,637       625,818      505,814
                                                              _________    _________    __________   __________
                  Service operating income                      306,352       46,848        78,281       90,183
                                                              _________    _________    __________   __________
            Equipment sales
              Revenues                                          222,709      260,998        33,711       50,195
                                                              _________    _________    __________   __________
              Costs and expenses

              Cost of equipment sold                            298,487      311,065        65,111       61,239

              Inventory writedown                                13,142       10,000         ---          ---
                                                              _________    _________    __________   __________
                  Total costs and expenses                      311,629      321,065        65,111       61,239
                                                              _________    _________    __________   __________
                  Loss on equipment sales                       (88,920)     (60,067)      (31,400)     (11,044)
                                                              _________    _________    __________   __________
            Operating income (loss)                             217,432      (13,219)       46,881       79,139

            Other income (expense), net                          (4,749)      (9,277)      (31,157)         430
                                                              _________    _________    __________   __________
            Income (loss) before interest expense               212,683      (22,496)       15,724       79,569
                                                              _________    _________    __________   __________
            Interest expense
              Interest expense - related parties                 21,391       16,283         2,708        4,373
              Interest expense - other                          311,517      271,606       102,975       68,226
                                                              _________    _________    __________   __________
                  Total interest expense                        332,908      287,889       105,683       72,599
                                                              _________    _________    __________   __________
            Net income (loss)                                $ (120,225)    (310,385)      (89,959)       6,970

                                                              =========    =========    ==========   ==========
            Net income (loss) per share of common stock      $  (120.23)     (310.39)       (89.96)        6.97
                                                              =========    =========    ==========   ==========
            Weighted average shares of common
              stock outstanding                                   1,000        1,000         1,000        1,000
                                                              =========    =========    ==========   ==========

           See accompanying notes to financial statements.


                                MISSISSIPPI-6 CELLULAR CORPORATION

                          Statements of Changes in Stockholders' Equity


                                                                                  Total
                                                      Additional    Accum-       Stock-
                                            Common     Paid-in      ulated       holders'
                                            Stock      Capital      Deficit      Equity
                                           _______    _________    _________     _______

            Balance at December 31, 1992   $ 1,000    2,399,000   (1,823,414)    576,586

            Net loss                          ---         ---       (310,385)   (310,385)
                                           _______    _________    _________     _______

            Balance at December 31, 1993   $ 1,000    2,399,000   (2,133,799)    266,201

            Net loss                          ---         ---       (120,225)   (120,225)
                                           _______    _________    _________     _______

            Balance at March 31, 1994      $ 1,000    2,399,000   (2,254,024)    145,976

            Net loss (unaudited)              ---         ---        (89,959)    (89,959)
                                           _______    _________    _________     _______

            Balance at March 31, 1995
             (unaudited)                   $ 1,000    2,399,000   (2,343,983)     56,017
                                           =======    =========    =========     =======




           See accompanying notes to financial statements.


                                MISSISSIPPI-6 CELLULAR CORPORATION

                                     Statements of Cash Flows



                                                              Year Ended December 31,    Three Months Ended March 31,
                                                                 1994          1993           1995         1994
                                                              __________     ________       ________     ________
                                                                                          (unaudited)   (unaudited)
            Cash flows from operating activities
              Net income loss                                $  (120,225)    (310,385)       (89,959)       6,970
                                                              __________     ________       ________     ________
              Add (deduct) adjustments to
                reconcile net income loss to net cash
                provided (used) by operating activities:
                Depreciation                                     370,140      318,956        117,010       92,680
                Amortization                                     119,919      119,917         29,980       26,931
                Debt extinguishment expenses                       ---          ---           28,677        ---
                Net effect of changes in assets and
                  liabilities:
                  Accounts receivable                            (52,124)      28,998       (103,070)      (9,295)
                  Accounts receivable from related party           2,543       (2,543)         ---          2,543
                  Inventory                                      (25,483)       3,966        (49,372)     (10,411)
                  Prepaid expenses                                 8,647         (507)       (11,243)       3,503
                  Deposit with management company                (33,000)       ---            ---        (33,000)
                  Other assets                                    23,159       21,611          5,928        5,402
                  Accounts payable                               149,751     (153,743)       (40,460)      (6,374)

                  Accounts payable to a related party             63,371      (41,924)        (1,638)      30,382
                  Customer deposits                               18,151        5,515          ---          7,100
                  Accrued interest to related parties             21,391       23,372        (58,754)       4,373
                  Commissions payable                              5,349      (35,506)       (25,759)     (17,118)
                  Other accrued expenses                         (15,996)     (41,012)        17,363      (11,758)
                                                               _________    _________       ________     ________
                    Total adjustments                            655,818      247,100        (91,338)      84,958
                                                               _________    _________       ________     ________
                    Total cash provided (used) by operating
                      activities                                 535,593      (63,285)      (181,297)      91,928
                                                               _________    _________       ________     ________
            Cash flows from investing activities
              Additions to plant and equipment                  (595,065)    (353,070)      (304,943)     (70,463)
                                                               _________    _________       ________     ________
            Cash flows from financing activities
              Proceeds from borrowings                             ---        663,674      3,753,790        ---
              Repayment of borrowings                           (169,107)     (11,050)    (3,580,963)     (23,356)
                                                               _________    _________      _________     ________
                Total cash provided (used) by financing
                  activities                                    (169,107)     652,624        172,827      (23,356)
                                                               _________    _________      _________     ________
            Net increase (decrease) in cash                     (228,579)     236,269       (313,413)      (1,891)
            Cash - beginning of year                             562,646      326,377        334,067      562,646
                                                               _________    _________      _________     ________
            Cash - end of period                              $  334,067      562,646         20,654      560,755
                                                               =========    =========      =========     ========
            Supplemental disclosure of cash flow information
              Cash paid for interest                          $  335,341      265,710        133,748       68,226
                                                               =========    =========      =========     ========



           See accompanying notes to financial statements.


                       MISSISSIPPI-6 CELLULAR CORPORATION

                         Notes to Financial Statements
                           December 31, 1994 and 1993


          (1)   Summary of Significant Accounting Policies

                A   summary   of  significant  accounting  policies  for
                Mississippi-6  Cellular   Corporation   (the  "Company")
                follows:

                (a)   Organization and Operations

                      The Company is a Mississippi corporation which is principally engaged in the ownership and operation of a rural cellular telephone system in northeast Mississippi.

                      The Company was incorporated November 29, 1990. In April, 1991, the Company began selling cellular services to customers by means of a re-sale agreement with the wire-line competitor in the Mississippi-6 Rural Service Area ("RSA") market. Construction of the Company's first cellular radio cell site was completed in late October, 1991. In December, 1991, the Company began converting existing customers to its system.

                (b)   Plant and Equipment

                      Equipment is recorded at cost. Depreciation has been provided using the straight-line method over the estimated useful lives of the assets.

                (c)   Inventory

                      Inventories are  stated  at  the  lower of cost or
                      market   with   cost   determined  on  a  specific
                      identification basis.

                (d)   Licensing Costs

                      Pursuant    to   approval   from    the    Federal
                      Communications Commission ("FCC"), the Company purchased the authorization granted by the FCC ("Permit") to construct the non-wireline cellular telecommunications system in the Mississippi-6 RSA from Montgomery Cellular Partnership for a purchase price of $2,200,000. The cost of obtaining the Permit has been capitalized as Licensing Costs and is being amortized over a twenty (20) year period. Amortization expense for licensing costs amounted to $110,000 annually for the years ended December 31, 1994 and 1993.

                (e)   Deferred Charges

                      Deferred charges represent capitalized legal fees relating to the organization of the Company and obtaining a financing agreement with NovAtel Finance, Inc. Organizational costs are being amortized over a five year period. Financing costs are being amortized over the life (seven years) of the loan. Amortization of deferred charges amounted to $9,919 and $9,917 for the years ended December 31, 1994 and 1993, respectively.

                (f)   Revenues

                      Revenues from operations consist of charges to customers for monthly service access, cellular airtime usage, toll charges, roamer charges and vertical services. Revenues are recognized as services are rendered. Equipment sales are recognized upon delivery to the customer and reflect charges to customers for cellular telephone equipment purchased.

                (g)   Cash and Cash Equivalents

                      For purposes of the statements of cash flows, the Company considers cash in operating bank accounts and cash on hand as cash equivalents.

                (h)   Reclassifications

                      Certain reclassifications have been made to the 1993 financial statements to conform to the 1994 presentation.

          (2)   Plant and Equipment

                A summary of plant and equipment follows:


                                                                December 31,         March 31,
                                                           _____________________    ___________
                                                              1994        1993          1995
                                                           _________   _________    ___________
                                                                                     (unaudited)

            Cellular plant and equipment                 $ 2,391,808   1,918,367     2,584,028
            Leasehold improvements                            31,404      29,339        43,582
            Land                                              41,350       ---          41,350
            Office equipment                                  20,449      16,110        23,778
            Furniture and fixtures                            30,219      30,219        54,139
            Vehicles                                          23,176       ---          23,176
            Construction-in-progress                          52,857       2,164       126,153
                                                           _________   _________     _________
                  Total plant and equipment                2,591,263   1,996,199     2,896,206
            Less accumulated depreciation                   (932,416)   (562,277)   (1,049,426)
                                                           _________   _________     _________
                  Plant and equipment, net               $ 1,658,847   1,433,922     1,846,780
                                                           =========   =========     =========


                  Depreciation expense for the years ended December 31, 1994 and 1993 was $370,140 and $318,956, respectively.

            (3)   Accounts Receivable from Related Party

                  The amount receivable from related party in 1993, of $2,543 is due from Mercury Communications Company.

            (4)   Accounts Payable to a Related Party

                  The amount payable to a related party in 1994 of $63,371 is payable to Mercury Communications Company.

            (5)   Notes Payable to Related Parties

                  Short-term notes payable totalling $250,500 in 1994 and 1993, are due to the stockholders on demand. Until such time as these amounts are repaid, they will accrue interest at a rate equal to Chase Manhattan Bank prime. Interest accrued amounted to $58,754 and $37,363 as of December 31, 1994 and 1993,
                  respectively.

            (6)   Income Taxes

                  The Company has elected, with the consent of its stockholders, to be taxed as an "S" Corporation under Internal Revenue Code Section 1362. Accordingly, no income taxes have been reported in the accompanying financial statements. Income from the Corporation is reported in the stockholders' individual Federal and State income tax returns. The net difference between the tax bases and the reported amounts of the Company's assets and liabilities was approximately $100,000 as of December 31, 1994.


            (7)   Long-Term Debt

                  A summary of long-term debt follows:


                                                                    1994          1993

                                                                   ______        ______

                   Notes payable to NovAtel Finance, Inc.
                     under a loan agreement bearing interest
                     at a rate equal to Chase Mahattan Bank
                     prime plus 2% per annum (10.5% and 8% at
                     December 31, 1994 and 1993, respectively)  $3,330,463   3,499,570

                  Less current maturities                         (339,084)   (146,505)
                                                                 _________   _________
                  Long-term debt, less current maturities       $2,991,379   3,353,065
                                                                 =========   =========


                  On August 17, 1991, the Company entered into a Loan and Security Agreement ("NovAtel Loan Agreement") with NovAtel Finance, Inc. The loan has been structured as a line of credit to be drawn upon by the Company as needed. Availability of borrowing additional funds under this line of credit expired in 1993.

                  Amounts  borrowed   under the NovAtel Loan Agreement are
                  secured by all of the assets of the Company and a pledge by the stockholders of their shares of stock.

                  Interest under the NovAtel Loan Agreement is payable monthly on the outstanding indebtedness. Principal is to be repaid over five years commencing with the twenty-fifth (25th) month from the date of each note (draw), and for the next fifty-nine (59) months thereafter. A schedule of principal repayments by year follows:


                           Year of Payment                       Payment Amount
                           _______________                       ______________

                                Year 1                                 0

                                Year 2                                 0

                                Year 3                               1/15th

                                Year 4                               2/15th

                                Year 5                               3/15th

                                Year 6                               4/15th

                                Year 7                               5/15th


                  The terms of the NovAtel Loan Agreement also include, among others, restrictions on incurring additional indebtedness and on paying dividends.

                  A summary of maturities of long-term debt at December 31, 1994, follows:

                       Year Ending December 31,                      Amount
                       ________________________                    _________

                                 1995                          $    339,084

                                 1996                               595,727

                                 1997                               829,769

                                 1998                               997,515

                                 1999                               474,067

                              Thereafter                             94,301
                                                                  _________
                                                               $  3,330,463
                                                                  =========


            (8)   Related Parties

                  The Company is managed by Mercury Communications Company ("Mercury") pursuant to an RSA Management and Construction Services Agreement (the "Agreement") entered into by the Company and Mercury. Certain of the directors and shareholders of the Company are also directors and shareholders of Mercury.

                  The Agreement provides for the management and supervision of the construction, and on-going operations of the Company's cellular system. Mercury's compensation for these services consists of a management fee of $5,000 per month. In the event of the termination of the Agreement, Mercury is entitled to receive additional compensation in the form of a transfer fee of $72,000. The Agreement also provides for Mercury to receive management bonuses if certain performance levels are met. Management bonuses earned by Mercury for the years ended December 31, 1994 and 1993, were $58,190 and $0, respectively. The Agreement provides for a term of three (3) years beginning January 1, 1994, but termination may occur upon ninety (90) days written notice.

                  The Company is billed for all expenses specifically identified to the Company which are incurred by Mercury. In addition, Mercury bills the Company for an allocation of common expenses. Such allocations are based upon the number of markets being managed by Mercury at the time the expenses are incurred. Management believes the method used to allocate common expenses is reasonable. Expenses billed to the Company by Mercury, including management fees, are as follows:


                           Description                                 1994     1993
                  _______________________________________________   _________  _______
                  Salaries of personnel located in the RSA market  $  307,896  253,346

                  Salaries of centralized services personnel           77,527   65,898

                  Payroll taxes                                        29,847   29,949

                  Fixed asset usage fee                                 ---      4,000

                  Management fees                                     118,190   72,000

                  Other rebilled expenses and Mercury allocations      87,284   48,263
                                                                    _________ ________
                                                                   $  620,744  473,456
                                                                    ========= ========



                  The Company entered into a Services and Switch Agreement (the "Switch Agreement") with Mercury for the use of switch equipment beginning in November 1991. The Company was required to prepay the lease and paid $57,140 in December 1991 and an additional $50,911 in September 1992 under an amendment to the Switch Agreement. The amounts paid are non-refundable, with certain exceptions. Lease amortization expense was $21,610 for the years ended December 31, 1994 and 1993. The prepaid portion of the lease is included on the accompanying balance sheet as part of current prepaid expense and non-current other assets.

            (9)   Lease Commitments

                  The Company leases certain office and cell site locations under operating leases.

                  Future  minimum  rental  payments   required   under
                  operating leases as of December 31, 1994 are as follows:


                       Year Ending December 31,                Amount
                       ________________________              _________

                                 1995                       $   42,867

                                 1996                           37,762

                                 1997                           18,200

                                 1998                           14,602

                                 1999                           11,366
                                                             _________
                                                            $  124,797
                                                             =========


                  In addition, the Company is obligated to provide 6 cellular telephones and 1,000 minutes of use per month under an operating lease which expires on December 31, 1995. Rent expense totalled $35,278 and $35,119 for the years ended December 31, 1994 and 1993, respectively.

            (10)  Contingency

                  The Company is a defendant in a lawsuit by a former employee alleging retaliatory termination and violation of wage and hour laws. The plaintiff is seeking actual damages of $150,000 and punitive damages in an amount to be set by the jury. Management intends to vigorously defends this lawsuit and believes that a favorable outcome will be achieved. No provision for this contingency has been made in the financial statements.

            (11)  Subsequent Events

                  On February 14, 1995, the Company entered into a $5,000,000 Loan and Security Agreement with Trustmark National Bank ("Trustmark Loan"). The proceeds of the Trustmark Loan were used to pay off the NovAtel Loan and to fund capital improvements. The Trustmark Loan is an installment loan payable over seven years with a variable interest rate of Trustmark National Bank's Prime Plus 1/2%. The Trustmark Loan is secured by substantially all of the assets of the Company and a pledge by the stockholders of their shares of stock. A summary of maturities of the Trustmark Loan follows:


                       Year Ending December 31,                 Amount
                       ________________________                ________

                                 1995                        $  300,000

                                 1996                           360,000

                                 1997                           560,000

                                 1998                           870,000

                                 1999                           924,000


                  On April 18, 1995, the Company entered into an Agreement and Plan of Merger with Century Telephone Enterprises, Inc. ("Century"), among other, pursuant to which a wholly-owned subsidiary of Century will be merged into the Company, with the Company becoming the surviving corporation and a wholly-owned subsidiary of Century. This transaction is expected to be consummated during the third quarter of 1995.

                       AGREEMENT AND PLAN OF MERGER





                                  By and Among





                      Century Telephone Enterprises, Inc.,


                        Mississippi 6 Acquisition Corp.,


                       Mississippi-6 Cellular Corporation


                                      and


                  the Principal Shareholders of Mississippi-6









                                 April 18, 1995

                          AGREEMENT AND PLAN OF MERGER


                This Agreement and Plan of Merger (this "Agreement"), dated this 18th day of April, 1995, is by and among Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), Mississippi 6 Acquisition Corporation, a Mississippi corporation and a wholly-owned subsidiary of Century ("Sub"), and Mississippi-6 Cellular Corporation, a Mississippi corporation ("Corporation") and the undersigned principal stockholders of the Corporation.

                                  WITNESSETH:

                WHEREAS, Corporation owns the operating license issued by FCC (as defined below) to provide cellular radio telephone service on the A block frequency to the Mississippi Rural Service Area #6;

                WHEREAS, the respective Boards of Directors of Century, Sub and Corporation have determined that it is desirable and in the best interests of their respective stockholders for Century to acquire all of the capital stock of Corporation by merging Sub with and into Corporation (the "Merger") on the terms and subject to the conditions set forth in this Agreement;

                WHEREAS,  David A. Bailey,  Dwight  S.  Bailey,  Jo  Ann
          Bailey, Lori A. Bailey, James T. Thomas, IV, Sanford C. Thomas and Wirt A. Yerger, III (collectively, the "Principal Stockholders"), who as of the date hereof collectively beneficially own shares of capital stock of Corporation entitling them to cast a majority of the Corporation's total voting power, deem it desirable and in the best interests of Corporation's stockholders to consummate the Merger on the terms and subject to the conditions set forth in this Agreement and to join herein for limited purposes as set forth herein; and

                WHEREAS, this Merger is intended to be a reorganization under Section 368 of the Code (as defined below),

                NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Century, Sub, Corporation and the Principal Stockholders hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

                1.1 Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided herein, terms defined above in the preamble and recitals shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

                      "Acquired Shares" shall have the meaning specified
                in Section 6.2.

                      "Acquisition Proposal" means any offer or proposal
                relating to, or any indication of interest in, a merger, consolidation, share exchange or other business combination involving Corporation or the acquisition of all or a substantial equity interest in, or all or a substantial portion of the assets of the Corporation.

                      "Affiliate"   means   (unless  otherwise  provided
                herein), with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                      "Aggregate     Merger     Consideration"     means
                $19,750,000, (i) plus amounts listed, and not to exceed the amount indicated on, Schedule 1.1 hereto, and (ii) minus an amount equal to Net Indebtedness, if any, as of the Effective Time.

                      "Applicable  Law"  means  any  statute, law, rule,
                regulation or ordinance or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified Person or property is subject.

                      "Articles of Merger" means the articles of  merger
                to be filed on the Closing Date by the Surviving Corporation with the Mississippi Secretary of State in accordance with Section 79-4-11.05 of the MBCA.

                      "Average    Century   Stock   Price"   means   the
                arithmetical average of the per share closing prices of the Century Common Stock as reported in the NYSE Composite Transactions section of The Wall Street Journal for each of the twenty trading days immediately preceding the third trading day prior to the Fix Date.

                      "Balance  Sheet"  means  the  balance   sheet   of
                Corporation as of December 31, 1994 included among the Corporation Financial Statements.

                      "Budgets" shall  have  the  meaning  specified  in
                Section 3.7(b).

                      "Calculation  Certificate"  shall have the meaning
                specified in Section 2.8(a).

                      "Ceiling  Price" means $33.00,  unless  and  until
                adjusted under Section 2.10.

                      "Cellular Service" means the provision of domestic
                public cellular radio telecommunications service pursuant to authority granted by the FCC under the Communications Act and the regulations promulgated thereunder.

                      "Century Common  Stock"  means  shares  of  common
                stock, $1.00 par value per share, of Century, including any associated shareholder rights issued under the Amended and

                Restated Rights Agreement dated as of November 17, 1986 by and between Century and the Rights Agent named therein, as amended.

                      "Century  Exchange Act Reports" means all Exchange
                Act Reports filed with the SEC by Century.

                      "Century Stock  Price"  means  the Average Century
                Stock Price, provided however, that (i) if the Average Century Stock Price is less than the Floor Price, then the Century Stock Price will be deemed to equal the Floor Price, and (ii) if the Average Century Stock Price is greater than the Ceiling Price, then the Century Stock Price will be deemed to equal the Ceiling Price.


                      "Closing"   means   the   closing   of   the
                transactions contemplated by this Agreement, to be scheduled and held in accordance with Section 2.2.

                      "Closing Certificate"  means,  with respect to any
                party hereto, any closing certificate delivered by such party pursuant to Section 7.2(d) or 7.3(d) hereof.

                      "Closing Date" means the date on which the Closing
                occurs, as determined in accordance with Section 2.2.

                      "Closing Instruments" means, with  respect  to any
                party hereto, all of the agreements, certificates (including Closing Certificates), resignations, acknowledgements, releases, documents and other instruments to be delivered by such party at or prior to the Closing pursuant to Section 2.2 or Article 7.

                      "Code" means the Internal Revenue Code of 1986, as
                amended and in effect on the Closing Date.

                      "Communications  Act" means the Communications Act
                of 1934, as amended.

                      "Contracts" means,  with  respect to any specified
                Person, any contracts, agreements, leases, commitments or other understandings or arrangements, oral or written, to which such Person or its properties are legally bound, or under which such Person is legally obligated, whether on an absolute or contingent basis.

                      "Corporation"    means    Mississippi-6   Cellular
                Corporation.

                      "Corporation  Financial  Statements"   means   any
                balance sheet, statement of operation, statement of changes in stockholders' equity or statement of cash flows contained in any Corporation Financial Statement, whether audited or unaudited.

                      "Corporation  Stock" means shares of common stock,
                $1.00 par value per share, of Corporation.

                      "Current  Assets"  means  the  current  assets  of
                Corporation within the meaning of GAAP.

                      "Diluting Event"  means  (i)  a  dividend or other
                distribution upon or in redemption of Century Common Stock payable in the form of shares of capital stock of Century or any of its subsidiaries or in the form of any other property (other than cash dividends paid in the ordinary course and at times and in amounts consistent with past practice), (ii) a combination of outstanding shares of Century Common Stock into a smaller number of shares of Century Common Stock, or (iii) any reorganization, split, exchange or reclassification of Century Common Stock, or any consolidation or merger of Century with another corporation, or the sale of all or substantially all of its assets to another corporation, or any other transaction effected in a manner such that holders of outstanding Century Common Stock shall be entitled to receive (either directly, or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for Century Common Stock.

                      "Disclosure  Statement"  means   any  registration
                statement, prospectus, offering circular, notification form (including Form D), placement memorandum or similar written report or communication filed with the SEC or delivered to offerees under the Securities Act or any regulation promulgated thereunder (including Regulation A, Regulation D and Regulation S-B) in connection with any offering or sale of securities within the meaning of the Securities Act.

                      "Dissenting Shares"  mean,  as  of  any  specified
                date, any shares of Corporation Stock held of record by Persons who have objected to the Merger and complied with all provisions of Article 13 of the MBCA necessary to perfect and maintain their appraisal rights thereunder.

                      "DOJ" means the U.S. Department of Justice.

                      "Effective Time"  shall have the meaning specified
                in  Section 2.3.

                      "Employee Benefit Plans" mean each oral or written
                plan or agreement that Corporation or any Affiliate maintains, administers, participates in, contributes to, or has any absolute or contingent liability with respect to, that is (i) an "employee welfare benefit plan," as defined in Section 3(1) of ERISA ("Employee Welfare Benefit Plans"), (ii) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but excluding any "multiemployer plans" ("Employee Pension Benefit Plans"), (iii) a "multiemployer plan," as defined in Section 4001(a)(3) and 3(37) of ERISA ("Multiemployer Plans"), (iv) a voluntary employees' beneficiary association and related trusts ("VEBA's") or
                (v) a retirement or deferred compensation plan, incentive compensation plan, profit sharing plan, stock purchase plan, stock option plan, stock appreciation plan, restricted stock, unemployment compensation plan, change in control plan, vacation pay, sick pay, death benefit, severance pay, bonus or benefit arrangement, medical, dental, disability, insurance or hospitalization program or any other fringe benefit arrangement for any director, officer, employee, consultant or agent, whether active or retired, and whether pursuant to contract, plan or any other legally binding arrangement, custom or understanding, that does not constitute an Employee Welfare Benefit Plan, Employee Pension Benefit Plan, Multiemployer Plan or VEBA.

                      "Encumbrances"   means  liens,  charges,  pledges,
                options, mortgages, deeds of trust, security interests, claims, transfer or other restrictions, easements, title defects, and other encumbrances of every type and description, whether choate or inchoate and whether imposed by law, contract or otherwise (other than restrictions on the right to transfer any security that arises under any federal or state securities law).

                      "ERISA"  means   the  Employee  Retirement  Income
                Security Act of 1974, as amended.

                      "Escrow Account" means  the  escrow  account to be
                established pursuant to the Escrow Agreement for the purposes described therein and herein (including securing the indemnity obligations to Century).

                      "Escrow  Agent"  means  the  Trust  Department  of
                Regions Bank of Louisiana, Monroe, Louisiana.

                      "Escrow  Agreement" means the Escrow Agreement  to
                be entered into at Closing pursuant to Section 7.1(f).

                      "Exchange  Act"  means the Securities Exchange Act
                of 1934, as amended.

                      "Exchange Act Report"  means any report, schedule,
                form, statement or other document filed with the SEC under the Exchange Act or the regulations promulgated thereunder.

                      "FCC" means the Federal Communications Commission.

                      "FCC  Licenses"  mean,   (i)   each  FCC  cellular
                frequency Block "A" operating license held by the Corporation and (ii) each other Permit that has been issued by the FCC to the Corporation.

                      "Fiduciary  Determination"  means  any  good faith
                determination by the Board of Directors of Corporation, after considering the written advice of outside counsel regarding the fiduciary duties of directors under Mississippi law, that the acceptance of any unsolicited, bona fide Acquisition Proposal submitted to it is in the best interests of Corporation's stockholders and is required pursuant to its fiduciary duties under Mississippi law.

                      "Fix Date" means a date which is the 3rd day prior
                to the date the Information Statement is mailed to the Stockholders.

                      "Floor Price" means $27, unless and until adjusted
                under Section 2.10.

                      "FTC" means the Federal Trade Commission.

                      "GAAP"   means   generally   accepted   accounting
                principles applied on a basis consistent with prior accounting periods (except for normal, recurring year-end audit adjustments made in conformity with GAAP).

                      "Governmental  Entity" means any court or tribunal
                in any jurisdiction (domestic or foreign) or any public, governmental, legislative or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign), including the FCC and MPSC.

                      "HSR  Act"  means  the Hart-Scott-Rodino Antitrust
                Improvements Act of 1976, as amended.

                      "HSR  Notification"  means  the  notification  and
                report forms required to be  filed  pursuant  to the HSR
                Act.

                      "Indebtedness"    means    all    obligations   of
                Corporation (whether for principal, interest, premium, fees or otherwise and whether classified as current or long-term) arising under (i) any agreement or contract,
                (ii) any other indebtedness for borrowed money or for the deferred purchase price of property or services (including all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments, accrued expenses), (iii) obligations with respect to any installment sale or conditional sale agreement or title retention agreement, (iv) unpaid reimbursement obligations arising in connection with any guaranties or sureties, including any performance, bid or other similar bonds, (v) unpaid reimbursement obligations arising under any letters of credit, (vi) any lease obligation that would be required to be capitalized in accordance with GAAP, (vii) any obligations arising under advances or deposits of funds,
                (viii) all accounts payable, and (ix) any and all other liabilities.

                      "Information   Statement"  means  the  information
                statement and prospectus that will form a part of the Registration Statement and which will constitute an information statement of Corporation with respect to the Stockholders Meeting and a prospectus of Century with respect to the issuance of Century Common Stock in connection with the Merger, along with all related materials and all amendments and supplements thereto, if any.

                      "Intellectual Property" shall have the meaning specified in Section 3.28.

                      "IRS" means the U.S. Internal Revenue Service.

                      "Letter of Transmittal" shall have the meaning specified in Section 2.9.

                      "Material  Adverse  Effect"  or  "Material Adverse
                Change" means, when used in reference to Corporation or Century, a material adverse effect on, or a material adverse change in, as the case may be, the operations, cash flows, assets, business, property or condition (financial or otherwise) of such entity, provided, however, that (i) no effect or change with respect to any such entity relating to changes in accounting practices mandated by statements or interpretations adopted by the Financial Accounting Standards Board or any similar organization shall be deemed to constitute a Material Adverse Effect or a Material Adverse Change,
                (ii) no effect or change with respect to any such entity relating to national, regional, state or local economic conditions (other than the inclusion of Columbus Air Force Base on a list of military installation scheduled for "scale-back" or closure), to general telecommunication industry developments or conditions (including developments or conditions relating to cellular and other forms of wireless communications), to increased competition arising out of events or conditions that are not subject to the control of such entity or group, to changes in the Communications Act or other statutes, laws, rules or regulations applicable to such entity or group, or to other general economic or other conditions, facts or circumstances that are not subject to the control of such entity, shall be deemed to constitute, create or cause a Material Adverse Effect or a Material Adverse Change, (iii) the phrases "Material Adverse Effect on Century", "Material Adverse Change in Century", "Material Adverse Effect with respect to Century" or "Material Adverse Change with respect to Century" or any similar expression mean a Material Adverse Effect on, or a Material Adverse Change in, as the case may be, Century and its subsidiaries taken as a whole and (iv) no decrease in the trading price of the Century Common Stock (regardless of the size of the decrease and including those resulting from market breaks or other precipitous and broad-based decreases in the trading prices of issuers listed on the principal U.S. stock exchanges) shall, in and of itself, constitute a Material Adverse Effect or a Material Adverse Change with respect to Century unless such decrease relates to, results from or arises out of events or conditions (other than those described in (ii) above) affecting the operations, cash flows, assets, business, property or condition (financial or otherwise) of Century and its subsidiaries taken as a whole.

                      "MBCA" means the Mississippi  Business Corporation
                Act.

                      "Merger  Consideration"  shall  have  the  meaning
                specified in Section 2.9.

                      "Mississippi   Secretary  of  State"   means   the
          Secretary of State of the State of Mississippi.

                      "MPSC"  means  the   Mississippi   Public  Service
                Commission.

                      "Net  Indebtedness" means an amount determined  by
                subtracting Current Assets from total Indebtedness.

                      "NYSE" means The New York Stock Exchange, Inc.

                      "Options"  mean,  with  respect to the Corporation
                any options, warrants, rights, subscriptions, puts, calls, conversion rights, rights of exchange, plans or any other agreements or commitments of any character, whether absolute or contingent, providing for the purchase, redemption, issuance or sale of any shares of capital stock or equity interests of the Corporation, or any securities or other instruments convertible into or exchangeable for shares of such capital stock or equity interests or any other security.

                      "Organizational Documents" means the Corporation's
                certificate of incorporation or articles of incorporation (including any certificate of designations deemed to be a part thereof under Applicable Law) and its bylaws, along with any stockholder agreements or other similar instruments governing its internal affairs.
                      "Permits"  mean  permits,  licenses,   franchises,
                certificates,    consents,    approvals,    and    other
                authorizations issued or granted by Governmental Entities, including all FCC Licenses, all State Licenses and all such other authorizations issued or granted by the FCC or MPSC.

                      "Permitted Encumbrance" means (i) liens  for Taxes
                not yet due and payable or the validity of which is being contested in good faith by appropriate Proceedings disclosed hereunder and for which adequate reserves have been set aside, (ii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate Proceedings disclosed hereunder and for which adequate reserves have been set aside, (iii) such imperfections of title or other Encumbrances that individually or collectively do not have a Material Adverse Effect with respect to the Corporation, and (iv) liens to Trustmark National Bank for loans made to the Corporation.

                      "Person"  means   any   individual,   corporation,
                partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, Governmental Entity, or other entity.

                      "POPs" means the population of the RSA.

                      "Proceedings"  means  all proceedings, actions and
                suits that have been instituted by or before any arbitrator or Governmental Entity.

                      "Reasonable best efforts"  means the taking of all
                steps that are reasonable for the causation or prevention of an event or condition that would reasonably have been taken in similar circumstances by a prudent business person for the advancement or protection of his own economic interest, in light of the consequences of the failure to cause or to prevent the occurrence of such event or condition.

                      "Registration  Statement"  means  the registration
                statement of Century on Form S-4 that will be prepared and filed pursuant to the Securities Act in accordance with the terms and conditions specified in Section 6.2 and which will include the Information Statement, along with all amendments and supplements thereto, if any.

                      "Required Consents"  means  the consents specified
                on Schedule 3.15 that are required to be received from Persons in order to consummate the transactions contemplated hereunder.

                      "RSA" means the Mississippi  Rural Service Area #6
                (Market No. 498) licensed by the FCC.

                      "SEC"  means  the  U.S.  Securities  and  Exchange
                Commission.

                      "Securities Act" means the Securities Act of 1933,
                as amended.

                      "Shareholders  Agreement"  means the First Amended
                and Restated Shareholders Agreement dated as of January 1, 1995 between the Corporation and the Stockholders.

                      "State   Licenses"   mean   each  certificate   of
                convenience and necessity or similar Permit that has been issued to Corporation by the MPSC or any public utility commission of any state.

                      "Stock Certificate"  means  any  certificate  that
                immediately prior to the Effective Time represented issued and outstanding shares of Corporation Stock.

                      "Stockholders"   mean   each   record  holder   of
                Corporation Stock outstanding immediately prior to the Effective Time (other than holders of Dissenting Shares and other than shares that are held in the treasury of Corporation).

                      "Stockholders Meeting" means the annual or special
                meeting of Corporation stockholders (including all adjournments thereof) to be called, convened and held in accordance with the terms and conditions of Section 6.2 in order to, among other things, consider and vote upon the adoption of this Agreement.

                      "Stockholders'  Representative"  means  David   A.
                Bailey, acting in his capacity as the representative of the Corporation Stockholders for the purposes set forth herein and in the Escrow Agreement.

                      "Subsidiary"  means  each  and  any corporation of
                which a majority of the total voting power of its outstanding voting securities, or any other partnership, limited liability company, joint venture, or other entity of which a majority of the partnership interests or other similar equity interests thereof, is owned, directly or indirectly, by Corporation.

                      "Surviving  Corporation"  means Corporation at and
                after the Effective Time.

                      "Tax  Returns"  means  all returns,  declarations,
                reports, statements or other documents required to be filed in respect of Taxes.

                      "Taxes"  means  all federal, state, local, foreign
                and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

                      "Threatened  Proceedings"  mean all investigations
                and inquiries by Governmental Entities and all threats made by any Person to institute Proceedings.

                      "To the best knowledge" (or similar references  to
                knowledge) means, with respect to any corporation, the actual knowledge of the executive officers of such corporation following a reasonable investigation by such executive officers into the truth and accuracy of the statement qualified by such reference, provided, however, that nothing herein shall obligate such executive officers to contact any third parties in connection with such investigation or to contact any employee of such corporation or its subsidiaries other than the officer, manager or employee who has primary responsibility for the subject matter of the statement so qualified and any other employee or employees suggested by such officer, manager or employee.

                      "Unfair  Labor Practice" means  any  unfair  labor
                practice,  unlawful   employment  practice  or  unlawful
                discrimination.

                1.2   Singular  and  Plural.    Defined  terms  in  this
          Agreement shall also mean in the singular number the plural, and in the plural number the singular.

                1.3 Capitalized Terms. In addition to such terms as are defined in the preamble and recitals to this Agreement and in Section 1.1, any other capitalized term appearing herein shall have the meaning ascribed to it in the Article or
          Section in which it is defined.

                1.4 Dbu Calculations. Any reference herein to the 32 Dbu contour of a cell site or cellular system shall mean the 32 Dbu contour calculated under the formula prescribed by the FCC in FCC Part 22.911.

                1.5 Parties. Any reference herein to the parties to this Agreement shall be deemed to include Principal Stockholders, in each case to the extent specified in the preamble hereto.

                             ARTICLE 2.  THE MERGER

                2.1 Merger. At the Effective Time, in accordance with the terms and conditions of this Agreement and the MBCA, Sub shall be merged with and into Corporation, the separate existence of Sub shall cease, and Corporation shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCA.

                2.2 Closing. (a) The closing of the Merger will take place at the offices of Century , 100 Century Park Drive, Monroe, Louisiana, at 10 a.m. on a date to be mutually agreed upon between the parties, which shall be no later than the tenth business day following the date upon which the last to occur of the conditions to the obligations of the parties set forth in Article 7 is fulfilled or duly waived, or, if no date has been agreed to, on any date specified by one party to the others upon five days' written notice following satisfaction of the conditions to the obligations of the parties set forth in Article 7, provided, however, that in no event will any party be obligated to consummate the Merger unless all other closing conditions set forth in Article 7 that are applicable to such party shall have been fulfilled or duly waived as provided in Article 7 on or prior to the Closing Date.

                      (b) Subject to the satisfaction or waiver of each of the conditions set forth in Article 7, at the Closing
          (i) the Closing Instruments, opinions and other documents required by Article 7 shall be delivered, (ii) the appropriate officers of the Surviving Corporation shall execute and acknowledge the Articles of Merger and (iii) the parties shall take such other action as is required to consummate the transactions described in this Agreement and the Articles of Merger.

                2.3 Effective Time of the Merger. As soon as practicable on or after the Closing Date, the parties shall file a duly executed copy of the Articles of Merger substantially in the form of Exhibit A hereto and shall make all other filings or recordings required under the MBCA. The Merger shall become effective at 12.01 a.m. Mississippi time on the date the Articles of Merger are duly filed with the Mississippi Secretary of State (the "Effective Time").

                2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 79-4-11.06 of the MBCA.

                2.5 Articles of Incorporation and By-laws. (a) Except as otherwise provided in the Articles of Merger, the Articles of Incorporation of Corporation, as amended and in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time unless and until amended in accordance with its terms and as provided by Applicable Law.

                      (b) The By-laws of Sub, as amended and in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation after the Effective Time unless and until amended in accordance with the terms of the Organizational Documents of the Surviving Corporation and as provided by Applicable Law.

                2.6 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall serve as the directors and officers of the Surviving Corporation after the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Corporation until their respective successors are duly elected and qualified. Immediately after the Effective Time, Century shall take, or cause the Surviving Corporation to take, any actions necessary to effectuate this Section 2.6.

                2.7 Conversion of Shares. (a) As of the Effective Time, by virtue of the Merger and without any further action on the part of Century, Sub, Corporation, the Surviving Corporation or any holder of any of the following securities:

                            (i)   all shares of Corporation  Stock  that
          are held in the treasury of Corporation shall be cancelled;

                            (ii)  all shares of Corporation Stock issued
          and outstanding immediately prior to the Effective Time (other than shares of Corporation Stock to be cancelled pursuant to paragraph (a)(i) or Dissenting Shares) shall be converted into such number of shares of Century Common Stock determined by dividing the Aggregate Merger Consideration by the Century Stock Price (the "Aggregate Stock Consideration"); and

                            (iii) each issued and outstanding share of common stock, $.01 par value per share, of Sub shall be converted into one share of common stock,$1.00 par value per share, of the Surviving Corporation.

                      (b) Subject to the adjustments, holdbacks and other terms and conditions set forth in Sections 2.8 and 2.9, upon conversion of the shares of Corporation Stock into the Aggregate Merger Consideration in the manner described in paragraph (a)(ii) above, each Corporation Stockholder shall have the right to receive (i) a certificate representing such whole number of shares of Century Common Stock as is derived by multiplying the number of shares of Century Common Stock comprising the Aggregate Stock Consideration by such Person's pro rata or percentage ownership interest in the Corporation and (ii) in lieu of the issuance of a fractional share of Century Common Stock hereunder, a cash payment (without interest) equal to the fair market value of such fraction of a share of Century Common Stock to which such holder would otherwise be entitled but for this provision. For purposes of calculating this fractional share payment, the fair market value of any such fraction of a share of Century Common Stock shall equal the Century Stock Price multiplied by such fraction.

                2.8 Pre- and Post-Closing Calculations and Price Adjustments. (a) At least two business days prior to the Fix Date, Corporation shall deliver to Century a certificate (the "Calculation Certificate") setting forth (i) the amount (and underlying calculation thereof) estimated to be owed by Corporation as of the Effective Time for Net Indebtedness,
          (ii) a true and complete list of the number of shares of Century Common Stock that each Stockholder will be entitled to receive at the Effective Time pursuant to this Agreement (after giving effect to the terms and conditions of Section 2.7(b)) and (iii) 5% of the Aggregate Stock Consideration to be delivered to the Escrow Agent under Section 2.9(b)(i) (the "Holdback Amount"). Corporation shall estimate the Aggregate Merger Consideration as of the Effective Time in the Calculation Certificate.

                      (b) On the Closing Date Corporation will re-certify (after making any necessary updates or corrections) all of the information set forth in the Calculation Certificate (including any schedules thereto), provided however that the Calculation Certificate shall determine the Aggregate Merger Consideration to be delivered by Century at the Closing
                      (c) After the Closing the parties shall take the following actions to adjust the Aggregate Merger Consideration payable hereunder. Within 60 days after the Closing Date, Century shall prepare and deliver Stockholders' Representative a written statement specifying whether Century agrees with the amounts of Net Indebtedness used in connection with calculating the Aggregate Merger Consideration at Closing, and, if not, a statement of the amounts that Century believes should have been so used (the "Supplemental Statement"). Upon its receipt of the Supplemental Statement, the Stockholders' Representative shall have 30 days to notify Century in writing of any objections that it may have to such statements. If no written objection is raised by the Stockholders' Representative within such 30-day period, the Supplemental Statement shall conclusively be deemed to have been agreed upon by the parties and shall be final, binding and conclusive with respect to all parties hereto and their respective stockholders, and shall not be subject to judicial review. If, on the other hand, the Stockholders' Representative gives timely notice of its objections to the Supplemental Statement, the Stockholders' Representative and Century shall attempt to resolve any disputed matters by negotiating in good faith and attempting to agree in writing as to the actual amount of Net Indebtedness and the amount of any payments owed by any party under paragraph (e). If Century and the Stockholders' Representative are unable to agree within 15 days from the date of delivery of the Stockholders' Representative's written objection, then Century and the Stockholders' Representative shall submit any disputed matters to a nationally recognized accounting firm mutually acceptable to both Century and the Stockholders' Representative. If Century and the Stockholders' Representative are unable to agree on a nationally recognized accounting firm within 10 days following the expiration of such 15-day period, then each party shall select a nationally recognized accounting firm (which shall not be any certified public accounting firm retained within the past two years by Century or Corporation to audit its financial statements), and the two firms selected shall together select a third nationally recognized accounting firm to resolve the dispute. If the two accounting firms selected by the parties are unable to agree within 30 days on a third accounting firm to resolve the dispute, then either Century or the Stockholders' Representative may commence court proceedings to name a nationally recognized accounting firm to resolve the dispute. The accounting firm selected hereunder to resolve the dispute shall make a final determination of the actual amount of the disputed matters, which will be provided in writing to each party, and its resolution shall be final, conclusive and binding on all parties to this Agreement and their respective stockholders, and shall not be subject to judicial review.

                (d)   After  the  date  on  which Century furnishes  the
          Stockholders' Representative with the Supplemental Statement, Century shall afford the Stockholders' Representative and his agents, employees and representatives with full access at all reasonable times to (i) all accounting books and records of Corporation relating to all relevant accounting periods prior to the Closing Date, (ii) all work papers of Century, Corporation and their accountants and accounting personnel relating to their preparation of the Supplemental Statements and (iii) Century's and Corporation's accountants and accounting personnel and other personnel who participated in the preparation of the Supplemental Statement and their notes and work papers, in each case until the resolution of all matters relating to the determination of the actual amount of Aggregate Merger Consideration as of the Effective Time and the amount of any payments arising under paragraph (e).

                (e) Within five business days of any final, binding and conclusive determination of the actual amount of Net Indebtedness as of the Effective Time (whether through non-objection, agreement, or otherwise), Century and the Stockholders' Representative shall recalculate the Aggregate Merger Consideration based upon the amounts so determined. If the amount of Aggregate Merger Consideration as so determined is less than the amount determined at Closing, the Stockholders' Representative shall promptly (i) inform Escrow Agent to pay to Century such difference from the Escrow Account and in the event all of such Escrow Account is so utilized, then to (ii) promptly instruct each Stockholder to pay to Century their portion of the balance of such difference (without interest) that such stockholder is obligated to pay based upon the procedures specified in Section 11.6 and the Stockholder's Representative shall use its reasonable best efforts to assist Century in timely collecting all such payments. If, on the other hand, the amount of Aggregate Merger Consideration as so determined is more than the amount determined at Closing, then Century shall promptly pay the amount of such excess (without interest) by delivery of Century Stock to the Escrow in an amount equal to the excess.

                2.9 Delivery of Merger Consideration; Exchange of Stock Certificates. (a) Prior to the date upon which the Information Statement is mailed to the Stockholders, Century shall (i) appoint Society Shareholder Services, Inc., Dallas, Texas, which serves as the transfer agent with respect to the Century Common Stock, or any other exchange agent reasonably satisfactory to Corporation, to act as the exchange agent hereunder (the "Exchange Agent") and (ii) prepare a letter of transmittal, in form and substance reasonably satisfactory to Corporation ("Letter of Transmittal"), to be used by the Stockholders to exchange their Stock Certificates for the consideration specified in this Article 2. Century shall cause the Exchange Agent to pay such consideration to each Stockholder in accordance with the terms and conditions specified herein and in the Letter of Transmittal.

                      (b)   On the Closing Date Century shall (i) pay to
          the Escrow Agent stock in the amount of the Holdback Amount specified in the Calculation Certificate, and (ii) pay, or cause the Exchange Agent to commence to mail to each Stockholder who has duly tendered his Stock Certificates in accordance herewith and with the Letter of Transmittal all consideration specified in the Calculation Certificate (as re-certified at Closing).

                      (c) From and after the Effective Time each Stockholder shall be entitled, upon the surrender of his Stock Certificate or Certificates to the Exchange Agent, accompanied by a properly completed and executed Letter of Transmittal, to receive in exchange therefor on the terms and subject to the conditions set forth herein and in the Letter of Transmittal
          (i) a check payable  in  the  sum  of the amounts specified in
          Section 2.7(b), without interest for each fractional share and
          (ii) a certificate or certificates representing that whole number of shares of Century Common Stock into which the shares of Corporation Stock represented by the Stock Certificate so surrendered shall have been converted pursuant to Section 2.7(b).

                      (d)   The  Letter  of  Transmittal shall set forth
          customary terms and conditions upon which the exchanges described in paragraph (c) above will be made. Without limiting the generality of the foregoing, the Letter of Transmittal will provide that (i) if any check or certificate for shares of Century Common Stock is to be issued in the name of any Person other than that in which a surrendered Stock Certificate is then registered, such surrender shall be accompanied by payment of any applicable transfer Taxes and such documents reasonably deemed necessary or appropriate by Century, (ii) if a former holder of Corporation Stock claims that a Stock Certificate has been lost, stolen or destroyed, the Exchange Agent shall deliver to such holder the Merger Consideration only upon receipt of appropriate evidence of ownership of such Corporation Stock, and appropriate indemnification (and, if requested by Century, a bond), in each case reasonably satisfactory to Century, and (iii) the execution and delivery of the Letter of Transmittal by any Stockholder will constitute such stockholders' written appointment of the Stockholders' Representative as his agent and attorney-in-fact for all purposes specified herein and in the Escrow Agreement. A Letter of Transmittal shall be mailed to each record stockholder of Corporation in connection with the mailing of the Information Statement.

                      (e) From and after the Effective Time and until surrendered and exchanged as provided in this Section, each Stock Certificate (excluding Stock Certificates previously representing shares of Corporation Stock held in the treasury of Corporation and excluding Stock Certificates representing Dissenting Shares) shall be deemed for all purposes, except as hereinafter provided, to evidence that whole number of shares of Century Common Stock (subject to any Holdback Deductions) and the right to receive that amount of cash into which the fractional shares of Corporation Stock represented by the Stock Certificate so surrendered have been converted under this Article 2 and a right to receive a pro-rata amount of any remaining portion of the Holdback Deductions in accordance with the Escrow Agreement. Unless and until any such Stock Certificate shall be so surrendered, the holder of such Stock Certificate shall not have any right to receive any dividends paid or other distributions made to the holders of record of Century Common Stock after the Effective Time. Subject to Applicable Law, upon surrender of any such Stock Certificate, the surrendering holder of record thereof shall receive all dividends and other distributions, with respect to the total number of shares of Century Common Stock into which his Corporation Stock was converted, that have been paid or made with respect to shares of Century Common Stock outstanding as of a record date after the Effective Time, but without interest thereon.

                      (f) If any former Stockholder fails to duly deliver a Letter of Transmittal within 9 months of the Effective Time, all cash payments, dividends, distributions and stock certificates otherwise payable to such former Stockholder by the Exchange Agent or the Escrow Agent shall be returned to Century, after which each such former Stockholder shall look, subject to applicable escheat or other Applicable Laws, to Century as general creditors only for payment thereof.

                      (g) The Merger Consideration to be issued and paid upon surrender of Stock Certificates in accordance with the terms of this Section shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Corporation Stock theretofore represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Corporation Stock that were outstanding immediately prior to the Effective Time.

                2.10 Non-Dilution. If, at any time after the date hereof and prior to the Effective Time, Century effects a Diluting Event, then as a condition of such Diluting Event, lawful, appropriate, equitable and adequate adjustments (as mutually determined by Corporation and Century prior to the Effective Time, subject to any rights of the Stockholders to indemnification under Article 10 for any inaccuracy of the representations and warranties of Century in Section 5.9) shall be made to the Century Stock Price, Average Century Stock Price, Ceiling Price and Floor Price, or to the terms of
          Section 2.7, as appropriate, whereby the Stockholders shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of the Century Common Stock), in lieu of or in addition to, as the case may be, the consideration specified in Section 2.7, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Century Common Stock to which such Stockholders were so entitled under
          Section 2.7, and in any such case appropriate, equitable and adequate adjustments shall also be made to such resulting consideration in like manner in connection with any subsequent Diluting Events. It is the intention of the parties that the foregoing shall have the effect of entitling the Stockholders to receive upon the Effective Time such stock, securities and other property (other than cash dividends paid in the ordinary course and at times and in amounts consistent with past practice) as the Corporation Stockholders would have received had they held the Century Common Stock (or any replacement or additional stock, securities or property, as applicable) on the record date of such Diluting Event.

                2.11  Dissenting  Shares.  Notwithstanding  anything  to
          the contrary herein, Dissenting Shares shall not be converted as of the Effective Time into a right to receive the Merger Consideration, but, instead, shall entitle the holder of such shares to such rights as may be available under Article 13 of the MBCA, provided, however, that if after the Effective Time such holder fails to perfect or withdraws or otherwise loses his right to appraisal, the shares of Corporation Stock owned by such holder immediately prior to the Effective Time shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest. Prior to the Effective Time, Corporation shall give Century prompt notice of any demands received by Corporation for appraisal of shares of Corporation Stock, and Century shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Corporation shall not, except with the prior written consent of Century, make any payment with respect to, or settle, any such demands. After the Effective Time, Century shall pay, or cause the Surviving Corporation to pay, any amounts that may become payable to the holders of Dissenting Shares under Section 79-4-13.25 of the MBCA.

           ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF CORPORATION

                Corporation hereby makes the following representations and warranties to Century and Sub as of the date hereof:

                3.1 Organization of Corporation. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Corporation owns no subsidiaries. The Corporation has full corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties. The Corporation is not required to be duly qualified or authorized to do business in any jurisdiction as a foreign corporation because neither the character or location of its properties, or the nature of its activities makes such qualification necessary.

                3.2 Authorization and Enforceability. (a) Corporation has full corporate power and authority to execute and deliver this Agreement and each Closing Instrument to be executed and delivered by it and, subject to the adoption of this Agreement by the Stockholders in accordance with the MBCA and Corporation's Organizational Documents, to consummate the transactions contemplated hereby and under such Closing Instruments. The execution, delivery and performance by Corporation of this Agreement and each Closing Instrument to be executed and delivered by it has been duly and unanimously authorized by Corporation's Board of Directors, and no other corporate proceedings (other than the adoption of this Agreement by the Stockholders in accordance with the MBCA and Corporation's Organizational Documents) are necessary to authorize Corporation's execution, delivery or performance of this Agreement or such Closing Instruments.

                (b) This Agreement has been duly executed and delivered by Corporation and constitutes, and each Closing Instrument, when executed and delivered by Corporation, will be duly executed and delivered by Corporation and will constitute, a valid and legally binding obligation of Corporation, enforceable against Corporation in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

                3.3 Capital Stock. (a) The authorized capital stock of Corporation consists exclusively of 100,000 shares of Corporation Common Stock, $1.00 par value, of which 1,000 are issued and outstanding and none are held in Corporation's treasury. All shares of Corporation Stock are held by the record owners in the amounts specified on Schedule 3.3.

                      (b) All issued and outstanding shares of Corporation Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive or similar rights except for rights created by the Shareholders Agreement which shall be cancelled immediately prior to closing. Corporation has no outstanding, or is subject to any, Options. There are no equity equivalents in, interests in the ownership or earnings of, or other similar rights binding upon Corporation.

                3.4   Personal  Properties.   Except  as  set  forth  on
          Schedule 3.4 hereto, the Corporation has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real and personal, tangible and intangible), including all properties and assets reflected in the Balance Sheet (or which would be reflected thereon if not fully depreciated or amortized), in each case subject to no Encumbrances of any kind whatsoever, except for Permitted Encumbrances. The Corporation validly owns or leases all properties and assets necessary for the continued conduct of its business in the ordinary course.

                3.5 Organizational Documents, Books and Records, and Related Matters. (a) Corporation has delivered to Century true, correct and complete copies of (i) each Organizational Document governing Corporation, together with all amendments thereto, as certified by the Secretary of State of Mississippi or by the corporate secretary, as appropriate, and (ii) minutes of all meetings of the Boards of Directors and Stockholders of Corporation. All books and records of Corporation and all files, data and other materials relating to its businesses, have been prepared and maintained in accordance with sound business practices.

                (b) The affirmative vote of the holders of a majority of the outstanding total voting power of the holders of the Corporation Stock is the only vote of the holders of any class or series of Corporation Stock that is required under Corporation's Organizational Documents or the MBCA to approve this Agreement and the transactions described herein.

                3.6   Investments  and  Interests.   Except as listed on
          Schedule 3.6, the Corporation does not own or have the right or obligation to acquire, directly or indirectly, any capital stock or other equity or proprietary interest in any Person.

                3.7 Financial Statements. (a) The Corporation Financial Statements for the fiscal year ended December 31, 1994 attached hereto as Exhibit B (i) reflect only actual bona fide transactions, (ii) have been prepared from the books and records of Corporation in accordance with GAAP, and (iii) fairly present in all material respects Corporation's financial position as of the respective dates thereof in accordance with GAAP and its results of operations and cash flows for the periods then ended in accordance with GAAP. All unaudited interim financial statements included among the Corporation Financial Statements reflect all adjustments (which include only normal recurring adjustments made in conformity with GAAP) that are necessary for a fair statement of the results of operation of Corporation for the periods presented therein.

                      (b) Attached hereto as Exhibit C is a true and complete copy of the capital expenditure budget (the "Budget") for fiscal year 1995 for the RSA all of which been prepared in good faith by Corporation.

                3.8   Absence of Material Changes.   Since  December 31,
          1994 and except as set forth on Schedule 3.8 hereto, the Corporation has not:

                      (a)   amended any of its Organizational Documents;

                      (b) undergone any change in its financial condition, assets, properties, liabilities, business or operations, other than changes in the ordinary course of business, none of which individually or in the aggregate has resulted in a Material Adverse Effect with respect to the Corporation;

                      (c) suffered any damage, destruction or loss (whether or not covered by insurance), or condemnation or other taking that has resulted in a Material Adverse Effect with respect to Corporation;

                      (d)   Subjected  any  of  its  other properties or
                assets   to   any   Encumbrance   other  than  Permitted
                Encumbrances;

                      (e) guaranteed any Indebtedness or obligations of any other Person; created, incurred or assumed any Indebtedness (or increased prior Indebtedness) or otherwise become liable for the obligations of any other Person); prepaid, amended or altered the payment obligations with respect to any Indebtedness or made any loans, advances or capital contributions to, or investments in, any other Person.

                      (f) sold, transferred, assigned or otherwise disposed of any direct or indirect equity interest in the RSA, the Corporation or any Intellectual Property; leased any office space; or acquired, sold, assigned, leased, transferred or otherwise disposed of, directly or indirectly, any other assets;

                      (g) received written notice of any Proceeding, Threatened Proceeding, dispute, claim, event or condition of any character (including but not limited to regulatory and administrative notices) that could reasonably be expected to have a Material Adverse Effect with respect to the Corporation.

                      (h) made any change in its accounting methods, principles or practices, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing to Century;

                      (i) received written notice that any group, organization or union has attempted or intends to organize any of its employees or that any group of employees has attempted or intends to institute any labor slowdown, picketing, stoppage or similar disturbance;

                      (j) issued any shares of capital stock, Options or other securities; declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof), repurchased, redeemed or otherwise acquired any Corporation Stock or any other securities; or adopted a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;

                      (k) entered into, adopted or (except as may be required by law) amended or terminated any Employee Benefit Plan or other arrangement for the benefit or welfare of any current or former director, officer or employee; paid to any current or former director, officer or employee any amount not required by any Employee Benefit Plan; or granted or paid any bonus, severance payment, termination payment or change in control payment;

                      (l) cancelled or materially reduced the coverage under any insurance or indemnity Contract;

                      (m) entered into any networking contracts or otherwise become obligated under any Contract outside the ordinary course of business consistent with past practice or amended, modified or terminated any Contract listed on any Schedule hereto, other than as contemplated hereunder;

                      (n) waived, released, granted or transferred any rights of value or settled any Proceeding or Threatened Proceeding involving claims in excess of $20,000, except for any waivers, releases, grants, transfers or settlements that have no effect on Corporation's financial position other than reducing Current Assets or increasing Current Liabilities or that have been approved in writing by any executive officer of Century;

                      (o)   amended  any  Tax  Return,  made   any   tax
                election or settled or compromised any Tax liability;

                      (p) failed to staff its operations at levels comparable with past practice;

                      (q) materially delayed payment of any of its accounts payable or other liability beyond the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                      (r) received written notice of any actual or threatened termination, cancellation or limitation of, or any modification in, its business relationship with any customer or group of customers whose payments to Corporation individually or in the aggregate are material to its operations, or with any vendor, agent, representative, or consultant, or group thereof, whose sales of services to such entity individually or in the aggregate are material to its operations;

                      (s) otherwise failed to operate its business in the ordinary course consistent with prior practices so as to preserve its business organization and to preserve the good will of its customers, suppliers and others with whom it has business relations; or

                      (t) authorized, agreed or became committed to do or to take any of the actions referred to in this
                Section 3.8.

                3.9 Indebtedness. Schedule 3.9 hereof sets forth all Indebtedness of Corporation to any Person (including its Affiliates) as of the date hereof (except to the extent a different date is otherwise set forth thereon with respect to any specific Indebtedness). Except as disclosed on Schedule 3.9, all Indebtedness is prepayable at any time at the option of Corporation, without premium or penalty. The Corporation has not taken any action or omitted to take any action, and no event has occurred, that constitutes (with or without the giving of notice or the passage of time or both) a material default under, or gives rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any Contract creating, or note or other instrument evidencing, any Indebtedness.

                3.10 Litigation and Claims. (a) Schedule 3.10 sets forth a list of each Proceeding in which the Corporation is a party. Except as specifically disclosed on Schedule 3.10, there are no judgments, orders, injunctions, decrees or awards binding upon the Corporation, or its assets, and there are no Proceedings or, to the best knowledge of Corporation, Threatened Proceedings asserted against Corporation, or its assets, in each case that could reasonably be expected to have a Material Adverse Effect with respect to any Corporation.
          Schedule 3.10 sets forth each reserve established by Corporation with respect to its liability or potential liability arising under any Proceeding or Threatened Proceeding listed thereon.

                      (b) There are no Proceedings or, to the best knowledge of Corporation, Threatened Proceedings asserted against Corporation, or its assets, that, individually or in the aggregate, could reasonably be expected to (i) impair in any material respect the ability of Corporation to perform its obligations under this Agreement or (ii) prevent the consummation of any of the transactions described in this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator that could reasonably be expected to have any such effect.

                3.11 Real Estate and Leases. Schedule 3.11 hereto sets forth a complete list of all real properties and structures thereon owned in whole or in part by Corporation, or leased by Corporation, and includes the name of the record title holder thereof. The Corporation owns or validly leases all of the real property reflected on the Balance Sheets (or which would be reflected thereon if not fully depreciated or amortized) and all real properties used in the conduct of its business. Title to all real property owned by the Corporation is, in each case, good and marketable and free and clear of any
          Encumbrances, except for Permitted Encumbrances or any Encumbrance arising under indentures, security interests, mortgages or deeds of trust listed on Schedule 3.11. All such real property has access to adequate water, electric, gas, sewerage and/or any other utility services which are necessary for the conduct of the business of Corporation, and, with respect to each, the Corporation has adequate rights of ingress and egress for operation of business in the ordinary course. There are no Proceedings or, to the best knowledge of Corporation, Threatened Proceedings relating to condemnation, eminent domain or similar matters that would preclude or impair the use of any such property by Corporation for the purposes for which it is currently used.

                3.12 Condition of Personal Properties and Real Estate. All buildings, equipment and other assets (including all switches, cell sites, cell enhancers, radios, towers, generators and microwave systems) owned or leased by Corporation (i) are in good operating condition and do not require any maintenance or repairs, except for ordinary, routine maintenance and repairs that arise in the ordinary course of business and that in the aggregate are not material in nature or cost, (ii) are suitable for the purposes for which they are currently being used and are sufficient for the continued conduct of business after the Closing in substantially the same manner as conducted prior thereto and
          (iii) conform in all material respects with all Applicable Laws (including all zoning laws) and Permits.

                3.13 Insurance. Schedule 3.13 hereto sets forth a complete list and brief description of all policies and binders of insurance insuring Corporation and its properties and businesses. All such policies and binders of insurance are in full force and the premiums thereon have been duly and timely paid. The Corporation is not in material default with respect to any provision contained in any such policy or binder, nor has there been any failure to give notice or to present any claim relating to Corporation or under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for failures that would not reasonably be expected to result in a Material Adverse Effect with respect to the Corporation. No notice of cancellation or nonrenewal with respect to any such policy or binder has been received by Corporation. Corporation has delivered to Century correct and complete copies of (i) certificates of insurance pertaining to and a policy digest of all such policies and binders, (ii) the most recent inspection reports, if any, received from the insurance underwriters as to the condition of the insured properties and (iii) all such policies and binders.

                3.14  Contracts.   (a)  Except  as set forth in Schedule
          3.14, the Corporation is not a party to, nor is bound by, obligated under or subject to the terms of, any:

                            (i)   Contract  for the lease or sublease of
          any real or personal property from or to any Person (including any Affiliate of Corporation);

                            (ii)  Contract with  any  Person  (including
          any Affiliate of Corporation) wherein it provides or receives services relating to customer billing, data processing or accounting, or which relates to the switching or reselling of Cellular Services or the sharing of any switch used in connection with providing Cellular Services;

                            (iii) management or consulting Contract with
          any Person (including any Affiliate of Corporation), whether it is the party performing or receiving the benefit of the services performed thereunder, including any Contracts relating to the management or operation of the RSA;

                            (iv)  Contract  for the purchase or sale  of
          raw materials, commodities, merchandise, utilities, supplies, or other materials or personal property, or for the furnishing or receipt of services, that calls for performance over a period of more than 90 days and involves more than the sum of $10,000;

                            (v)   agency,      distributor,      dealer,
          representative, sales, marketing or advertising Contract that is not terminable by it without penalty on notice of 60 days or less;
                            (vi)  Contract  to lend or advance funds to,
          make  any  investment  in, or guarantee  the  Indebtedness  or obligations of, any Person (including any Affiliate of Corporation and any customers, suppliers, lenders, officers, directors, employees, stockholders, or others having business relations with Corporation);

                            (vii) Contract   obligating  Corporation  to
          indemnify any current or former director, officer, employee, agent or fiduciary;

                            (viii)collective    bargaining    agreement,
          employment agreement, nondisclosure agreement, assignment agreement, noncompetition agreement, or any other Contract with any director, officer or employee of Corporation, other than the Employee Benefit Plans;

                            (ix)  Contract     relating    to    capital
          expenditures which involves a payment or payments in excess of $10,000;

                            (x)   Contract  limiting   its   freedom  to
          engage  in  any line of business or to compete with any  other
          Person;

                            (xi)  Contract  obligating  it  to  sell  or
          otherwise dispose of any substantial part of its assets to, or to enter into a business combination or share exchange with, any other Person, or to refrain from any such sale, disposition, business combination or share exchange, other than this Agreement; or

                            (xii) Contract   not  entered  into  in  the
          ordinary course of business that involves a payment or payments of $10,000 or more and is not cancelable without penalty within 60 days.

                      (b) True, correct and complete copies of all Contracts identified in Schedule 3.14 have heretofore been delivered to Century. Except as set forth in Schedule 3.14,
          (i) none of the Contracts or commitments listed in Schedule 3.9, 3.14, or 3.28 or any other Schedule hereto (the "Subject Contracts") will expire, be terminated or be subject to any modification as a result of the consummation of the transactions contemplated by this Agreement, (ii) Corporation is not in default in any material respect under the terms of any Subject Contract, and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default by Corporation, and (iii) to the best knowledge of Corporation, no other party to any Subject Contract is in default in any material respect thereunder, and no such event has occurred with respect to any such party. No purchase order or commitment of Corporation not listed on
          Schedule   3.14   is  in  excess  of  its  ordinary   business
          requirements.

                3.15 Conflicts. (a) Assuming the Stockholders duly adopt this Agreement at the Stockholders Meeting, the execution, delivery, and performance by Corporation of this Agreement and each Closing Instrument to be executed and delivered by Corporation does not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Corporation, (ii) assuming receipt of all Required Consents specified on Schedule 3.15, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which Corporation is a party or by which Corporation or any of its respective properties may be bound, or the rules and regulations of any Governmental Entity, (iii) result in the creation or imposition of any Encumbrance upon the properties of Corporation or (iv) assuming compliance with the matters referred to in Sections 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon Corporation, except for, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially interfere, interrupt, or detract from the ability of the Corporation, taken as a whole, to conduct its business, impair the ability of Corporation to perform its obligations hereunder, or prevent the consummation of the transactions contemplated hereunder.

                      (b) Without limiting the generality of the foregoing, none of the Organizational Documents or Contracts of the Corporation grant rights of "first refusal" or similar rights to the Stockholders upon the transfer or change in control of shares of Corporation of such entities or their Affiliates, or include any similar provisions that otherwise restrict any such transfer or change in control in any manner except for the Shareholders Agreement which shall be cancelled immediately prior to closing.

                      (c) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Corporation in connection with the execution, delivery or performance by Corporation and the Principal Stockholders of this Agreement or their consummation of the transactions contemplated hereby, other than (i) the filing by the Surviving Corporation of the Articles of Merger with the Mississippi Secretary of State in accordance with the MBCA or
          (ii) as contemplated by Sections 6.1 through 6.3.

                3.16  Permits,  Tariffs  and  Cellular Operations.   (a)
          Schedule 3.16 identifies all FCC Licenses, State Licenses and other Permits that have been issued to Corporation, which represent all federal, state or local Permits necessary for Corporation to provide Cellular Service in the RSA and to otherwise own or lease and operate its properties and to conduct its business as now conducted. Except as disclosed in
          Schedule  3.16,  the  present  use  by  Corporation   of   its
          properties and the conduct of its business does not violate any Permits. Except as disclosed in Schedule 3.16, all such Permits are in full force and effect, have been legally and validly issued, and will continue in full force and effect after the Closing Date without the consent, approval or act of, or the making of any filing with, any Governmental Entity or other party, subject to the receipt of the approval and the completion of the filings described in Sections 6.1(a) and (c) and 8.2 hereof, respectively. Except as disclosed on Schedule 3.16, the Corporation is not in default under the terms of any such Permit and the Corporation has not received written notice of any default thereunder. None of the Governmental Entities that have issued the Permits has notified Corporation of its intent to modify, revoke, terminate or fail to renew any such Permit now or in the future, and, to the best knowledge of Corporation, no such action has been threatened.

                      (b)   Without limiting the generality of paragraph
          (a)  above,  except  as   disclosed   on   Schedule  3.16  the
          Corporation is the sole holder of the FCC cellular frequency block "A" operating license ("Operating License") for the RSA and holds such Operating License free and clear of all
          Encumbrances. The cellular base stations owned by and licensed to the Corporation provide, in each instance, 32 Dbu contour coverage to the RSA as reflected on the maps and engineering furnished to Century. The expiration of the five-year "fill-in" period specified in 47 C.F.R. 22.903 will occur on April 23, 1995 for the RSA.

                      (c) Except as disclosed in Schedule 3.16, the Corporation has duly and timely filed all applications, reports or other instruments and taken all other actions that are necessary to secure the Corporation's enjoyment to the fullest extent permitted by law of all rights as a provider of Cellular Service in the RSA, including without limitation duly and timely filing with the FCC all applications necessary to construct and operate cellular base station facilities in the RSA ("Base Station Applications"). Each cellular base station facility operated by the Corporation has been constructed in all material respects in accordance with the Base Station Applications. The FCC has not notified Corporation of its intent to revoke or transfer to another operator any Operating License upon the expiration of its initial ten-year term, and, to the best knowledge of Corporation, no such action has been threatened.

                      (d) Corporation has previously delivered to Century true, correct and complete copies of the tariffs containing, to the extent included therein, service regulations, rates and charges for radio common carrier services applicable on the date hereof, together with all FCC records and applicable state certifications. No action to change, alter, rescind or make obsolete any of such tariffs, rates or charges is pending or, to the best knowledge of Corporation, is threatened or under consideration other than Proceedings in the ordinary course of business and those of general applicability to the cellular industry.

                      (e) As of February 28, 1995 the Corporation had, and as of the Closing Date the Corporation will have, an aggregate of at least 2,800 active cellular customers, in each case excluding those customers whose accounts have not been paid in full prior to the 60th day following the date of the respective invoices for services rendered.

                3.17 Absence of Undisclosed Liabilities. The Corporation has no outstanding claims, liabilities or obligations of any nature, whether accrued, unaccrued, absolute, contingent, asserted, unasserted, matured, unmatured, known, unknown or otherwise, other than (i) those reflected in the Balance Sheet (including any footnotes thereto), (ii) those that arise out of any matter specifically disclosed in any other Section of or Schedule to this Article 3, (iii) immaterial liabilities that have arisen in the ordinary course of business since December 31, 1994 and (iv) those that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to the Corporation.

                3.18 Compliance With Laws. Without limiting the scope of any representation or warranty made in this Article 3 concerning compliance with laws, the Corporation is and during the last three years has been in compliance in all material respects with the Communications Act and all other Applicable Laws. At no time during the last three years has Corporation been notified orally or in writing by any Governmental Entity that it has been the subject of any federal, state or local criminal investigation, or that it has materially violated any Applicable Law (including those described in other Sections of this Article 3).

                3.19 Employee Benefit Plans. (a) Schedule 3.19 contains a true, correct and complete list of each Employee Benefit Plan of the Corporation. Prior to the date hereof, Corporation has delivered to Century correct and complete copies of all relevant documents pertaining to the Employee Benefit Plans of Corporation, including (i) the plan documents and related trusts and summary plan descriptions, (ii) the most recent determination letters received from the IRS, (iii) all Form 5500 annual reports filed with respect to plan years after 1989, (iv) all filings pursuant to Labor Regulations 2520.104-23 with respect to plan years after 1990, and (v) any related insurance Contracts with respect to the plans.

                      (b) With respect to the Employee Benefit Plans, except as set forth on Schedule 3.19:

                            (i)   Each such plan  and each related trust
                or insurance contract is in material compliance with all applicable provisions of ERISA and the Code;

                            (ii)  Each Employee Benefit  Plan  listed on
                Schedule 3.19 that is intended to be, or normally would be, qualified under Section 401(a) of the Code is so qualified in form and operation, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code;

                            (iii) All  contributions  due  and owing for
                each Employee Benefit Plan for the plan year most recently ended and for all prior years have been made or reserved for;

                            (iv)  There   are  no  accumulated   funding
                deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Benefit Plan. Neither Corporation, nor any affiliate thereof, has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any Employee Benefit Plan covered or previously covered by Title IV of ERISA. Corporation and all affiliates thereof, have paid and discharged promptly when due all liabilities and obligations with respect to any Employee Benefit Plan arising under ERISA or the Code of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of an Encumbrance against any of the assets of Corporation, any Subsidiary, or any affiliate thereof;

                            (v)   Nothing done or omitted to be done and
                no transaction or holding of any asset under or in connection with any Employee Benefit Plan has or will cause, directly or indirectly, Corporation, or any affiliate thereof, to incur any liability under Title I of ERISA or any liability for any tax pursuant to
                Section 4975 of  the Code;

                            (vi)  Neither   the   Corporation   nor  any
                affiliate thereof has ever maintained or contributed to a Multiemployer Plan or to an Employee Benefit Plan subject to Title IV of ERISA or subject to the minimum funding standards of ERISA and the Code, and none of the Employee Benefit Plans is (a) Multiemployer Plan or (b) a plan to which more than one employer makes contributions, within the meaning of Sections 4063 and 4064 of ERISA;

                            (vii) Except as set forth  on  Schedule 3.19
                neither the Corporation, nor any affiliate thereof, has ever maintained or contributed to or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses, or their dependents.

                            (viii)All required reports and descriptions,
                including Form 5500 annual reports, summary annual reports, summary plan descriptions, and reports required by Labor Department Regulation Section 2520.104-23 have been filed or distributed appropriately with respect to the Employee Benefit Plans. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan; and

                            (ix)  No reportable event, as  such  term is
                defined in Section 4043(B) of ERISA, has occurred with respect to any of such Plans which are subject to
                Section 4043(B) or ERISA other than those which might arise solely as a result of the transactions contemplated by this Agreement.

                            (x)  The  fair market value of the assets of
                each Employee Benefit Plan exceeds the amount of benefit liabilities for such plan, computed on a termination basis utilizing PBGC factors;

                            (xi)    Neither  the  Corporation,  nor  any
                affiliate thereof, are liable nor is there any basis for any such liability for an excise tax under Section 4980B of the Code in connection with an Employee Benefit Plan which is a welfare benefit plan;

                            (xii)   No  claim,  lawsuit,  arbitration or
                other action or proceeding is pending or has been threatened, asserted or instituted against the Corporation, or any affiliate thereof, or any Employee Benefit Plan, in connection with or arising out of, directly or indirectly, the provisions of COBRA, and there are no facts that exist which could give rise to any such actions, suits or claims. Century shall be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing;

                            (xiii)   The Corporation agrees that it will
                comply, and will cause all affiliates to comply, with COBRA after the Closing with respect to all qualified beneficiaries who had a qualifying event as of or prior to the Closing, including any former employees of the Corporation, or any affiliate thereof, who are hired by Century, but who are entitled to elect COBRA coverage under an Employee Benefit Plan due to a significant gap in coverage, a preexisting condition or as otherwise may be required by applicable law;

                            (xiv)   The  Corporation and  Century  agree
                that Century is not intended to be and is not a successor employer to the Corporation, or any affiliate thereof, for any purpose, including with respect to COBRA, and that no benefit plan sponsored or maintained by Century is intended to be and no such plan shall be a successor plan to any Employee Benefit Plan;

                            (xv)   Schedule  3.19 includes a list of all
                qualified beneficiaries under COBRA under any Employee Benefit Plan who experienced a qualifying event under such plan as of or prior to the Closing, and the Corporation agrees to provide, with respect to each such qualified beneficiary, his/her name, address, date of qualifying event, COBRA premium payment history and copies of all COBRA notices provided by or on behalf of the Corporation;

                            (xvi)  No Employee  Benefit  Plan  has  been
                completely or partially terminated;

                            (xvii)   Except  as  set  forth  on Schedule
                3.19, consummation of the transaction contemplated in this Agreement will not entitle any employee of the Corporation, or any affiliate thereof, to severance pay and will not increase, or accelerate the time of payment or vesting of, any compensation due to any employee of the Corporation, or any affiliate thereof, or under any Employee Benefit Plan.

                      (c) For purposes of this Section only, an "affiliate" of a Person means any other Person which, together with such Person, would be treated as a single employer under
          Section 414 of the Code.

                3.20 Investment Company Act. Corporation is not an "investment company" as defined under the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder.

                3.21  Remuneration, Severance  Pay,  and Other Benefits.
          (a) Schedule 3.21 sets forth a true, correct and complete list of each of the officers and directors of Corporation. Corporation has delivered to Century a true, correct and complete list of each employee of Corporation, together with a list of the total cash compensation paid to each such person for 1994 (showing bonuses separately), along with the current wages or annualized salary of each such person for 1995.

                      (b) Schedule 3.21 sets forth a true, complete and correct list of (i) each director, officer or employee of Corporation who, as a result of any of the transactions described in this Agreement, is or will become entitled to receive any amount (whether in cash, property, securities or otherwise) under any employment, severance, change in control, or termination Contract, or under any other compensation arrangement or Employee Benefit Plan, and (ii) the amount to which each such person is or will become so entitled. Except as set forth on Schedule 3.21, the Corporation has not or will not have any payment or other obligation to any current or former director, officer, employee or Affiliate of Corporation by virtue of the transactions described in this Agreement, and neither the consummation of the transactions contemplated hereunder nor the occurrence of any event thereafter will increase, or accelerate the time of payment or vesting of, any amounts payable to any current or former director, officer, employee or Affiliate of Corporation under any Employee Benefit Plan or otherwise.

                3.22 Labor Relations. The Corporation has not engaged in any Unfair Labor Practice and there are no Unfair Labor Practice charges or similar grievances pending or, to Corporation's best knowledge, threatened in writing against Corporation before the National Labor Relations Board or otherwise. There are no pending or, to the best knowledge of Corporation, threatened grievances against Corporation by the Communications Workers of America labor union or any other labor union, and there are no labor slowdowns, picketing, stoppages or similar disturbances pending or, to the best knowledge of Corporation, threatened in writing against Corporation.

                3.23 Product Liability Claims; Product Warranties. There are no product liability claims pending or, to the best knowledge of Corporation, threatened against Corporation. Except as set forth in the form of customer service agreement utilized by Corporation, a true, correct and complete copy of which is attached hereto as Exhibit D, Corporation has not given or offered any warranty covering any class or group of products or services sold or distributed by Corporation.

                3.24 Environmental Matters. (a) Corporation possesses all Permits that are required under federal, state and local laws and regulations relating to pollution or the protection of the environment, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of all hazardous substances or wastes, as such laws and regulations are constituted on the date hereof (collectively, "Environmental Laws"), except for Permits the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect with respect to Corporation. Corporation is in compliance with all Environmental Laws, including all laws and regulations imposing record-keeping, maintenance, testing, storage, transportation, use, generation, collection, treatment, recovery, removal, discharge, disposal, inspection, registration, notification and reporting requirements with respect to such hazardous substances, hazardous wastes or any other materials, except for any failures to comply that would not reasonably be expected to result in a Material Adverse Effect with respect to Corporation. For purposes of this Section 3.24, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances", "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder, all as constituted on the date hereof,
          (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder, all as constituted on the date hereof, or (iii) any other Environmental Law, including, without limitation, those that specifically regulate the use of gasoline, diesel fuel or other petroleum hydrocarbons.

                      (b) The Corporation is not subject to any Proceedings pursuant to, nor has received any written notice of any violations of, any Environmental Law in the last 5 years.

                      (c) To the best knowledge of Corporation, at no time has Corporation caused hazardous wastes or hazardous substances (or any asbestos, poly-chlorinated biphenyls, urea formaldehyde, fuel oil or other petroleum compounds) to be treated, stored, disposed of, released, discharged or deposited on, under or at premises owned, occupied, or operated by Corporation, which materials require clean-up, removal, response, remediation or other obligations of or by Corporation under any Environmental Law.

                      (d) To the best knowledge of Corporation, there are no disposal sites for hazardous substances or hazardous wastes located on or under the real estate owned by Corporation or operated by Corporation, and Corporation has not disposed of any hazardous substances or hazardous wastes on or under the real estate owned or operated by it. Corporation has never disposed of any hazardous substances or hazardous wastes off-site, or retained any Person to handle, transport or dispose of any hazardous substances or hazardous wastes either on-site or off-site.

                3.25 Bank Accounts; Powers of Attorney. Schedule 3.25 hereto contains a correct and complete list of all (i) accounts or deposits of Corporation with banks or other financial institutions and a description of the nature and purpose of such account or deposit, (ii) safe deposit boxes of Corporation, (iii) persons authorized to sign or otherwise act with respect to Corporation, and (iv) powers of attorney and agency agreements for Corporation.

                3.26  Taxes.  Except as otherwise set  forth in Schedule
          3.26:

                      (a) Each Tax Return required to be filed by or with respect to Corporation has been properly completed and timely filed. As of the time of filing, each such Tax Return correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Corporation or any other information required to be shown thereon. No extension of time within which to file any Tax Return has been filed, requested or granted.

                      (b) All Taxes owed by Corporation (whether or not shown on any Tax Return) have been paid in full. No written claim has been made by an authority in a jurisdiction where Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Corporation that arose in connection with any failure (or alleged failure) to pay any Tax when due. The unpaid Taxes of Corporation (i) do not exceed the reserve for Tax liability set forth on the face of the Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Corporation in filing its Tax Returns. Corporation has withheld from its employees (and timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods in compliance with all Tax withholding provisions of Applicable Laws (including income, social security and employment Tax withholding for all forms of compensation subject thereto).

                      (c) No audit, examination, investigation or other Proceeding is presently being conducted or threatened by the IRS or any other taxing authority; no Tax deficiencies or additional liabilities of any sort have been proposed by any Governmental Entity or representative thereof against Corporation; and no agreement for extensions of time for assessment of any amounts of Tax has been entered into by Corporation. Schedule 3.26 lists all federal, state, and local income Tax Returns filed with respect to Corporation for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Corporation has delivered true, correct and complete copies of each Tax Return listed on Schedule 3.26.

                      (d) No deferred gains or losses allocable to Corporation will be recognized by virtue of consummating the Merger.

                      (e)   The  Corporation  is  not a party to any tax
          allocation,  tax  indemnity,  tax  payment  or   tax   sharing
          Contract.

                      (f) The Corporation (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise.

                      (g) The Corporation has in effect a valid S Corporation election under the Code for all periods beginning on or after January 1, 1991.

                3.27  Securities Laws.  (a) Except as otherwise noted on
          Schedule 3.27 since January 1, 1992 the Corporation has not offered or sold securities in violation of the Securities Act or the regulations promulgated thereunder and all such offers or sales of securities have been registered under the Securities Act or were exempt from the registration requirements thereof.

                      (b) None of the information furnished in writing or to be furnished in writing to Century by Corporation or the Principal Stockholders, or any Affiliate, officer, employee or representative thereof, specifically for use in the Information Statement will contain, as of the date of the Information Statement, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                3.28 Intellectual Property. (a) Schedule 3.28 sets forth a true, correct and complete list of all (i) trademarks, service marks, trade names and corporate names and registrations and applications for registration thereof, (ii) patents, patent applications, patent disclosures and inventions, (iii) copyrights and registrations and applications for registration thereof, and (iv) computer software, data and documentation (collectively, "Intellectual Property") that is owned, used or licensed (as licensor or licensee) by Corporation. Schedule 3.28 indicates, for all Intellectual Property set forth thereon, which such property is owned by Corporation and which is owned by other Persons, and separately lists each Contract pursuant to which Corporation has granted, or been granted, any licenses and other similar rights with respect to any Intellectual Property, together with a short description of the subject matter on such licenses. Corporation owns all right, title and interest in and to, or have the right to use pursuant to a valid and binding license agreement, all Intellectual Property specified on Schedule 3.28, which is the only Intellectual Property necessary to operate the businesses of such entity as presently conducted and in accordance with past practices. No loss or expiration of any Intellectual Property is pending or, reasonably foreseeable other than expirations by operation of law. Corporation has taken all necessary and desirable actions to maintain and protect the Intellectual Property that it owns and uses. Corporation has no knowledge that the owners of any Intellectual Property licensed to Corporation have not taken all necessary and desirable actions to maintain and protect the Intellectual Property which is subject to such license.

                      (b) Corporation has not received written notice of a claim of any Person pertaining to the Intellectual Property or the rights of Corporation thereunder, and no Proceedings are pending or, to the best knowledge of
          Corporation, threatened that challenge the rights of Corporation in respect thereof or that claim that any other Person is infringing upon such Intellectual Property, and none of the Intellectual Property or, as the case may be, the rights granted to Corporation in respect thereof, infringes on the rights of any Person or, to the best knowledge of Corporation, is being infringed upon by any Person, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Corporation.

                      (c) To the best knowledge of Corporation, the Corporation has not made use of any Intellectual Property other than the rights under the Intellectual Property listed on Schedule 3.28.

                3.29  Interests  in Customers  and  Suppliers.   Neither
          Corporation, Principal Stockholders, nor any officers, directors or Affiliates thereof, possess any direct or indirect material financial interest in, or is a director or officer of, any Person who has a material relationship with Corporation, as a customer, supplier, agent, advisor, consultant, representative, lessor, lessee, lender, licensor, or competitor except certain Principal Stockholders who are shareholders, directors, and officers of Mercury Communications Company ("Mercury"), the management company for the Corporation pursuant to the RSA Management and Construction Services Agreement dated as of January 1, 1994 (the "Management Contract").

                3.30  Inventories.   The  inventories of Corporation are
          (i) not known to be obsolete, (ii) in good, merchantable and useable condition, (iii) reflected in the Balance Sheet in accordance with GAAP, (iv) reflected in the books and records of Corporation at the lower of cost or market value and (v) in quantities that are not excessive, and are adequate in light of present circumstances.

                3.31 No Finder; Opinion of Financial Advisor. (a) Corporation has neither paid nor become obligated, or will upon Closing become obligated, to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby except for fees owed to Columbia Capital Corporation for appraisal ($2,000) and consulting ($2,000) which shall be paid by the Corporation prior to Closing.

          ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
                                  STOCKHOLDERS

                4.1 Representations and Warranties. Each Principal Stockholder hereby makes the following representations and warranties to Century and Sub as of the date hereof:

                      (a) Each Principal Stockholder has the full legal right, power, capacity and authority to execute, deliver and perform this Agreement and all Closing Instruments to be executed and delivered by him hereunder, in each case without the consent or joinder of any other Person.

                      (b)   This Agreement  has  been  duly executed and
          delivered by such Principal Stockholder and constitutes, and each Closing Instrument, when executed and delivered by him, will be duly executed and delivered by such Principal Stockholder and will constitute, a valid and legally binding obligation of such Principal Stockholder, enforceable against him in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

                      (c)   Assuming the Stockholders  duly  adopt  this
          Agreement at the Stockholder's Meeting, the execution, delivery, and performance by such Principal Stockholder of this Agreement and each Closing Instrument to be executed and delivered by such Principal Stockholder does not and will not
          (i) conflict with or result in a violation of any provisions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which such Principal Stockholder is a party or by which he or any of his Corporation Stock may be bound, (ii) result in the creation of imposition of any Encumbrance upon the Corporation Stock of such Principal Stockholder or
          (iii) assuming  compliance  with  the  matters  referred to in
          Section 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon him, in each case except for any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially impair the ability of such Principal Stockholder to perform his obligations hereunder (including his obligations under Article 10) or prevent the consummation of the transactions contemplated hereunder.

                      (d) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by such Principal Stockholder in connection with his execution, delivery or performance of this Agreement or his consummation of the transactions contemplated hereby, other than as contemplated hereunder, except for consents, notices, approvals, orders, authorizations, declarations, filings and registrations the failure of which to obtain or make individually or in the aggregate would not materially impair the ability of such Principal Stockholder to perform his obligations hereunder (including his obligations under Article
          10) or prevent the consummation of the transactions contemplated hereunder.

                      (e)   There  are  no  Proceedings or, to the  best
          knowledge of such Principal Stockholder, Threatened Proceedings asserted against him that, individually or in the aggregate, could reasonably be expected to (i) impair in any material respect the ability of such Principal Stockholder to perform his obligations under this Agreement or (ii) prevent the consummation of any of the transactions described in this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator having, or which will have, any such effect.

                      (f)   Such  Principal  Stockholder  is  neither  a
          party to nor is bound by (i) any stockholder agreement or contract, voting trust, proxy or similar arrangement restricting or governing his rights to vote or dispose of his shares of Corporation Stock, except for the Shareholders Agreement which shall be cancelled immediately prior to closing, (ii) any loan or advance to Corporation or any Contract relating to the making of any such loan or advance,
          (iii) any loan, commitment or Contract obligating such Principal Stockholder to repay any amounts to Corporation, or
          (iv) any guarantee or other contingent liability in respect of any Indebtedness or any other debt, liability or obligation of Corporation except for the secured loans to Trustmark National Bank.

                      (g) No Principal Stockholder (i) holds any Options with respect to the capital stock of Corporation, or
          (ii) has any material interest in any Contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Corporation.

                      (h) The Principal Stockholders do not have a present plan, intention, or arrangement to dispose of, or cause the disposition of, any beneficial interest in any of the shares of Century Common Stock to be delivered in accordance with Section 2.9 hereof in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-
          1.

             ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF CENTURY

                Century   and   Sub    hereby    make    the   following
          representations   and   warranties  to  Corporation  and   the
          Stockholders as of the date hereof:

                5.1 Organization of Century. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has full corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties. Century and its subsidiaries have qualified and are authorized to do business and are in good standing as foreign corporations in each jurisdiction in which the character or location of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect with respect to Century.

                5.2 Organization of Sub. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Sub has not engaged in any business or incurred any liabilities since it was incorporated, except as contemplated by this Agreement.

                5.3 Authorization. Each of Century and Sub has full corporate power and authority to execute and deliver this Agreement and each Closing Instrument to be executed and delivered by it and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Century and Sub of this Agreement and each Closing Instrument to be executed and delivered by it have been duly authorized by the respective Boards of Directors of Century and Sub (or a duly authorized committee thereof) and by Century, in its capacity as sole stockholder of Sub, and no other corporate proceedings on the part of Century or Sub are necessary to authorize the execution, delivery and performance by them of this Agreement or any such Closing Instrument. This Agreement has been duly executed and delivered by Century and Sub and constitutes, and each Closing Instrument, when executed and delivered by Century, will be duly executed and delivered by Century and will constitute, a valid and legally binding obligation of Century and Sub enforceable against them in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

                5.4   Capital  Stock.  Century  has  authorized  capital
          consisting of (i) 100,000,000 shares of Century Common Stock, of which 58,208,027 shares (and associated rights) are issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, $25.00 par value per share, of which 4,260 shares of Preferred Stock, Series A, 13,902 shares of Preferred Stock, Series H, and 72,545 shares of Preferred Stock, Series K are issued and outstanding. All issued and outstanding shares of capital stock of Century have been duly authorized and validly issued, and are fully paid, nonassessable and free of any preemptive or similar rights. Except as described in the Century Exchange Act Reports, Century is not subject to any outstanding Options. Except as indicated above or in the Century Exchange Act Reports, there are no equity equivalents in, interests in the ownership or earnings of, or other similar rights binding upon Century. The Century Common Stock to be delivered pursuant to Article 2, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive or similar rights. The authorized capital stock of Sub consists of 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares are outstanding and held directly by Century.

                5.5 No Finder. Neither Century, Sub nor any party acting on behalf of Century or Sub has paid or become obligated, or will upon Closing become obligated, to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

                5.6   Registration    Statement.     The    Registration
          Statement will, when filed, comply as to form in all material respects with the Securities Act and all regulations promulgated thereunder. The Registration Statement, as of the time it becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 5.6 shall not apply to statements or omissions in the Registration Statement based upon information furnished in writing to Century by Corporation or the Principal Stockholders, or any representative or Affiliate thereof, specifically for use in the Registration Statement.

                5.7 Securities Laws. (a) Century has duly and timely filed all Exchange Act Reports required to be filed by it since January 1, 1992. As of their respective dates, the Century Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such reports, and none of the Century Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (b) Since January 1, 1992, neither Century nor any of its subsidiaries has offered or sold securities in violation of the Securities Act or the regulations promulgated thereunder. All such offers or sales of securities have been registered under the Securities Act or were exempt from the registration requirements thereof.

                5.8 Financial Statements. The consolidated balance sheets, statements of income, statements of stockholders' equity or statements of cash flows, whether audited or unaudited, included in Century's annual report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC and in any quarterly reports on Form 10-Q subsequently filed with the SEC ("Century Financial Statements") (i) reflect only actual bona fide transactions, (ii) have been prepared from the books and records of Century in accordance with GAAP and
          (iii) fairly present in all material respects Century's consolidated financial position as of the respective dates thereof in accordance with GAAP and its consolidated results of operations and cash flows for the periods then ended in accordance with GAAP, except, in the case of unaudited financial statements included therein, as otherwise permitted by Rule 10-01 of Regulation S-X promulgated by the SEC. All unaudited interim financial statements included among the Century Financial Statements reflect all adjustments (which include only normal recurring adjustments made in conformity with GAAP) that are necessary for a fair statement of the consolidated results of operations of Century and its subsidiaries for the periods presented therein.

                5.9 Absence of Diluting Events. As of the Effective Time, no Diluting Event shall have occurred after the date of this Agreement, other than any Diluting Events as to which Corporation and Century shall have mutually determined lawful, appropriate, equitable and adequate adjustments under Section 2.10.

                5.10 Conflicts. (a) The execution, delivery, and performance by Century of this Agreement and each Closing Instrument to be executed and delivered by Century does not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Century, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which Century is a party or by which Century or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Century or (iv) assuming compliance with the matters referred to in Sections 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon Century, except for, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially interfere, interrupt, or detract from the ability of Century to conduct its business, impair the ability of Century to perform its obligations hereunder, or prevent the consummation of the transactions contemplated hereunder.

                (b) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Century in connection with the execution, delivery or performance by Century of this Agreement or their consummation of the transactions contemplated hereby, other than (i) the filing by the Surviving Corporation of the Certificate of Merger with the Mississippi Secretary of State in accordance with the MBCA or (ii) as contemplated by Sections 6.1 through 6.3.

                       ARTICLE 6.  PRE-CLOSING COVENANTS

                The parties covenant to take the following actions between the date hereof and the Effective Time:

                6.1 Governmental Approvals. (a) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently prosecute to a favorable conclusion the joint applications filed on March 23, 1995 on FCC Form 490 seeking the FCC's approval of the change in control of each FCC License listed on Schedule 3.16.

                      (b) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently prosecute to a favorable conclusion the HSR Notifications to be filed in connection herewith not later than five business days subsequent to the date hereof with the FTC and the DOJ pursuant to the HSR Act.

                      (c) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently obtain the approval of the MPSC to the Merger, if required.

                      (d) Each party agrees to promptly provide the other parties with copies of all written communications, letters, reports or other documents delivered to or received from Governmental Entities in connection with the filings contemplated by this Section, and copies of any written memorandum relating to discussions with such Governmental Entities with respect to such filings.

                6.2 Registration Statement and Information Statement; Stockholders Meeting; Comfort Letter. (a) As promptly as practicable after the date hereof, but not later than 20 days from the date hereof (provided that Corporation has fully and completely cooperated), Century shall prepare and file with the SEC the Registration Statement on Form S-4 to register the issuance and sale of Century Common Stock to be issued under
          Article 2 hereof (the "Exchange"). Century agrees that the Registration Statement, when declared effective under the Securities Act shall, subject to Corporation's compliance with paragraph (b), contain all information required under the Securities Act and the regulations promulgated thereunder to register the Exchange. Century shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof.

                      (b) As promptly as practicable after the date hereof, Corporation shall prepare, and as promptly as practicable after the effectiveness of the Registration Statement, Corporation shall mail to the Stockholders, the Information Statement with respect to the Stockholders Meeting. Corporation agrees that the Information Statement, as of the date of the Information Statement, shall contain all information required under Parts A, C and D to form S-4.

                      (c) Prior to filing the Registration Statement, Information Statement or any related materials, or any amendment or supplement thereto, the parties hereto shall exchange drafts of all such documents proposed to be filed and permit the other parties the opportunity to comment thereon and participate in the preparation of the Registration Statement and Information Statement. Each of Corporation and the Principal Stockholders agrees promptly to correct or supplement any information provided by it in writing specifically for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect. Century further agrees to take all steps necessary to cause the Registration Statement as so corrected to be filed with the SEC, as and to the extent required by the Securities Act and the regulations promulgated thereunder.

                      (d)   Corporation  shall take all action necessary
          in accordance with the MBCA and its Organizational Documents to duly call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable after the date on which the Registration Statement shall be declared effective (subject to all notice requirements of the MBCA, Corporation's Organizational Documents and Instruction A(2) to Form S-4 of the SEC) to consider and vote upon the adoption of this Agreement. Unless between the date hereof and the date of the Stockholders Meeting there shall have been a Material Adverse Change with respect to Century, each of the Principal Stockholders shall vote in favor of this Agreement at the Stockholders Meeting, and shall cause each of its Affiliates that it controls who hold voting rights with respect to the Corporation Stock to similarly vote in favor of this Agreement.

                      (e) Corporation shall use its reasonable best efforts to cause to be delivered to Century a letter of its independent public accountants, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Century, in form and substance reasonably satisfactory to Century and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                6.3 Stock Exchange Filings. Century shall use its reasonable best efforts to list on the NYSE, subject to official notice of issuance, the shares of Century Common Stock to be issued to the Stockholders of Corporation pursuant to this Agreement, effective on or before the Closing Date.

                6.4   Third Party Consents.   Corporation  shall use its
          reasonable best efforts to obtain the Required Consents and each party hereto shall use its reasonable best efforts to obtain any other necessary and appropriate consents, approvals, orders, authorizations, filings and registrations from Persons other than Governmental Entities that are necessary to enable Century, Sub, Corporation and the Principal Stockholders to effect the Merger as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby.

                6.5 Cooperation and Best Efforts. Each party shall cooperate with each other party hereto and use its reasonable best efforts to (i) satisfy all requirements prescribed by Applicable Law or the Permits for, and all conditions set forth in this Agreement to, the consummation of the Merger and
          (ii) effect the Merger in accordance with this Agreement at the earliest practicable date.

                6.6   Investigation  of Business  of  Corporation.   (a)
          Corporation and the Principal Stockholders shall afford to the officers, employees and authorized representatives of Century and Sub (including their independent public accountants, environmental consultants and attorneys) for a period of 60 days from the date hereof (the "Due Diligence Period") and thereafter until Closing; complete access during normal business hours to (i) the offices, operations, properties, customers, suppliers, lenders, lessors, licensors, auditors and business and financial records (including computer files, retrieval programs and similar documentation, and including all Permits and all FCC and MPSC records) of Corporation and
          (ii) the respective employees of Corporation, in each case to the extent Century or Sub shall deem necessary or desirable, and shall furnish to Century, Sub or their respective authorized representatives such additional information concerning the respective operations, properties and business of Corporation as shall be reasonably requested, including all such information as shall be necessary to enable Century, Sub or their authorized representatives to verify the accuracy of the representations and warranties contained in Article 3, to verify the accuracy of any financial statements of Corporation and to determine whether the conditions set forth in Article 7 have been satisfied. Notwithstanding anything to the contrary herein, Century and Sub agree that such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Corporation. No investigation made by Century, Sub or their respective authorized representatives hereunder shall affect the representations and warranties of Corporation and the Principal Stockholders hereunder, subject to Section 10.4(c).

                      (b) Century and Sub shall hold, and will cause their Affiliates, employees, officers, directors, agents and representatives to hold, any non-public and proprietary information obtained in connection with its review in accordance with paragraph (a) in the strictest secrecy and confidence (unless such information thereafter becomes generally available to the public through no fault of any of them, is otherwise available to them on a non-confidential basis from another source, or has been developed independently by them without violating any of their obligations hereunder). Century and Sub shall use, and cause their Affiliates to use, all such information solely for the purpose of consummating the transactions contemplated by this Agreement pursuant to the terms of this Agreement. In the event the transactions contemplated by this Agreement are not consummated for any reason pursuant to the terms of this Agreement, Century and Sub shall return, and cause their Affiliates to return, any copies or summaries of all such information in their possession, and shall destroy, or cause their Affiliates to destroy, all copies of any notes, analyses, compilations, studies, calculations or other documents prepared by it or for its internal use that include or are derived from the non-public and proprietary information provided hereunder.

                      (c) If, during the Due Diligence Period, Century becomes aware of matters to which it, in its sole discretion finds objectionable, Century shall give notice to Corporation of such objection and if such matters are not corrected to Century's satisfaction, Century may give notice of termination of this Agreement to Corporation. In the event Corporation informs Century of its inability to so correct such matters, Century may elect in lieu of termination to waive such objection and proceed to Closing.

                6.7 Preserve Accuracy of Representations and Warranties; Notification of Changes. (a) Corporation shall not, and shall cause its Affiliates that it controls not to, commit or omit to do any act that could reasonably be expected to result in a Material Adverse Effect with respect to any Corporation and the Principal Stockholders shall not, and shall cause their respective Affiliates that they control not to, commit or omit to do any act that (i) would cause a breach of any agreement, commitment or covenant made by it in this Agreement or (ii) would cause any representation or warranty made by it in this Agreement (including, with respect to Corporation, the representations and warranties made by it in
          Section 3.8) to become untrue, as if each such representation and warranty were continuously made from and after the date hereof. Each of Corporation and the Principal Stockholders shall promptly notify Century in writing of (i) any event or condition (including any Proceeding or Threatened Proceeding) that could adversely affect its ability to perform any of its agreements, commitments or covenants contained herein and (ii) any event or condition (including any Proceeding or Threatened Proceeding) that causes any representation or warranty made by it in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof, and Corporation shall promptly notify Century in writing (i) of any event or condition (including any Proceeding or Threatened Proceeding) that could reasonably be expected to result in a Material Adverse Effect with respect to any Corporation or (ii) if it or any of its representatives discovers any facts during the course of its due diligence review that causes Corporation to believe that any of the representations and warranties made by Century are not correct in all material respects.

                      (b)   Century  and Sub shall not, and shall  cause
          their respective Affiliates not to, commit or omit to do any act that (i) could reasonably be expected to result in a Material Adverse Effect with respect to Century, (ii) would cause a breach of any agreement, commitment or covenant of Century or Sub contained in this Agreement or (iii) would cause the representations and warranties of Century or Sub contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof. Century shall promptly notify Corporation in writing (i) of any event or condition (including any Proceeding or Threatened Proceeding) that could adversely affect the ability of Century or Sub to perform any of their respective agreements, commitments or covenants contained herein, (ii) of any event or condition (including any Proceeding or Threatened Proceeding) that causes any representation or warranty of Century or Sub contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof, (iii) of any event or condition (including any Proceeding or Threatened Proceeding) that could reasonably be expected to result in a Material Adverse Effect with respect to Century, or (iv) if it or any of its representatives discovers any facts during the course of its due diligence review that causes Century to believe that any of the representations and warranties made by Corporation or the Principal Stockholders are not correct in all material respects.
                      (c)   The delivery of any notice pursuant  to this
          Section shall not be deemed to (i) modify the representations or warranties contained herein, (ii) modify the conditions set forth in Article 7, or (iii) limit or otherwise affect the remedies of the parties available hereunder, provided, however, that if the Closing shall occur, then all matters disclosed pursuant to this Section at or prior to the Closing shall be deemed to be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

                      (d) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or in a new Schedule. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in
          Article 7 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment or other notice at or prior to the Closing shall be deemed to be waived and deemed included as part of the Schedules, and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

                6.8 Conduct and Preservation of Business. Except as otherwise contemplated hereby, Corporation shall, (i) conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all
          Applicable Laws and Permits, (ii) use its reasonable best efforts to preserve, maintain and protect its properties, and
          (iii) use its reasonable best efforts to preserve its business organization, to maintain each Permit, to keep available the services of its officers and employees and to maintain its existing relationships with partners, suppliers, contractors, customers, lessors, lessees, lenders, licensors, agents and others having business relationships with it. Without limiting the generality of the foregoing, Corporation shall,
          (i) continue to market and advertise its services and products in accordance with past practices, (ii) use its reasonable best efforts to expeditiously and diligently resolve all Proceedings, Threatened Proceedings and other claims (including each of those described in the Schedules) as soon as reasonably practicable, provided that it consults with Century prior to settling any such matter, (iii) construct all cell sites currently under construction in accordance with sound business practices and (iv) otherwise make all capital improvements in accordance with the Budget. The Corporation shall (i) apply to the FCC for an extension of the five year "fill-in" period beyond the April 23, 1995 expiration for any unserved areas greater than 50 square miles and (ii) shall use its best efforts to co-license the Durant cell site, such cell site owned by Mississippi-34 Cellular Corporation to serve the un-served area located in the southwest corner of the RSA or in absence of such agreement, timely file a 401 modification with FCC.

                6.9   Acquisition  Proposals. For a period commencing on
          the execution date hereof and ending on the earlier of the termination of this Agreement or the Closing, except to the extent that the Board of Directors of Corporation makes a Fiduciary Determination (i) Corporation agrees that it shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or consummate, any Acquisition Proposal, and Corporation will notify Century immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Corporation, or any Principal Stockholder, or any of its Affiliates, and shall instruct the directors, officers, employees, representatives, financial advisors and agents of Corporation to refrain from doing any of the above, and (ii) each Principal Stockholder agrees that he shall not, and shall cause each of his Affiliates that he controls not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or consummate, any Acquisition Proposal, and each will notify Century immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Corporation, or any Principal Stockholder, or any of their respective Affiliates. Each of Corporation and the Principal Stockholders shall, and shall cause its respective financial advisors and Affiliates that it controls to, immediately cease and terminate any existing or prior existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such
          Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Corporation all confidential information heretofore furnished to such Person by or on behalf of Corporation. Subject to Section 9.2(b), nothing herein shall prohibit or restrict the Board of Directors of Corporation, from taking any action otherwise prohibited by this Section 6.9 to the extent the Board of Directors of Corporation makes a Fiduciary Determination.

                6.10 Exchange of Information. For a period commencing on the execution date hereof and ending on the earlier of the termination of this Agreement or the Closing, (i) Century shall promptly deliver to Corporation, a copy of Century's Exchange Act Reports filed by it with the SEC, and (ii) Corporation shall deliver to Century, within five days after they are prepared, true and complete copies of all monthly financial statements of Corporation prepared in the ordinary course.

                6.11 Public Announcements. Century and Sub on the one hand, and Corporation and the Principal Stockholders, on the other, shall consult with each other before issuing, and provide each other with a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or public statement prior to such consultation except where, in the reasonable judgment of the disclosing party upon the advice of outside counsel, disclosure is otherwise required by Applicable Law, court or regulatory process or obligations pursuant to any listing agreement with any national securities exchange, provided, however, that in such event the disclosing party uses its reasonable best efforts to provide the other parties with a reasonable opportunity to review and comment upon such disclosure before it is made.

                6.12 Performance of Sub. Century shall cause Sub to comply with all of its obligations hereunder and, subject to the terms and conditions hereof, to consummate the Merger as contemplated herein.

                6.13  Prepayment.   If  and  to  the extent that Century
          elects to prepay any Indebtedness on the Closing Date, Corporation shall cooperate and assist in connection with obtaining all required prepayment letters and in taking all other steps as may be necessary to effect such prepayment and to release any Encumbrances arising thereunder.

                6.14 Rule 145. Prior to the date upon which the Information Statement is mailed to Stockholders, Corporation shall deliver to Century a letter identifying all persons who were, at the time of the record date for the Stockholders Meeting, affiliates of Corporation for purposes of Rule 145 promulgated under the Securities Act. Corporation shall provide Century with such information and documents as Century shall reasonably request for purposes of reviewing such letter. Corporation shall use its reasonable best efforts to cause each person who is identified in such letter as an affiliate of Corporation to deliver to Century on or prior to the Effective Time a written agreement in the form of Exhibit
          D. The Principal Stockholders shall execute and deliver to Century such a written agreement.

                6.15 Contract Amendments. The Corporation shall use its best efforts to amend the billing Contract with International Telecommunications Data Systems, Inc. (the "ITDS Contract") to delete, to the fullest extent possible, liability of the Corporation for any termination fees.

                       ARTICLE 7.  CONDITIONS TO CLOSING

                7.1 Conditions Applicable to All Parties. The obligations of Corporation, Century, and Sub to effect the Merger are subject to the satisfaction (or written waiver by Century and Corporation) on or prior to the Closing Date of the following conditions:

                      (a) Stockholder Approval. This Agreement shall have been duly adopted at the Stockholders Meeting by the affirmative vote of the holders of a majority of the outstanding voting power of Corporation.

                      (b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be subject to any stop order or Proceedings seeking a stop order.

                      (c)   NYSE Listing.   The  Century Common Stock to
          be issued in connection with the Merger shall have been approved for listing, upon notice of issuance, by the NYSE.

                      (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions described in this Agreement shall be in effect, provided, however, that any party asserting the foregoing as a condition to its obligation to consummate the Merger shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any such injunction or order.

                      (e) No Litigation. There shall not be pending any Proceeding by any Governmental Entity or any other Person before any court or other Governmental Entity that has a reasonable likelihood of success, seeking to restrain, enjoin, prohibit or otherwise make illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement.

                      (f) Escrow Agreement. An Escrow Agreement, containing terms and conditions substantially similar to those contemplated hereunder, shall have been duly executed and delivered by the Stockholders' Representative, the Escrow Agent and Century.

                      (g) Tax-Free Reorganization. All conditions required for treating the Merger for federal tax purposes as a reorganization within the meaning of Section 368(a) of the Code shall have been met.

                7.2 Additional Conditions Applicable to Obligations of Century and Sub. The obligations of Century and Sub to effect the Merger are further subject to the satisfaction (or written waiver by Century) on or prior to the Closing Date of the following conditions:

                      (a)   Representations    and    Warranties.    The
          representations and warranties of Corporation and the Principal Stockholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date, except for changes specifically contemplated and permitted by this Agreement.

                      (b)   No  Material  Adverse  Change.   Between the
          date hereof and the Closing, there shall have been no Material Adverse Change with respect to Corporation.

                      (c) Performance of Obligations. Corporation and the Principal Stockholders shall have performed in all material respects all obligations required to be performed by Corporation and the Principal Stockholders, respectively, under this Agreement at or prior to the Closing Date.

                      (d) Officers' Certificate. Corporation shall have duly executed and delivered to Century a certificate, dated the Closing Date, representing and certifying, in such detail as Century may reasonably request, that (i) the conditions set forth in this Section 7.2 have been fulfilled and that neither Corporation nor the Principal Stockholders are in breach of this Agreement and (ii) all information set forth in the Calculation Certificate delivered by Corporation under Section 2.8(a) was true and complete on the date thereof and remains true and complete as of the Effective Time.

                      (e) Opinions of Counsel. Century shall have received favorable opinions, each dated the Closing Date and in form and substance satisfactory to Century and its counsel, of (i) Lukas, McGowan, Nace & Gutierrez, FCC counsel to Corporation, to the effects set forth in Exhibit E, and (ii) an opinion of Brunini, Grantham, Grower & Hewer counsel to Corporation, to the effects set forth in Exhibit F.

                      (f) Corporate Action. Corporation shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and there shall have been furnished to Century certified copies of resolutions adopted by the Board of Directors and Stockholders of
          Corporation approving this Agreement and such resolutions shall be in form and substance reasonably satisfactory to counsel for Century.

                      (g) Necessary Governmental Approvals. The parties shall have (i) received final and nonappealable orders in full force and effect from the FCC approving the change in control of each FCC License listed on Schedule 3.16 and each other transaction contemplated hereby, (ii) received confirmation or notice that all waiting periods under the HSR Act with respect to the Merger shall have terminated or expired, with no outstanding requests for additional information to be supplied in connection with the HSR Notifications and no outstanding notice from either the FTC or DOJ that further action will be taken by either of them with respect to the Merger, (iii) received the approval of the MPSC of the change in control of each State License listed on
          Schedule 3.16 and (iv) received the approval, consent or authorization of, or completed any filings or notifications with, any other Governmental Entity that are required by law to consummate the transactions contemplated hereby or are necessary to prevent a Material Adverse Effect, and the terms of all such orders, consents, approvals or authorizations of the FCC, MPSC or any other Governmental Entity shall permit the Merger to be consummated without imposing any material adverse conditions with respect thereto or upon the operations of Corporation.

                      (h) Necessary Third-Party Consents. Corporation shall have received all the Required Consents and all other consents, in form and substance reasonably satisfactory to Century and its counsel, to the transactions contemplated hereby from all parties to all Contracts, notes, bonds, debentures, mortgages, indentures and other instruments or obligations to which Corporation is a party or by which it is affected and which requires such consent prior to the Effective Time or are necessary to prevent the occurrence of a Material Adverse Effect with respect to Corporation.

                      (i)   Good  Standing   Certificates.   Corporation
          shall have delivered to Century a long-form certificate from the Mississippi Secretary of State to the effect that Corporation is incorporated under the laws of Mississippi, is in good standing in Mississippi and has paid all franchise taxes due under the laws of Mississippi and all such certificates shall be dated within ten days of the Closing.

                      (j) Appraisal Rights. Immediately prior to the Effective Time, the aggregate Corporation Stock held by all holders of Dissenting Shares shall not exceed 10% of all of such issued and outstanding stock.

                      (k) Escrow Agreement. An Escrow Agreement, containing terms and conditions substantially similar to those contemplated by Section 10.2, shall have been duly executed and delivered by the Stockholders' Representative, the Escrow Agent and Century.

                      (l) Resignations. Century shall have received letters from each director and officer of Corporation, pursuant to which each such person shall (i) resign from all positions held with Corporation effective as of or prior to the Closing Date and (ii) release Corporation from all claims against it or its assets, whether arising under contract, the securities law, tort law, equitable principles or otherwise, and whether arising out of such person's association with Corporation as an officer, director, employee or otherwise.

                      (m) Corporation Minute Books and Miscellaneous Documents. Century shall have received all minute books and stock record books relating to Corporation, and copies of any other documents that Century may reasonably request.

                      (n) Indebtedness. Net Indebtedness of the Corporation recertified as of the Closing shall not exceed the estimated amount of Net Indebtedness contained in the Calculation Certificate by more than $100,000.00.

                      (o) Amendments. (i) The Management Contract shall be terminated prior to the closing, all termination fees shall have been paid by Corporation and Century and Mercury shall have agreed to their own acceptable Management Contract and (ii) the ITDS Contract shall be amended prior to the Closing to delete any reference to termination fees or shall otherwise contain amendments acceptable to Century, in its sole discretion, provided however that in the event termination fees remain applicable Century agrees to be responsible for one-half of such remaining fees to ITDS and proceed to closing, with the other one-half being the responsibility of the Corporation and factored into Net Indebtedness at Closing.

                7.3 Additional Conditions Applicable to Obligations of Corporation. The obligation of Corporation to effect the Merger is further subject to the satisfaction (or written waiver by Corporation) on or prior to the Closing Date of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of Century and Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date, except for changes specifically contemplated and permitted by this Agreement.

                      (b) No Material Adverse Change. Between the date hereof and the Closing, there shall have been no Material Adverse Change with respect to Century.

                      (c) Performance of Obligations of Century and Sub. Century and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                      (d) Certificate. Century shall have duly executed and delivered to the Principal Stockholders a certificate, dated the Closing Date, representing and certifying, in such detail as the Principal Stockholders may reasonably request, that the conditions set forth in this
          Section 7.3 have been fulfilled and neither Century nor Sub is in breach of this Agreement.

                      (e) Opinion of Counsel. Corporation shall have received an opinion dated the Closing Date of Boles, Boles & Ryan, special counsel to Century and Sub, substantially to the effect of Exhibit H.

                      (f) Corporate Action. Century shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and there shall have been furnished to Corporation certified copies of resolutions adopted by the Board of Directors of Century approving this Agreement and the Merger, and copies of resolutions adopted by Century, in its capacity as sole stockholder of Sub, adopting this Agreement, and such resolutions shall be in form and substance reasonably satisfactory to counsel for Corporation.

                      (g) Necessary Governmental Approvals. The parties shall have (i) received orders in full force and effect from the FCC approving the change in control of each FCC License listed on Schedule 3.16 and each other transaction contemplated hereby, (ii) received confirmation or notice that all waiting periods under the HSR Act with respect to the Merger shall have terminated or expired, with no outstanding requests for additional information to be supplied in connection with the HSR Notifications and no outstanding notice from either the FTC or DOJ that further action will be taken by either of them with respect to the Merger, (iii) received the approval of the MPSC of the change in control of each State License listed on Schedule 3.16 and (iv) received the approval, consent or authorization of, or completed any filings or notifications with, any other Governmental Entity that are required by law to consummate the transactions contemplated hereby or are necessary to prevent a Material Adverse Effect with respect to Century, and the terms of all such orders, consents, approvals or authorizations of the FCC, MPSC or any other Governmental Entity shall permit the Merger to be consummated without imposing any material adverse conditions with respect thereto or upon the operations of Century.

                      (h) Consents. Century shall have received all consents, in form and substance satisfactory to Corporation and its counsel, to the transactions contemplated hereby from all parties to all contracts, notes, bonds, debentures, mortgages, indentures and other instruments or obligations to which Century or any of its subsidiaries is a party or by which it is affected and which require such consent prior to the Effective Time.

                      (i) Good Standing Certificates. Each of Century and Sub shall have delivered to Corporation certificates, dated within ten days of the Closing, from the Secretary of State of Louisiana to the effect that Century is in good standing in Louisiana and from the Secretary of State of Mississippi to the effect that Sub is in good standing in Mississippi.

                       ARTICLE 8.  POST CLOSING COVENANTS

                Century and the Stockholders covenant to take the following actions after the Effective Time:

                8.1 Further Assurances. Century and the Principal Stockholders each agree to execute and deliver such other documents, certificates, agreements and other instruments and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                8.2 Notification of Regulatory Authorities. Promptly after the Effective Time, Century shall complete any necessary or appropriate notifications of Governmental Entities regarding consummation of the Merger, including without limitation notifying the FCC and MPSC thereof.

                8.3   Continuity  of  Interests.   (a)  The Stockholders
          shall, by execution of the Letter of Transmittal agree to hold as a group sufficient amounts of Century Stock for sufficient duration to satisfy the continuity of shareholder interests
          requirements  of   Section   368(a)   of  the  Code,  Treasury
          Regulation Section 1.368.1 and  all  Applicable     Laws.  (b)
          Century and the Stockholders covenant and agree that if either
          take any  action   which   causes  a  violation  of  the
          continuity  of  shareholder interests requirements, the non-
          violating party or   parties shall be entitled  to
          indemnification to the extent of any Losses (as defined below).

                            ARTICLE 9.  TERMINATION

                9.1 Methods of Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement by the Stockholders of Corporation):

                      (a) by mutual written consent of Corporation and Century; or

                      (b)   by either Corporation or Century:

                            (i)   upon  ten  days  written  notice  from
                      either such party to the other following any failure by the Stockholders to adopt this Agreement at the Stockholders Meeting; or

                            (ii)  if the Merger  is not consummated upon
                      the first to occur of (A) the tenth day after satisfaction or waiver of the conditions to Closing contained in Article 7 or (B) July 31, 1995, provided that such date shall be extended if the reason for a delay is that final FCC and SEC approval has not been received and the party asserting the extension has used its reasonable best efforts to obtain FCC and SEC approval and further provided that no party shall have the right to terminate under (A) or (B) if any delay in consummating the Merger is attributable to a willful or material breach of this Agreement by such party; or

                            (iii) if there shall be any  Applicable  Law
                      that makes consummation of the Merger illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining or enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party asserting the right to terminate under this subsection shall have used its reasonable best efforts to prevent the entry of any such order, decree, ruling or other action; or

                      (c)   by  Corporation,   if   (i)   any   of   the
                representations and warranties of Century and Sub contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, (ii) Century or Sub shall have failed to fulfill in any material respect any of its obligations under this Agreement, (iii) Century shall have commenced, or there shall be commenced against Century, any Proceeding under any Applicable Law relating to bankruptcy, insolvency, reorganization of relief of debtors seeking to adjudicate Century bankrupt or insolvent, or (iv) the Board of Directors of Corporation, upon receipt of an unsolicited, bona fide Acquisition Proposal, makes a Fiduciary Determination; provided, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 15 days of Century's receipt of a notice from Corporation asserting such misrepresentation, breach of warranty or failure and asserting Corporation's right to terminate this
                Agreement under this subsection in the absence of curative action by Century within such 15-day period; or

                      (d)   by  Century  if  (i) any objection  made  by
                Century during the Due Diligence Period is not cured or waived, (ii) any of the representations and warranties of Corporation and the Principal Stockholders contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, (iii) either Corporation or the Principal Stockholders shall have failed to fulfill in any material respect any of its obligations under this Agreement or (iv) Corporation or any Principal Stockholder shall have commenced, or there shall be commenced against, Corporation or any Principal Stockholder, any Proceeding under any Applicable Law relating to bankruptcy, insolvency, reorganization of relief of debtors seeking to adjudicate Corporation or any Principal Stockholder bankrupt or insolvent, provided, in the case of each of clauses (i), (ii) and
                (iii), such objection, misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 15 days of Corporation's receipt of a notice from Century asserting such objection, misrepresentation, breach of warranty or failure and asserting Century's right to terminate this Agreement under this subsection in the absence of curative action by Corporation within such 15-day period.

                9.2   Effect  of  Termination.   (a)   In  the  event of
          termination of this Agreement pursuant to Article 9, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and no party shall have liability hereunder to any other party or any of their respective directors, officers, employees, stockholders, representatives or Affiliates, except that (i) the agreements contained in this
          Section 9.2, in Sections 6.6(b) and 6.11, and in all sections of Article 13 shall survive the termination hereof and (ii) nothing contained in this Article 9 shall relieve any party from liability for actual damages (excluding consequential damages) incurred as a result of any material breach of the representations, warranties, covenants and agreements made by the breaching party in this Agreement or common law fraud.

                      (b)   If  Corporation  terminates  this  Agreement
          pursuant to Section 9.1(c)(iv), Corporation shall promptly thereafter, and in no event later than 30 days after such termination, pay to Century a fee, as liquidated damages, equal to 5% of the value of the Aggregate Merger
          Consideration, calculated in good faith as of the date of termination, provided however that prior to such termination, Century shall be given the right to match such acquisition proposal for a period of five business days. Century's receipt of notification of any Acquisition Proposal or any other event or condition that results in termination of this Agreement as a result of the Corporation Board of Directors making a Fiduciary Determination shall not affect Century's rights to match or in lieu thereof, to receive this termination fee. In such event, this shall be the sole and exclusive compensation and remedy of Century.

                          ARTICLE 10.  INDEMNIFICATION

                On and after the Closing Date Century, the Stockholders and the other parties named below shall have the following rights and obligations:

                10.1 Indemnification. (a) Except as otherwise provided in Section 10.4 hereof, Century and its subsidiaries and each of their respective officers, directors, employees, agents, Affiliates, successors and permitted assigns (collectively, the "Century Indemnitees") shall be defended, indemnified, held harmless, and reimbursed for, from and against each and every demand, claim, action, loss (which shall include any diminution in value of Corporation or any of its assets), liability, judgment, damage, cost and expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by the Century Indemnitees, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy of any representation or warranty made by Corporation or the Principal Stockholders in this Agreement (including the representations and warranties made in any Exhibit or Schedule hereto) or any Closing Instrument, (ii) any breach of any covenant, agreement or other obligation of Corporation or the Principal Stockholders under this Agreement or any Closing Instrument or the Stockholders of any covenant contained in the Letter of Transmittal, (iii) any claim of any nature made by former stockholders of Corporation in their capacity as stockholders (whether arising under the securities laws, corporate law, tort law, equitable principles or otherwise) that relate to any act or omission of Corporation or the Subsidiaries prior to the Closing or to the distribution of the Merger Consideration in accordance with this Agreement, including the negotiation, execution, delivery, announcement or performance of this Agreement and the disbursement of funds in accordance with the Escrow Agreement, provided that in no event will any Century Indemnitee be entitled to be indemnified for Losses resulting from any breach of a representation, warranty or covenant of Century hereunder (in which event the Stockholders shall continue to have the rights to indemnification and other remedies provided hereunder), provided, however, that the Stockholders shall have no liability under this Section 10.1(a) unless and until the aggregate of all Losses resulting therefrom (other than those resulting from breaches of any covenants, agreements or other obligations under Article 2) exceeds $10,000, in which event the Stockholders shall be liable only for all Losses in excess of such amount. Subject to all of the procedures, limitations and conditions of this
          Article 10, the Stockholders, acting through the Stockholders' Representative, shall defend, indemnify, hold harmless and reimburse the Century Indemnitees for, from and against all Losses arising out of all claims under this Section 10.1(a).

                      (b) Except as otherwise provided in Section 10.4 hereof, Century shall defend and indemnify and hold harmless the Stockholders and each of their respective successors, heirs, executors, administrators, and personal representatives (collectively, the "Stockholder Indemnitees"), and shall reimburse the Stockholder Indemnitees, for, from and against each and every Loss imposed on or incurred by the Stockholder Indemnitees, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy of any representation or warranty made by Century or Sub in this Agreement (including the representations and warranties made in any Exhibit or Schedule hereto) or any Closing Instrument or (ii) any breach of any covenant, agreement or other obligation of Century under this Agreement or any Closing Instrument, provided, however, that Century shall have no liability under this Section 10.1(b) unless and until the aggregate of all Losses resulting therefrom (other than those resulting from breaches of any covenants, agreements or other obligations under Article 2) exceeds $10,000, in which event Century shall be liable only for all Losses in excess of such amount.

                      (c)   for  purposes  of  Section  10.1(a)(i),  and
          10.1(b)(i) the representations and warranties made by Corporation or the Principal Stockholders shall not be deemed to contain the qualifying phrases "to the best knowledge of Corporation" or "to the best knowledge of such Principal Stockholder" so as to render such representations and warranties absolute and unqualified for purposes of indemnification.

                10.2 Escrow Agreement. (a) At the Closing, Corporation, Principal Stockholders and Century shall deliver the Escrow Agreement to Escrow Agent that entitles Century to request indemnification payments under this Article 10 on the terms and conditions set forth below.

                      (b) The Escrow Agreement shall obligate the Escrow Agent to pay to Century the amount specified in any disbursement request jointly executed by Century and the Stockholders' Representative. If within 15 days prior to the expiration of the Escrow Agreement's term (as it may be extended pursuant to subsection (c) below) Century certifies in writing to the Escrow Agent that a bona fide unresolved claim under this Article 10 is pending (and delivers a copy of such certification to the Stockholders' Representative) for an amount in excess of $10,000 (minus any prior deductions from this amount for resolved claims) for which a claim for indemnification has been made in accordance with this Article 10 and which has been disputed by the Stockholders' Representative, the Escrow Agreement shall further obligate the Escrow Agent to hold the disputed amount. Century agrees that it shall not instruct the Escrow Agent to hold in escrow amounts in excess of the amount of indemnifiable Losses reasonably expected to result from such unresolved claim.
                      (c) The maximum amount payable by the Escrow Agent under the Escrow shall be 5% of the Aggregate Merger Consideration. If there is no bona fide unresolved claim under Article 10 pending, Escrow Agent shall release one-half of the escrow amounts to the Stockholders on the first anniversary of the Closing Date and one-half of the remaining escrow amounts on the 18-month anniversary of the Closing Date. The Escrow Agreement shall expire on the second anniversary of the Closing Date unless extended pursuant to
          Section 10.2(b) at which time all remaining Century Common Stock shall be delivered to the Stockholders unless a bona fide unresolved claim for indemnification of Century is pending.

                      (d) The Escrow will provide that the Escrow Agent will have no right or obligation to disburse funds to any Person other than Century or the Stockholder's Representative, and Century will take all such action as may be necessary to permit it to act as agent and attorney-in-fact for any other Century Indemnitee who has a claim under this
          Article 10.

                      (e) In the event of a draw down from the Escrow, the number of shares to be withdrawn shall be determined by the Century Stock Price.

                10.3 Notice and Defense of Claims. (a) A party seeking indemnification hereunder (the "Indemnified Person") shall give prompt written notice to the indemnifying person or persons, or any successors thereto (the "Indemnifying Person"), of any matter with respect to which the Indemnified Person seeks to be indemnified (the "Indemnity Claim"), and, for any such claim not arising out of the claim of a third party, and if the Indemnified Person is a Century indemnitee, concurrent notice to Escrow Agent shall also be given. Such notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such notice within a reasonable period of time after the Indemnified Person has actual notice of such claim, and in the event that a Proceeding is commenced, within 20 days after receipt of written notice by the Indemnified Person thereof. Notwithstanding anything herein to the contrary, the failure of an Indemnified Person to give timely notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that the failure to give timely notice has materially impaired the ability of the Indemnifying Person to defend the Indemnity Claim.

                      (b) If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall have the right to assume its defense, including the hiring of counsel and the payment of all associated fees and expenses. The Indemnified Person shall have the right to employ separate counsel with respect to such claim, and to participate (but not control) in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person, provided, however, that if both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel will result in a significant conflict of interest, then the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Person if the Indemnifying Person is ultimately held liable in connection with such claim. In the event that the Indemnifying Person, within 30 days after notice of any such claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense of such claim for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such claim at any time prior to the final determination thereof, provided that the Indemnified Person shall not settle or compromise such claim without the prior written consent of the Indemnifying Person. Anything in this Article 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any claim or consent to the entry of any judgment with respect to any claim unless such settlement, compromise or judgment (i) includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such claim and (ii) does not impose any criminal penalty or any other material adverse condition, obligation or other equitable remedy on or with respect to the Indemnified Person (and the Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any claim or consent to the entry of any judgment so long as clauses (i) and (ii) are satisfied). Except to the extent otherwise provided in Section 10.4, all Losses of the Century Indemnitees arising out of any such claim (subject to any deductions in accordance with the provisions of Section 10.1(a)) shall be paid first from the Escrow and then from the Stockholders to the extent of their Merger Consideration.

                      (c) If the Indemnity Claim does not arise from the claim or demand of a third party, the Indemnifying Person shall, within 15 days of its receipt of written notice of such Indemnity Claim, notify the Indemnified Person in writing whether or not it objects to such claim. If the Indemnifying Person does not object (or if it does object and amounts become due as set forth in the next sentence), all Losses arising out of such claim (subject to any deductions in accordance with the provisions of Section 10.1(a)) and (b) shall be paid. If, on the other hand, the Indemnifying Person does object to the Indemnity Claim and the parties are unable to settle any such dispute, either the Indemnifying Person or the Indemnified Person may, after complying with any relevant provisions of this Agreement and the Escrow Agreement, commence an action or proceeding to resolve such dispute and determine any amounts due hereunder from the Indemnifying Person, all of which shall become chargeable to and payable by the Indemnifying Person in accordance with the terms and conditions of this Article 10 immediately upon the determination of such liability pursuant to such action or proceeding.

                      (d) Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, (i) all claims of the Stockholder Indemnitees under Section 10.1(b) shall be pursued and administered solely by the Stockholders' Representative,
          (ii) upon a final determination that an indemnification payment is payable under Section 10.1(b), such payment shall be paid solely to the Stockholders' Representative (which payment shall release Century from all further obligations hereunder with respect to such claim only), (iii) all claims of the Century Indemnitees under Section 10.1(a) shall be defended and otherwise administered solely by the Stockholders' Representative and (iv) upon a final determination that an indemnification payment for Losses is payable under Section 10.1(a), the Stockholders' Representative shall promptly execute all instruments necessary or appropriate in order for Century to receive payment therefor under the Escrow Agreement and use its reasonable best efforts to take all other action necessary to ensure that Century shall receive such payment without the necessity of obtaining any other consents, approvals or signatures (which payment shall release the Stockholders from all further obligations hereunder with respect to such claim only).

                10.4  Limitations.   Notwithstanding   anything  to  the
          contrary herein:

                      (a)   No  party  shall have liability  under  this
          Article 10 unless written notice of an Indemnity Claim shall have been given prior to the third anniversary of the Closing Date, provided, however, that any of the Century Indemnitees may give written notice of and may make a claim after such third anniversary date for a period of time equal to the applicable statute of limitations if such claim arises from any inaccuracy of any representations, warranties, covenants or agreements made by Corporation and/or the Stockholders in
          Section  3.3,  3.10,  3.22, 3.23, 3.24, 3.26, 3.27,  3.31, 8.3
          and Schedule 3.10,  provided,  however,  that  nothing in this
          Section 10.4 shall modify the obligation of the Indemnified Person to give the written notice specified in Section 10.3(a) hereof and provided that Stockholders Representative may give written notice of and may make a claim after such third anniversary for a period of time equal to the applicable statute of limitations if such claim arises from any inaccuracy of any representations, warranties, covenants or agreements made by Century in Section 5.4, 5.6, 5.7 and 8.3.

                      (b) No Stockholder shall have any liability under this Article 10 for Losses arising out of any inaccuracy of any representation or warranty made by the Principal Stockholders in Article 4 or any breach of any covenant, agreement or other obligation of the Principal Stockholders hereunder or under any Closing Instrument, other than the Principal Stockholder who made the specific representation, warranty, covenant or agreement from which the Loss arises.

                      (c) The Century Indemnitees and Stockholders will be reimbursed for all indemnifiable Losses solely in accordance with the terms and conditions specified herein and in the Escrow Agreement.

                      (d)   In  the  absence  of  common law fraud, this
          Article 10 shall serve as the sole and exclusive remedy of the Century Indemnitees and the Stockholder Indemnitees for Losses and for any other claims (other than those arising under
          Article 2) in any way relating to this Agreement or any of the other agreements or transactions contemplated hereby or thereby, to the exclusion of all other statutory or common law remedies.

                10.5 Survival. (a) Notwithstanding anything herein to the contrary, all indemnification rights hereunder may be asserted and enforced by any Person otherwise entitled to enforce indemnification rights hereunder regardless of (i) any investigation, inquiry or examination made for or on behalf of such Person (including the examination of any agreements or other documents expressly furnished to such Person hereunder),
          (ii) any reliance or lack of reliance upon the absence of any event or condition giving rise to indemnification rights under this Article by such Person, or (iii) the receipt of any Closing Certificate, opinion or other instrument at Closing by such Person.

                      (b) Except as otherwise contemplated in Section 10.4(a), all representations and warranties contained herein or in any Closing Instrument shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of three years.

                   ARTICLE 11.  STOCKHOLDERS' REPRESENTATIVE

                      11.1 Designation. Subject to the terms and conditions of this Article 11, the Stockholders' Representative is designated by each of the Stockholders to serve, and Century hereby acknowledges that the Stockholders' Representative shall serve, as the sole representative of the Stockholders from and after the Effective Time with respect to the matters set forth in this Agreement and the Escrow Agreement to be entered into at the Closing.

                      11.2  Authority.   Each  of the  Stockholders,  by
          adoption of this Agreement by the Corporation Stockholders at the Stockholders Meeting and by the execution of the Letter of Transmittal, will, effective as of the Effective Time, irrevocably appoint the Stockholders' Representative as the agent, information and attorney-in-fact for such Corporation Stockholder for all purposes of this Agreement and the Escrow Agreement, including full power and authority on such Corporation Stockholder's behalf (i) to take all actions which the Stockholders' Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Aggregate Merger Consideration pursuant to Article 2 and any claims for indemnification pursuant to Article 10 hereof, including to sue, defend, negotiate, settle, compromise and otherwise handle any such adjustments to the Aggregate Merger Consideration and any such claims for indemnification made by or against, and other disputes with, Century pursuant to this Agreement or any of the agreements or transactions contemplated hereby, (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he shall deem necessary or prudent in connection with the administration of the foregoing, (iii) to provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing Escrow Agent and the Stockholders to pay (or to reimburse the Stockholders' Representative for) such expenses in the amounts determined by applying the procedures specified in Section 11.6, (iv) to disburse all indemnification payments received from Century under Article 10 to the Stockholders in the amounts determined by applying the procedures specified in Section 11.6, (v) upon Century's reasonable request, to use his reasonable best efforts to supply Century with all such information requested by it in connection with making payments under Section 2.8(e),
          (vi) to direct the Escrow Agent to disburse any funds remaining in the Escrow Account (and any other remaining funds delivered to the Escrow Agent pursuant to Articles 2 or 10) upon termination of the Escrow Agreement in accordance with its terms, (vii) to accept and receive notices pursuant to this Agreement and the Escrow Agreement, (viii) to amend and grant consents and waivers after the Closing under this Agreement and Escrow Agreement, and (ix) to take all other actions and exercise all other rights which the Stockholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement and the Escrow Agreement. Each of the Stockholders will, by executing the Letter of Transmittal, agree that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Stockholders' Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Corporation Stockholder. All decisions and acts by the Stockholders' Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                11.3 Resignation. In the event that the Stockholders' Representative shall resign or be unable to serve for any reason, Wirt A. Yerger, III shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the Escrow Agreement.

                11.4 Exculpation. Neither the Stockholders' Representative nor any agent employed by him shall be liable to any Corporation Stockholder relating to the performance of his duties under this Agreement or the Escrow Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by the Stockholders' Representative constituted fraud or were taken or not taken in bad faith. The Stockholders' Representative shall be indemnified and held harmless by the Stockholders, all in the amounts determined by applying the procedures specified in Section 11.6, against all expenses (including attorneys' fees), judgments, fines and other amounts paid or incurred in connection with any action, suit, proceeding or claim to which the Stockholders' Representative is made a party by reason of the fact that he was acting as the Stockholders' Representative pursuant to this Agreement or the Escrow Agreement, provided, however, that the Stockholders' Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of jurisdiction that the actions taken or not taken by the Stockholders' Representative constituted fraud or were taken or not taken in bad faith. The Stockholders' Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith on any matter.

                11.5 Acknowledgement. The parties acknowledge and agree that the costs and expenses of administering the Escrow Account, the Escrow Agreement or any other related instrument shall be paid equally by (i) Century and (ii) the Stockholders.

                11.6 Allocation of Payments. Whenever the Corporation Stockholders are entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Sections 2.8, 11.2 and 11.4 and Article 10), each Stockholder shall be entitled to receive or shall be obligated to make such portion of any such payment that is equal to the Stockholders pro-rata percentage interest held by such stockholder as of the Effective Time, all in accordance with this Agreement and the Escrow Agreement, as calculated by the Stockholders' Representative, and in accordance with this Agreement and the Escrow Agreement.

                  ARTICLE 12.  COVENANTS WITH RESPECT TO TAXES

                12.1 Tax Returns. The parties acknowledge that the federal, state and local income Tax Returns for Corporation for the year ending December 31, 1994 have been filed and, prior to the Closing Date, such returns will not be filed for the period from January 1, 1995 to the Closing Date (the "Stub Period"). With respect thereto, the parties agree that Corporation will, prepare and timely file (a) a U.S. Federal income Tax Return for the Stub Period by September 15, 1996, if not sooner filed, and; (b) all separate state and local income Tax Returns, including all schedules, for similar periods. Century shall cause the Corporation and Corporation shall prepare and deliver to the Stockholders their K-1s for the Stub Period no later than March 15, 1996. Payment of all Taxes shall be made by Corporation directly to the taxing authority. Copies of all such Federal and state returns shall be provided to Century.

                12.2 Tax Accruals. Corporation shall continue to accrue liabilities for future tax expense of the Corporation at rates which are representative of the Federal, state and local Tax liabilities for the periods involved. To the extent that such accruals are less than the actual Tax liability as determined by the applicable income Tax Returns for 1994 and the Stub Period, and such deficiencies represent permanent differences in Tax liability, Stockholders shall be liable for payment of Taxes due or shall reimburse Century as the case may be. To the extent that such additional liabilities represent timing differences, Century shall be liable for payment of taxes due or payments to Stockholders.

                12.3 Tax Audits and Amended Returns for Periods Prior to Closing Date.

                      (a) Any income Tax or other Tax audits of Corporation in process or arising prior to the Closing Date shall be managed by the Stockholders' Representative.

                      (b) Any income Tax or other Tax audits of Corporation arising after the Closing Date for federal, state or local income or other taxes shall be managed by the Stockholders' Representative for all periods ending on or before the end of the Stub Period.

                      (c) The Stockholders Representative will give Century prompt notice of any of the Tax audits referred to in paragraphs (a) and (b) with respect to the Stub Period and all prior years and keep Century appraised of any proposed adjustments to tax liabilities previously reported.

                      (d) If any adjustment is made in a federal, state or local Tax Return of Corporation resulting in a deficiency which would have required a larger Tax payment by Corporation if such adjustment had been included in the original return, and such deficiency represents a permanent difference in Tax liability the Stockholders shall be solely responsible for such deficiency, including applicable interest and penalties thereon. If the deficiency represents a timing difference in Tax liability, Stockholders will pay to Century an amount equal to the Tax liability net of the present value of future Tax deductions discounted at 9%. Any penalties and interest relating to timing differences shall be paid by the Stockholders.

                      (e) If any adjustment is made in a federal, state or local Tax Return resulting in a refund of credit, and such adjustment does not affect the future Tax liabilities of Corporation the refund or credit shall be retained by or paid to the Stockholders. Any adjustment resulting in refunds or credits which increase future Tax liabilities for Corporation shall be reimbursed to Century at the discounted value (at 9%) of such increased liabilities.

                      (f) The Stockholders and Century agree that the Stockholders shall pay all legal and other costs for audits or examinations with respect to the Stub Period and all prior years and Century shall pay all legal and other costs for audits or examinations of periods after the Stub Period.

                12.4 Cooperation. In conjunction with the preparation of any Tax Return or any audit under or by any taxing authority for any period ending on or prior to the Closing Date, the Stockholders' Representative will make and Century will make available such records and documents in their possession as may reasonably be requested by the other party hereto or as may be legally requested by such taxing authority. Century will cause Corporation to cooperate with and assist the Stockholders' Representative, as may be reasonably requested by the Stockholders' Representative, (i) in the preparation of data necessary for the filing of any Tax Return or any amended Tax Return for Corporation for any period ending on or prior to Closing Date and (ii) in the conduct of a Tax audit filed by Corporation for any period ending on or prior to the Closing Date.

                           ARTICLE 13.  MISCELLANEOUS

                13.1  Notices.    Any  notice,  communication,  request,
          reply, consent, advice or disclosure (hereinafter severally and collectively called "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the transactions herein contemplated must be in writing and may be given or served (i) by depositing such notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (ii) by delivering such notice in person to the address of the person or entity to be notified, (iii) by telecopying such notice (provided a copy thereof is subsequently delivered in one of the other manners specified herein), or (iv) by sending such notice by a national commercial courier service for next day delivery. Notice deposited in the mail in the manner hereinabove described shall be upon receipt after such deposit, and notice delivered in person, by telecopy or by commercial courier shall be effective at the time of delivery (subject, in the case of any telecopy, to compliance with the above-stated delivery requirements). For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                If to Century or Sub:

                      Century Telephone Enterprises, Inc.
                      100 Century Park Drive
                      Monroe, Louisiana  71211-4065
                      Attention:  David D. Cole
                      Telecopy:  (318) 388-9562

                with copies to:

                      Harvey P. Perry, Esq., Senior Vice President,
                           Secretary and General Counsel
                      Century Telephone Enterprises, Inc.
                      100 Century Park Drive
                      Monroe, Louisiana  71211-4065
                      Telecopy:  (318) 388-9562

                with copies to:

                      William R. Boles, Jr., Esq.
                      Boles, Boles & Ryan
                      1805 Tower Drive
                      Monroe, LA  71201
                      Telecopy:  (318) 329-9150

          If to Corporation:

                      Mississippi-6 Cellular Corporation
                      ATTN:  W. M. Mounger, II
                      1410 Livingston Lane
                      Jackson, MS 39213-8003
                      Telecopy:  (601) 362-2664

                with copies to:
                      James T. Thomas, Esq.
                      Brunini, Grantham, Grower & Hewes
                      248 East Capitol Street, Suite 1400
                      Jackson, MS 39201
                      Telecopy:  (601) 960-6902

                  with copies to the Stockholders' Representative
                  (at the address indicated below) and to:

                      David A. Bailey
                      807 Church Street
                      Port Gibson, MS 39150
                      Telecopy:  (601)437-6860

          or such substituted persons or addresses of which any of the parties may give notice to the other in writing.

                13.2 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, all expenses and fees, including fees for legal, accounting, investment banking and other advisory services, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party hereto incurring them, unless otherwise specified or in any other Section hereof.

                13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana, without regard to the principles of conflict of laws.

                13.4 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                13.5 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, personal representatives, and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties, except for any assignments or transfers by Century of its rights under Article 10 made in connection with a disposition of any of the properties acquired by it hereunder (which may be made freely without any such consents). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and their respective successors, heirs, executors, administrators, personal representatives, and permitted assigns, any right, remedy or claim under or by reason of this Agreement, except for the rights provided to the Century Indemnitees and Stockholder Indemnitees pursuant to Article 10 and the Escrow Agreement.

                13.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each party shall have executed a counterpart.

                13.7 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                13.8 Entire Agreement. The Schedules and Exhibits referred to in this Agreement shall be construed with, and are an integral part of, this Agreement to the same extent as if the same had been set forth verbatim herein. This Agreement (including the Schedules and Exhibits hereto) contains the entire understanding of the parties hereto with regard to the subject matter contained herein.

                13.8 Remedies. Subject to the limitations on remedies contained in Section 10.4(d) and the rights of Century and Corporation under Article 9, each party acknowledges that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement, and accordingly, each party agrees that any other party or parties, as the case may be, shall be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

                13.9 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Notwithstanding the foregoing, upon consummating the Merger each party shall be deemed to have acknowledged that all conditions to its obligation to consummate the Merger have been fulfilled or duly waived, and, in the absence of common law fraud, to have waived any right to subsequently assert that any such conditions were not fulfilled or duly waived. Except as otherwise provided in the foregoing sentence or in Section 6.7, any waiver must be in writing.

                13.10 Amendment. This Agreement may be amended by action taken by Century, Sub, Corporation and the Principal Stockholders at any time before or after approval of the Merger by the Stockholders of Corporation but, after any such approval, no amendment shall be made which decreases the Aggregate Merger Consideration or changes the form thereof or which adversely affects the rights of Stockholders hereunder without the further approval of such Stockholders. This Agreement may not be amended except by an instrument in writing duly signed by or on behalf of all the parties hereto.

                13.11 Litigation. If any action at law or in equity, including an action for declaratory relief, is brought in connection with this Agreement or a breach hereof, the prevailing party shall be entitled to the full amount of all reasonable expenses, including all court costs and actual attorneys' fees paid or incurred in good faith, incurred in connection with such action.

                13.12 References. All references in this Agreement to Articles, Sections, and other subsections or subdivisions refer to the Articles, Sections, and other subsections or subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule or Exhibit refers to the information specifically set forth therein, and all Schedules shall clearly indicate which subsection, paragraph or item with respect to which the information set forth thereon is provided. All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person to whom reference is made may require.

                              * * * * * * * * * *

                [All Signatures, Exhibits and Schedules to this
              Agreement and Plan of Merger have been Intentionally
                   Omitted from this Information Statement.]



                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

                This First Amendment ("First Amendment") to the Agreement and Plan of Merger dated April 18, 1995, ("Agreement"), dated as of this 14th day of June 1995 is by and among Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), Mississippi 6 Acquisition Corporation, a Mississippi corporation and a wholly owned subsidiary of Century ("Sub"), Mississippi-6 Cellular Corporation, a Mississippi corporation ("Corporation"), and the undersigned Principal Stockholders of the Corporation.

                              W I T N E S S E T H:

                WHEREAS, the above referenced parties executed the Agreement on April 18, 1995; and

                WHEREAS, the parties have decided that Section 10.2(e) and Article 12 thereof should be amended and restated by this First Amendment and that the terms of the Escrow Agreement contemplated by the Agreement should be agreed to.

                NOW, THEREFORE, in consideration of the premises and the mutual representations and warranties, covenants and
          agreements  contained  in  the  Agreement   and   herein,  and
          intending to be legally bound hereby, Century, Sub, Corporation and the Principal Stockholders hereby agree as follows:

                1. The parties agree to delete Section 10.2(e) of the Agreement and insert the following in lieu thereof:

                      (e) In the event of a draw down from the Escrow, the number of shares to be withdrawn (rounded to the nearest whole number) shall be determined by dividing the dollar amount of the draw down by the arithmetical average of the per share closing prices of the Century Common Stock as reported in the NYSE Composite Transactions section of The Wall Street Journal for each of the 20 trading days immediately preceding the trading date on which the parties execute and deliver a written disbursement request to the Escrow Agent relating to such share withdrawal.

                2. The parties agree to delete Article 12 of the Agreement and insert the following in lieu thereof:

                                  ARTICLE 12.
                        COVENANTS WITH RESPECT TO TAXES

                      12.1 Income Tax Returns. The parties acknowledge that the federal, state and local income Tax Returns for Corporation for the year ending December 31, 1994 have been filed and, prior to the Closing Date, such returns will not be filed for the period from January 1, 1995 to the Closing Date (the "Stub Period"). With respect thereto, the parties agree that Century will prepare and timely file (a) a U. S. Federal income tax return for the Stub Period by September 15, 1996, if not sooner filed, and (b) all separate state and local income tax returns, including all schedules, for similar periods. Century shall cause Corporation and Corporation shall prepare and deliver to the stockholders their K-1s for the Stub Period no later than March 15, 1996. Copies of all such federal and state returns shall be provided by Century to the Stockholders' Representative.

                      12.2 Tax Accrual. Corporation shall continue to accrue liabilities for Taxes in the future, other than income taxes, at rates which are representative of the federal, state and local Tax liabilities for the periods involved. Payment of all Taxes, other than income taxes, shall be made by the Corporation directly to the financing authority.

                      12.3 Tax Audits and Amended Returns for Periods Prior to Closing Date .

                            (a)   Any income  Tax or other Tax audits of
                Corporation in process or arising prior to the Closing Date shall be managed by the Stockholders' Representative.

                            (b)   Any  income Tax or other Tax audits of
                Corporation arising after the Closing Date for federal, state or local income or other Taxes shall be managed by the Stockholders' Representative for all periods ending on or before the end of the Stub Period. All other audits shall be managed by Century.

                            (c)   Century    will   give   Stockholders'
                Representative prompt notice of any Tax audits referred to in paragraph (b) with respect to the Stub Period and all prior years. Stockholders' Representative will keep Century appraised of any proposed adjustments to Tax liabilities previously reported.

                            (d)   The  Stockholders  and  Century  agree
                that the Stockholders shall pay all legal and other costs for audits or examinations with respect to the Stub Period and all prior years, and Century shall pay all legal and other costs for audits or examinations for periods after the end of the Stub Period.

                3. The parties agree to execute and deliver at the Closing (as defined in the Agreement) an escrow agreement substantially similar to the attached escrow agreement, which shall constitute the Escrow Agreement defined in Section 1.1 of the Agreement and referred to in Section 10.2 of the Agreement.

                              * * * * * * * * * *











                    [All Signatures and the Attachment to this
                     First Amendment have been Intentionally
                    Omitted from this Information Statement.]

                                   APPENDIX B
            LIST OF MISSISSIPPI-6 SHAREHOLDERS AS OF THE RECORD DATE


                This   appendix    sets     forth     the     pro   rata
          ownership interest of each Mississippi-6 shareholder as of the Record Date. Assuming that none of these Shareholders transfers their shares (or their right to receive the Merger Consideration) or perfect dissenters' rights in connection with the Merger, the ownership interests listed below will constitute each such shareholder's Pro Rata Share, as defined in the attached Information Statement and Prospectus.


                                        Shares of Stock
                 Shareholder            Held of Record             Ownership Percentage
            _______________________     _______________            ____________________

            Charles P. Adams and            14.63                         1.46%
            Rebecca H. Adams

            Bruce G. Allbright, III         58.53                          5.85


            David A. Bailey                280.00                         28.00


            Dwight S. Bailey                47.07                          4.71


            Jo Ann Bailey                   47.07                          4.71


            Lori A. Bailey                  47.07                          4.71


            Scott P. Bailey                 47.07                          4.71


            Hill Blalock                     8.75                          0.87


            Mary Yerger Dunbar               8.75                          0.87


            E. B. Martin, Jr.                5.00                          0.50


            Robert G. Mounger               45.65                          4.56


            William M. Mounger, II         104.83                         10.48


            James A. Murrell, III            5.00                          0.50


            Willis B. Owings and             8.75                          0.87
            Joanne K. Owings

            J. T. Thomas, III                2.93                          0.29


            James T. Thomas, IV             57.33                          5.73


            Sanford C. Thomas               24.75                          2.47


            William P. Thomas               24.75                          2.47


            Lonnie Whitaker                  8.75                          0.87


            William M. Yandell, III         27.97                          2.80


            Frank M. Yerger                  8.75                          0.87


            Wirt A. Yerger, III            116.60                         11.66
                                         ________                        ______

                TOTAL                    1,000.00                          100%
                                         ========                        ======

                                   APPENDIX C
                            FORM OF ESCROW AGREEMENT


                THIS  ESCROW  AGREEMENT  ("Escrow Agreement") is entered
          into on _______________, 1995 by Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), Mississippi-6 Cellular Corporation, a Mississippi corporation ("Corporation"), the undersigned Principal Stockholders of the Corporation, David A. Bailey, as Stockholders' Representative and as agent and attorney-in-fact on behalf of the Corporation Shareholders, each of whom are made parties hereto as though each were a signatory hereof, and Regions Bank of Louisiana, Monroe, Louisiana ("Escrow Agent").

                WHEREAS, pursuant to an Agreement and Plan of Merger dated April 18, 1995, as amended (the "Agreement"), among Century, one of Century's subsidiaries, Corporation and the Principal Stockholders, Century and its subsidiary agreed to acquire, as of the date hereof, control of all of the outstanding shares of Corporation Stock in exchange for Century Common Stock,

                WHEREAS, pursuant to Section 10.2 of the Agreement, the parties hereto desire to issue the Holdback Amount of Century Common Stock, as adjusted in accordance with the Agreement or for any Diluting Event, for the purpose of providing for payment to Century and its affiliates of Indemnity Claims, if any;

                WHEREAS, the Corporation Shareholders have appointed the Stockholders' Representative as their agent, among other things, to execute this Escrow Agreement; and

                WHEREAS, the parties hereto have agreed upon and wish to set forth herein the terms and conditions governing the escrow:

                NOW, THEREFORE, it is agreed as follows:

                1. Definitions.Unless the context otherwise requires, capitalized terms used herein have the meanings set forth in the Agreement.

                2. Escrow Agent. Century and Stockholders' Representative hereby designate and appoint Regions Bank of Louisiana, Monroe, Louisiana, as Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and Escrow Agent hereby accepts such appointment, upon the terms, conditions and provisions provided in this Escrow Agreement.

                3. Escrow Shares. Contemporaneously with the execution and delivery hereof, Century's subsidiary shall deposit in escrow with the Escrow Agent and register in the Escrow Agent's Nominee's name the Holdback Amount ("Escrow Shares") to be adjusted for Post-Closing Price Adjustments as provided for in Section 2.8 of the Agreement and Diluting Events defined in Article 1 of the Agreement which occur after the date hereof. Any additional shares of Century Common Stock delivered to the Escrow Agent after the date hereof under Section 2.8(e) of the Agreement shall be deemed to be Escrow Shares and shall be held and disbursed in the same manner as all other such shares hereunder. If the Escrow Shares are converted into money or other property ("Escrow Fund") in a merger or similar transaction or otherwise ("Conversion Transaction"), the Escrow Agent shall hold such Escrow Fund subject to the terms hereof. The Escrow Shares and the Escrow Fund shall collectively be referred to as the "Escrow Amount".

                4. Voting of Century Common Stock. The Stockholders' Representative, after consultation with the Corporation Shareholders, shall instruct Escrow Agent on how to vote the Escrow Shares. Escrow Agent shall solicit instructions from the Stockholders' Representative at appropriate times. If Escrow Agent does not receive instructions from the Stockholders' Representative with respect to the voting of any Escrow Shares within five days after its request, it shall not vote them.

                5.    Dividends; Interest.   Cash  dividends  on Century
          Common Stock received by the Escrow Agent shall be paid to the Stockholders' Representative for distribution by him to the Corporation Shareholders when received. At the end of each calendar quarter and upon final termination of this Escrow Agreement, other dividends and interest, if any, received by the Escrow Agent shall be paid to the Stockholders' Representative for distribution by him to the Corporation Shareholders.

                6. Investment of Escrow Fund. Except in connection with Conversion Transactions (including tender or exchange offers) or as otherwise expressly provided for herein, the Escrow Agent shall have no power to dispose of the Escrow Shares. Any other cash or property held in the Escrow Fund shall be invested from time to time by the Escrow Agent pursuant to the written instructions it may receive from Stockholders' Representative and only in Permitted Investments. The term "Permitted Investments" means the following investments so long as they have maturities of ninety (90) days or less: (A) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (B) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors; (C) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Service, Inc. or A-1 or higher or any equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; (D) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States or any state, having a minimum equity of $100,000,000; and money market mutual funds rated AAA by the Standard and Poor's Rating Group. If Escrow Agent does not receive instructions from Stockholders' Representative as to some or all of the Escrow Fund, it shall invest such Escrow Fund with respect to which it received no instructions in short term direct obligations of the United States.

                7. Disbursements. The Escrow Shares or some portion thereof shall, subject to the terms and conditions of this Escrow Agreement, be paid over to Century or its affiliates as provided in Sections 9 hereof with respect to an Indemnity Claim pursuant to Article 10 of the Agreement.

                8. Proceeds of Investments. The Escrow Agent may liquidate any investments in the Escrow Fund at such time as it shall deem necessary to make payments in accordance with the provisions hereof.

                9.    Notice of Claims and Dispute Notices.

                (a) The Escrow Agent shall deliver to Century the amount specified in any disbursement request jointly executed by Century and the Stockholders' Representative.

                (b) Otherwise, if Century believes it is entitled to payment with respect to an Indemnity Claim, it may deliver to Escrow Agent a notice ("Notice of Claim") setting forth in reasonable detail the nature of the Indemnity Claim and the amount at that time to which Century believes it is or, with reasonable certainty, will be entitled to be paid under the Agreement together with proof that it has mailed a copy of the Notice of Claim to the Stockholders' Representative no later than the date such Notice of Claim was mailed to Escrow Agent. The copy of the Notice of Claim to the Stockholders' Representative must be by registered mail or certified mail return receipt requested postage prepaid. Century agrees that it shall not assert Indemnity Claims which would reduce the Escrow Amount distributable in accordance with Section 10 hereof in excess of the amount of indemnifiable Losses reasonably expected to result from such Indemnity Claim.

                (c) If Escrow Agent has not received a notice from the Stockholders' Representative ("Dispute Notice") stating that he disputes the validity of the claim set forth in Century's Notice of Claim or the amount thereof ("Disputed Amount"), within 31 days after receipt by Escrow Agent of the Notice of Claim, Escrow Agent shall return to Century the amount stated in Century's Notice of Claim, and Corporation Stockholders shall be forever barred and precluded from contesting in any manner or forum whatsoever the return of the Escrow Amount to Century pursuant to the Notice of Claim.

                (d) If Escrow Agent has previously received a Dispute Notice with respect to a Disputed Amount, then upon receipt by the Escrow Agent of a notice (a "Resolution Notice") from Century and the Stockholders' Representative with respect to such Disputed Amount specifying the amount of such Disputed Amount to which Century is entitled, accompanied by (A) a written agreement between Century and the Stockholders' Representative with respect to such Disputed Amount or
                (B) a certified copy of a final order of a court of competent jurisdiction, the Escrow Agent shall return to Century such amount, if any. Two years after the date hereof, Escrow Agent shall distribute to Stockholders' Representative the balance of the Escrow Amount, unless an unresolved Notice of Claim exists, in which case the balance of the Escrow Amount less the Disputed Amount shall be distributed.

                (e) In case any amount is due Century hereunder, such amount shall be delivered to Century in shares of Century Common Stock valued in the manner provided for in Section 10.2(e) of the Agreement. If none or an insufficient number of Century Common Stock are available such amount shall be delivered to Century in cash until the Escrow Amount has been reduced to zero.

                (f) For purposes hereof, the term "Indemnity Claim" shall include claims payable by the Shareholders to Century under Sections 2.8(e) and Article 12 of the Agreement.

                10. Termination. This Escrow Agreement shall terminate in three stages. On the first anniversary date hereof, Escrow Agent shall distribute to the Stockholders' Representative one-half of the Escrow Amount reduced by (i) the amount of any Indemnity Claims paid prior thereto and (ii) the amount of any Disputed Amount, if any. Eighteen months after the date hereof, Escrow Agent shall distribute to Stockholders' Representative one-half of the balance of the Escrow Amount, less any Disputed Amount. The remainder of the Escrow Amount will be distributed to the Stockholders' Representative on the second anniversary of the date hereof unless a Disputed Amount exists, in which case this Escrow Agreement shall terminate upon resolution of such dispute in accordance with Section 9. After payment, if any, to Century upon resolution of the dispute, Escrow Agent shall distribute to Stockholders' Representative the balance of the Escrow Amount. Notwithstanding the above, this Escrow Agreement shall also terminate when the Escrow Amount has been reduced to zero. The Escrow Agent may request certification as to the existence of a Disputed Amount prior to releasing any Escrow Amount to the Stockholders' Representative.

                11.   Fees.    Century   and   Corporation  Stockholders
          through their Stockholders' Representative shall pay the Escrow Agent $3,000 for its services hereunder and shall reimburse the Escrow Agent for all expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder (including, without limitation, the reasonable fees, expenses and disbursements of its counsel) and indemnify and hold the Escrow Agent harmless from and against any and all taxes, expenses (including reasonable counsel fees), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against if for any thing done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct. Each shall bear 1/2 of such fees and costs. The basic fee of $3,000 for two years' service shall be paid prior to the Closing by Century and Corporation and Corporation's $1,500 payment shall be a liability taken into account in computing Net Indebtedness. The Escrow Agent shall collect all other reimbursable expenses from Century and the Stockholders' Representative. If the Stockholders' Representative has not reimbursed the Escrow Agent for its 1/2 of the reimbursable expenses within 30 days of written notice to the Stockholders' Representative, the Escrow Agent may liquidate or sell a sufficient portion of the assets in the Escrow Account to reimburse such expenses. The agreement contained in this Section 11 shall survive any termination of the duties of the Escrow Agent hereunder.

                12. Responsibilities of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

                (a) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatever for the sufficiency of any amount deposited with it.

                (b) The Escrow Agent shall provide Century and Stockholders' Representative with quarterly reports of the status of the Escrow Amount, and shall permit Century and Stockholders' Representative to inspect and obtain copies of the records of the Escrow Agent regarding the Escrow Amount.

                (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information contained therein which the Escrow Agent believes in good faith to be genuine and validly executed.

                (d) The Escrow Agent shall have no responsibility as to the validity, collectibility or value of the Escrow Amount, or for investment losses related thereto, provided the Escrow Amount have been invested in accordance with Section 6 hereof.

                (e) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Amount, which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction.

                (f) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except such acts that are a result of the Escrow Agent's negligence or misconduct.

                (g) The Escrow Agent may consult with, and obtain advise from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                (h) In the event of a dispute between the parties as to the proper disposition of the Escrow Amount which continues for ninety (90) days or more, the Escrow Agent shall be entitled to submit the dispute to a court of competent jurisdiction and shall thereupon be relieved of any obligations or liability.

                (i) Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it, and, if its duties herein are modified, unless it shall have given its prior written consent thereto.

                (j) The Escrow Agent will have no right or obligation to disburse from the Escrow Amount to any Person other than Century or the Stockholders' Representative, and Century will take all such action as may be necessary to permit it to act as agent and attorney-in-fact for any other Century Indemnitee which has a claim under Article 10 of the Agreement.

                13. Resignation of Escrow Agent. The Escrow Agent may resign as escrow agent by notice to the other parties hereto (the "Resignation Notice"). If, prior to the expiration of sixty (60) business days after the delivery of the Resignation Notice, the Escrow Agent shall not have received written instructions from Century and Stockholders' Representative designating a banking corporation or trust company organized either under the laws of the United States or of any state as successor escrow agent and consented to in writing by such successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if the Escrow Agent shall have received such written instructions, it shall promptly transfer the Escrow Amount to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Amount thereto, the duties of the Escrow Agent hereunder shall terminate, and if termination occurs prior to the end of the two year period, it shall reimburse Century and Stockholders' Representative for their shares of the unearned fee.

                14. Amendment and Termination. This Escrow Agreement may be amended or cancelled by and upon written notice to the Escrow Agent at any time given jointly by Century and Stockholders' Representative, but the duties or responsibilities of the Escrow Agent may not be modified without its consent.
                15. Notices. All notices, requests, demands and other communications hereunder shall be given (and shall be deemed to have been duly given) if given by hand delivery to, or by certified or registered mail (postage prepaid), by telegram (confirmed by certified or registered mail, postage prepaid) or by telecopy (confirmed by confirmation sheet) addressed to:

                      (a)   If to Century:

                            Century Telephone Enterprises, Inc.
                            100 Century Park Drive
                            Monroe, Louisiana  71211-4065
                            Attention:  David D. Cole
                            Telecopy:  (318) 388-9562

                            with copies to:

                            Harvey P. Perry, Esq., Senior Vice President,
                              Secretary and General Counsel
                            Century Telephone Enterprises, Inc.
                            100 Century Park Drive
                            Monroe, Louisiana  71211-4065
                            Telecopy:  (318) 388-9562

                            with copies to:

                            William R. Boles, Jr., Esq.
                            Boles, Boles & Ryan
                            1805 Tower Drive
                            Monroe, Louisiana  71201
                            Telecopy:  (318) 329-9150

                      (b)   If to Corporation Shareholders:

                            David A. Bailey, Stockholders' Representative 807 Church Street
                            Port Gibson, MS  39150
                            Telecopy:  (601) 437-6860

                            with copies to:

                            James T. Thomas, Esq.
                            Brunini, Grantham, Grower & Hewes
                            248 East Capitol Street, Suite 1400
                            Jackson, MS  39201
                            Telecopy:  (601) 960-6902

          or to such other person or address as such party shall furnish to the other parties to this Escrow Agreement.

                16. Parties in Interest. This Escrow Agreement shall be binding upon and inure to the benefit of Century, Stockholders' Representative and Corporation Shareholders and shall not create any rights in any third party.

                17. Execution by Escrow Agent. The execution of this Escrow Agreement by the Escrow Agent shall evidence its acceptance and agreement to the terms hereof.

                18. Obligations of Stockholders' Representative. The Stockholders' Representative agrees to disburse any amounts received by him from the Escrow Agent hereunder to the Corporation Shareholders in accordance with their pro rata ownership interest in Corporation immediately prior to the Effective Time. The Stockholders' Representative will instruct Century's transfer agent to allocate any released Escrow Shares among the Shareholders in a manner such that each Shareholder receives a number of shares as nearly equal as possible to his pro rata interest and such that no fractional shares are issued.

                19. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the law of Louisiana applicable to contracts to be performed entirely in Louisiana.

                20. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


                              * * * * * * * * *





                          [All Signature Blocks to this
                     Escrow Agreement have been Intentionally
                     Omitted from this Information Statement.]

                                   APPENDIX D
             ARTICLE 13 OF THE MISSISSIPPI BUSINESS CORPORATION ACT
                               DISSENTERS RIGHTS

          Section 79-4-13.01.  Definitions.

                In this article:

                      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                      (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

                      (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                      (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

          Section 79-4-13.02.  Right to Dissent.

          *     (a)   A  shareholder  is  entitled to dissent from,  and
          obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                      (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

                      (2) Consummation of plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash
                            pursuant   to   a  plan  by  which  all   or
                            substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                      (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                            (i)   Alters  or  abolishes  a  preferential
                                  right of the shares;

                            (ii)  Creates, alters or abolishes  a  right
                                  in respect of redemption, including  a
                                  provision  respecting  a  sinking fund
                                  for  the redemption or repurchase,  of
                                  the shares;

                            (iii) Alters or abolishes a preemptive right
                                  of the holder of the shares to acquire
                                  shares or other securities;

                            (iv)  Excludes  or  limits  the right of the
                                  shares  to vote on any matter,  or  to
                                  cumulate    votes,    other   than   a
                                  limitation    by   dilution    through
                                  issuance of shares or other securities
                                  with similar voting rights; or

                            (v)   Reduces the number  of shares owned by
                                  the  shareholder to a  fraction  of  a
                                  share   if  the  fractional  share  so
                                  created is  to  be  acquired  for cash
                                  under Section 79-4-6.04; or

                      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

                (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

          Section  79-4-13.03.    Dissent  by  Nominees  and  Beneficial
          Owners.

                (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                      (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                      (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

          Section 79-4-13.20.  Notice of Dissenters' Rights.

                (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

          Section 79-4-13.21.  Notice of Intent to Demand Payment.

                (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

                (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

          Section 79-4-13-22.  Dissenters' Notice.

                (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

                (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

                      (1)   State where the payment demand must  be sent
                            and   where   and   when   certificates  for
                            certificated shares must be deposited;

                      (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                      (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

                      (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

                      (5)   Be accompanied by a copy of this article.

          Section 79-4-13.23.  Duty to Demand Payment.

                (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to
          Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

                (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

          Section 79-4-13.24.  Share restrictions.

                (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13-26.

                (b) The person for who dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

          Section 79-4-13.25.  Payment.

                (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

                (b)   The payment must be accompanied by:

                      (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                      (2) A statement of the corporation's estimate of the fair value of the shares;

                      (3) An explanation of how the interest was calculated;

                      (4) A statement of the dissenters' right to demand payment under Section 79-4-13.28; and

                      (5)   A copy of this article.

          Section 79-4-13.26.  Failure to Take Action.

                (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under
          Section 79-4-13.22 and repeat the payment demand procedure.

          Section 79-4-13.27.  After-Acquired Shares.

                (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

                (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

          Section 79-4-13.28. Procedure if Shareholder Dissatisfied With Payment or Offer.

                (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

                      (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under
                            Section  79-4-13.27  is less than  the  fair
                            value of his shares or that the interest due is incorrectly calculated;

                      (2)   The corporation fails  to make payment under
                            Section 79-4-13.25 within  sixty  (60)  days
                            after the date set for demanding payment; or
                      (3) The corporation, having failed to take the proposed action, does not return the
                            deposited   certificates   or   release  the
                            transfer     restrictions     imposed     on
                            uncertificated shares within sixty (60) days after the date set for demanding payment.

                (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

          Section 79-4-13.30.  Court Action.

                (a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                (d)   The  jurisdiction  of  the  court  in   which  the
          proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

          Section 79-4-13.31.  Court Costs and Counsel Fees.

                (a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

                (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
                      (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

                      (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

                (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 20.  Indemnification of Directors and Officers.

                Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason-able cause to believe his conduct was unlawful.

                The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

                Article II, Section 10 of Century's bylaws (the "Indem-nification Bylaw") provides for mandatory indemnification for current and former directors and officers of Century to the full extent permitted by Louisiana law.

                Century's Articles  of  Incorporation  authorize  it  to
          enter into contracts with directors and officers providing for indemnification to the full extent permitted by law. Century has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification Bylaw ("Indemnification Contracts"). The right to indemnification provided by each Indemnification Contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

                Century maintains an insurance policy covering the liability of its directors and officers for actions taken in their corporate capacities. The Indemnification Contracts provide that, to the extent insurance is reasonably available, Century will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if Century does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for thereunder.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Century pursuant to the foregoing provisions, or otherwise, Century has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          Item 21.  Exhibits and Financial Statement Schedules.
          (a)   Exhibits

                The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

          (b)   Financial Statement Schedules

                Schedule I to Century's financial statements, which is included in Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, is incorporated herein by reference.

          Item 22.  Undertakings.

                (a)   The undersigned registrant hereby undertakes:

                      (1)   To file, during any period in  which  offers
                      or   sales   are   being  made,  a  post-effective
                      amendment to this registration statement:

                            (i)   To include  any prospectus required by
                            Section 10(a)(3) of  the  Securities  Act of
                            1933;

                            (ii)  To reflect in the prospectus any facts
                            or  events  arising after the effective date
                            of the registration  statement  (or the most
                            recent   post-effective  amendment  thereof)
                            which, individually  or  in  the  aggregate,
                            represent   a   fundamental  change  in  the
                            information set forth  in  the  registration
                            statement;  notwithstanding  the  foregoing,
                            any  increase  or  decrease  in  volume   of
                            securities  offered  (if  the  total  dollar
                            value of securities offered would not exceed
                            that which was registered) and any deviation
                            from  the  low  or high end of the estimated
                            maximum offering  range  may be reflected in
                            the  form  of  prospectus  filed   with  the
                            Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided,   however,  that  paragraphs   (a)(1)(i)   and
                (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party that is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                (d) The registrant undertakes that any prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(iii) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

                (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on July 10, 1995.


                                     CENTURY TELEPHONE ENTERPRISES, INC.



                                     By:   /s/ Harvey P. Perry
                                              Harvey P. Perry
                                         Senior Vice President,
                                        Secretary, General Counsel
                                              and Director

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature             Title                    Date


                     *             Chairman of the Board      July 10, 1995
             Clarke M. Williams         of Directors


                     *                President, Chief        July 10, 1995
             Glen F. Post, III     Executive Officer and
                                    Vice Chairman of the
                                     Board of Directors

                     *              Senior Vice President     July 10, 1995
             R. Stewart Ewing, Jr.   and Chief Financial
                                          Officer
                                     (Principal Financial
                                           Officer)

                     *                   Controller           July 10, 1995
              Murray H. Greer      (Principal Accounting
                                          Officer)


                     *         President-Telecommunications
               W. Bruce Hanks     Services and Director       July 10, 1995


                                 Senior Vice President,
          /s/ Harvey P. Perry  Secretary, General Counsel
              Harvey P. Perry        and Director             July 10, 1995



                     *                    Director            July 10, 1995
            William R. Boles, Jr.


                     *                    Director            July 10, 1995
              Virginia Boulet


                     *                    Director            July 10, 1995
             Ernest Butler, Jr.


                     *                    Director            July 10, 1995
              Calvin Czeschin


                     *                    Director            July 10, 1995
              James B. Gardner


                     *                    Director            July 10, 1995
            R. L. Hargrove, Jr.


                     *                    Director            July 10, 1995
               Johnny Hebert


                     *                    Director            July 10, 1995
               F. Earl Hogan


                     *                    Director            July 10, 1995
               C. G. Melville


                     *            Vice President-Telephone    July 10, 1995
               Jim D. Reppond        Group and Director




          * By:  /s/ Harvey P. Perry
                   Harvey P. Perry
                   Attorney-in-fact



                               INDEX TO EXHIBITS

          Exhibit No.               Exhibit

              2      Agreement  and Plan of Merger dated as of April
                     18, 1995, as amended, by  and  among   Century,
                     Mississippi  6  Acquisition  Corporation,
                     Mississippi-6   Cellular  Corporation
                     ("Mississippi-6")   and   the
                     Principal Shareholders  of  Mississippi-6
                     (included in Appendix A to
                     the Information Statement and Prospectus forming a part of this
                     Registration Statement).

                     Each of the exhibits and schedules to this agreement have been omitted pursuant to Regulation S-K, Item 601. Century hereby agrees to furnish copies of these exhibits and schedules to the Commission upon request.

              4.1 Amended and Restated Articles of Incorporation of Century dated May 23, 1995 (incorporated by reference to Exhibit 4.1 of Century's
                     Registration Statement on Form S-8, Registration No. 33-60061).

              4.2 Bylaws of Century as amended through May 23, 1995 (incorporated by reference to Exhibit 4.2 of Century's Registration Statement on Form
                     S-8, Registration No. 33-60061).

              4.3 Amended and Restated Rights Agreement dated as of November 17, 1986 between Century and MTrust Corp, National Association, as Rights Agent (incorporated by reference to Exhibit 4.1 to Century's Current Report on Form 8-K dated
                     December 20, 1988), the Amendment thereto dated March 26, 1990 (incorporated by reference to Exhibit 4.1 to Century's Quarterly Report on Form 10-Q for the quarter ended March
                     31, 1990) and the Second Amendment thereto dated February 23, 1993 (incorporated by reference to Exhibit 4.12 to Century's Annual Report on Form 10-K for the year ended December 31, 1992).

                     Certain instruments with respect to Century's long-term debt have been omitted pursuant to Regulation S-K, Item 601. Century hereby agrees to furnish copies of such instruments to the Commission upon request.

              5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

              23.1   Consent of KPMG Peat Marwick LLP.*

              23.2   Consent of Breazeale, Saunders & O'Neil, Ltd.*

              23.3 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

              24 Power of Attorney (included in the original signature pages of this Registration Statement).

              99     Form of Letter of Authorization.









          * Filed by this Amendment No. 2 All other exhibits have been previously filed.